UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Prudential Financial, Inc.

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ENCOURAGING SHAREHOLDER VOTING

Last year, to encourage shareholders to vote, Prudential offered registered shareholders an incentive which included having a tree planted in their honor.

In response to this program, more than 112,000 trees were planted by American Forests and 68,000 shareholders voted, who did not vote the year before.

This is your Company, we ask you to take this time to vote and give us your important feedback.

2	Notice of Annual Meeting of Shareholders and 2011 Proxy Statement

Prudential Financial, Inc.

751 Broad Street, Newark NJ 07102

March 22, 2011

LETTER FROM THE BOARD OF DIRECTORS TO OUR SHAREHOLDERS

We welcome this opportunity to communicate with you, our shareholders, and share our approach to governance in 2010. Our primary focus in these times of continuing economic uncertainty has been to see Prudential strategically positioned for strong long-term performance. Appropriate risk management, dedication to talent management, oversight of executive compensation, and a commitment to the interests of our shareholders are key components of our governance strategy.

Prudential’s solid performance in 2010 validates the effectiveness of this strategy. The efforts of our executives and employees, with guidance and oversight from the Board, have strengthened the solid foundation from which Prudential can produce current and future shareholder value.

We regard you as key participants in the governance of our Company. We are committed to shareholder communication and engagement and have made great strides toward that goal. Our 2010 voting incentive program – which we tied to the Company’s commitment to environmental stewardship – was a huge success. This program generated a 23 percent increase in registered shares voted and resulted in approximately 68,000 shareholders voting who did not vote the prior year. We are continuing the campaign this year and seek even more engagement with our registered shareholders. We value your views about how Prudential is governed and managed, and we encourage all shareholders to submit your very important proxy vote.

Although we believe that the Company’s performance in 2010 reflects a strong governance environment, we continue to evaluate and review our policies and processes. The following highlights elements of our governance philosophy and activities, which are also described in the Proxy Statement.

—	Focus on Strategy and Maintaining Strong Performance: We provide business and strategic advice to management on Prudential’s long-term strategic direction, which requires a balance between risk and return in Prudential’s strategic plans and operations. Throughout 2010, the Company executed its strategies and bolstered its financial strength through the growth of our international businesses; a commitment to maintaining strong capital and liquidity positions; and dedication to operating high-quality, competitive businesses.

—	Oversight of Risk Management: Effective risk management is critical to Prudential’s continuing success. We devoted a significant amount of time and attention in 2010 to oversight of policies and practices that the Company uses to manage its operational and financial risks.

In 2009, we reviewed the risks arising from our compensation policies and practices. This review focused on, among other things, an analysis of how the primary features of our programs could encourage or mitigate risk-taking. In 2010, we reviewed an updated study on our compensation plans and received reports from Compliance and Enterprise Risk Management on control structures and the major risks of the enterprise and continued our committee level oversight of operational, investment and financial risks.

—	Talent Management and Succession Planning: Recruiting and retaining high caliber executives and employees are important to delivering high performance and shareholder value. We believe the talent and leadership of our people have enabled the Company to differentiate itself in these difficult times.

In 2010, we oversaw management development processes, including development opportunities for managers as part of succession planning for key senior officers. Recognizing that the talent of all Prudential employees is key to the Company’s success, the Board engaged in discussions with senior management about key talent indicators for the overall workforce including climate, diversity, recruiting, and development programs.

Notice of Annual Meeting of Shareholders and 2011 Proxy Statement	3

—	Executive Compensation and Shareholder “Say on Pay”: Our goal is to provide an attractive, flexible, and market-based executive compensation program grounded in our philosophy of “pay for measurable performance” and aligned with both the short- and long-term interests of our shareholders. Changes made to the compensation program allowed the Compensation Committee to consider strategic performance factors, such as performance relative to the financial targets related to our 2010 guidance, capital and liquidity management, risk management, and competitive performance.

Prudential was one of the first companies to voluntarily adopt a shareholder advisory vote on executive compensation. Shareholders who participated in the 2010 advisory vote expressed satisfaction with our approach on our executive compensation program. This year, we ask you to again submit your advisory vote, as well as provide feedback on how often such an advisory vote should be held. We recommend that this vote should occur annually. We hope you recognize the value of our approach to executive compensation and provide your endorsement when voting your proxy.

—	Setting the Cultural Tone: Prudential has a strong commitment to promoting a culture of ethics and integrity, and our values define the way we do business. The Board is committed to fostering a strong ethical tone at the Company and expecting employees to fulfill their responsibilities in a demanding compliance environment. We recently approved a major revision of Prudential’s Code of Conduct, which provides guidance in making the right choices and reflects Prudential’s high expectations of ethical behavior. Our talent management program includes a competency of “Demonstrating a Strong Moral Compass” as part of measuring employees’ performance at all levels of the company. Having ethics as a foundational expectation of our employees helps keep ethics a priority. We are committed to helping management emphasize these standards throughout the organization, and believe that the “right tone at the top” should be apparent in all of our actions.

—	Focus on Environmental and Social Responsibility: Prudential is proud of its long history of social responsibility and environmental awareness. We are pleased to report that the Company has reduced its carbon footprint in a variety of creative ways, such as installing solar panels in certain Prudential facilities. The Company’s continued efforts through Global Volunteer Day, Community Initiatives and the Prudential Foundation – with several of our Board members serving on the board of the Prudential Foundation – underscore our commitment to the communities in which we operate. In addition, we are particularly proud of our Company’s sponsorship of training programs and other initiatives to support our nation’s veterans.

—	Engagement, Communication & Transparency: The Board continues to challenge itself and Prudential’s management to communicate with stakeholders. In 2010, we solicited feedback from our shareholders on governance and executive compensation policies and practices and participated in discussions with key groups and individuals on similar issues.

Our efforts to solicit feedback during the 2010 proxy season resulted in the receipt of over 2,600 shareholder comments. As a shareholder, your perspective is of great value to us, and we will continue to seek ways to enhance the channels of communication going forward.

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We value your opinions, interests and concerns and invite you to write to us with your reactions and suggestions at the address below. You can also email the Independent Directors at IndependentDirectors@prudential.com or provide feedback on executive compensation at www.prudential.com/executivecomp. By continuing to have an open dialogue with you – our shareholders – we are better positioned to fulfill our obligations to you and to Prudential.

The Board of Directors of Prudential Financial, Inc.

Thomas J. Baltimore, Jr.	Gordon M. Bethune	Gaston Caperton

Gilbert F. Casellas	James G. Cullen	William H. Gray III

Mark B. Grier	Jon F. Hanson	Constance J. Horner

Martina Hund-Mejean	Karl J. Krapek	Christine A. Poon

John R. Strangfeld	James A. Unruh

Write to us at:

Prudential Financial, Inc. Board of Directors c/o Margaret M. Foran, Chief Governance Officer, Vice President and Corporate Secretary, 751 Broad Street, 21st Floor, Newark, NJ 07102

Notice of Annual Meeting of Shareholders and 2011 Proxy Statement	5

Prudential Financial, Inc.

751 Broad Street, Newark NJ 07102

March 22, 2011

Dear Fellow Shareholders:

We are pleased to invite you to the Annual Meeting of Shareholders on May 10, 2011, at our Corporate Headquarters, 751 Broad Street, Newark, New Jersey 07102 at 2:00 p.m. We hope that you will attend the meeting, but whether or not you are planning to attend, we encourage you to designate the proxies on the proxy card to vote your shares. As always, every shareholder’s vote is important to the Company. We continue to improve our outreach to shareholders to give you more information about the Company. Last year, we offered an incentive to registered shareholders, which we are doing again this year, to encourage shareholders to vote. I’m pleased to report that, as a result, voting increased last year and over 112,000 trees were planted.

Once again I thank you for your commitment to the Company and urge you to vote your shares.

Sincerely,

John R. Strangfeld

Chairman and Chief Executive Officer

6	Notice of Annual Meeting of Shareholders and 2011 Proxy Statement

Prudential Financial, Inc.

751 Broad Street, Newark NJ 07102

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

OF PRUDENTIAL FINANCIAL, INC.

Date:	May 10, 2011
Time:	2:00 p.m.
Place:	Prudential Corporate Headquarters
751 Broad Street, Newark, NJ 07102

Matters to be voted on:

1.	To elect the 13 directors named in the proxy statement;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2011;

3.	To approve, on a non-binding advisory basis, executive compensation;

4.	To vote, on a non-binding advisory basis, on the frequency of future executive compensation votes;

5.	To consider two shareholder proposals set forth in the proxy statement, if properly presented at the Annual Meeting; and

6.	To transact such other business as may properly be brought before the meeting.

Shareholders of record at the close of business on March 11, 2011, will be entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.

If you are attending the meeting, you will be asked to present your admission ticket and photo identification, such as a driver’s license as described in the proxy statement.

By Order of the Board of Directors,

Margaret M. Foran

Chief Governance Officer, Vice President and Corporate Secretary

March 22, 2011

Notice of Annual Meeting of Shareholders and 2011 Proxy Statement	7

SUMMARY INFORMATION

To assist you in reviewing the Company’s 2010 performance, we would like to call your attention to key elements of our proxy statement. The following description is only a summary. For more complete information about these topics, please review the Company’s Annual Report on Form 10-K and the complete proxy statement.

BUSINESS HIGHLIGHTS

Financial Performance. 2010 was a year of major progress and accomplishment for our Company on many fronts:

•

Our Financial Services Businesses reported net income of $2.7 billion, or $5.75 per share of Common Stock, compared to $3.4 billion, or $7.63 per share of Common Stock in 2009 which included a non-recurring after-tax gain of $1.4 billion or $2.95 per share of Common Stock from the sale of our interest in a retail securities brokerage joint venture;

•

On an after-tax adjusted operating income basis, we recorded $3.0 billion for our Financial Services Businesses and posted earnings per share of Common Stock of $6.27 compared to $2.4 billion or $5.51 per share of Common Stock in 2009;

•

Reported book value for the Financial Services Businesses, excluding accumulated other comprehensive income related to unrealized gains and losses on investments and pension/post-retirement benefits as of year end 2010, of $59.48 per share of Common Stock, compared to $54.18 per share of Common Stock a year earlier;

•	Increased assets under management to $784 billion as of year end 2010, a record level.

Dividend Increase. Given our strong financial performance, our Board restored our Common Stock dividend to 2007 levels; which we consider to be a significant milestone in repositioning the Company in a challenging economic environment.

Strategic Acquisition. In February 2011, we completed the acquisition of AIG Star Life Insurance Co., Ltd. and AIG Edison Life Insurance Company from the American International Group, Inc. for approximately $4.8 billion; an acquisition that we announced in 2010. This acquisition is the largest by far that we have undertaken as a public company. The addition of these operations will significantly increase Prudential’s presence in Japan, our largest and most successful market outside the United States, and one where we continue to see strong prospects for growth. With this acquisition and our continued attention to fundamentals, we believe that we have enhanced our longer-term strategic trajectory, while taking significant actions during the year to make our Company stronger.

8	Notice of Annual Meeting of Shareholders and 2011 Proxy Statement

SUMMARY INFORMATION (CONTINUED)

COMPENSATION HIGHLIGHTS

•	This strong performance is reflected in the compensation that our senior executives earned in 2010, as described in the Compensation Discussion and Analysis in this proxy statement.

•

The Board reported that they awarded John Strangfeld, your CEO, incentive compensation for 2010 which was commensurate with business results, including an annual incentive award of $6.1 million and a long-term incentive award value of $8 million. Consistent with our executive compensation philosophy, the significant majority of his total direct compensation of $15.1 million for 2010 was incentive-based and at risk, as illustrated by the following chart:

•	The compensation of our other senior executive officers further reflects both our strong 2010 performance and our compensation philosophy:

Named Executive Officer	2010 Base Salary	2010 Annual Incentive Award	2010 Long-Term Incentive Award Value	2010 Total Direct Compensation
Richard J. Carbone	$500,000	$2,550,000	$1,400,000	$4,450,000
Mark B. Grier	$850,000	$5,200,000	$6,200,000	$12,250,000
Edward P. Baird	$550,000	$2,600,000	$3,000,000	$6,150,000
Bernard B. Winograd	$600,000	$4,800,000	$3,500,000	$8,900,000

SHAREHOLDER ACTIONS

ELECTION OF DIRECTORS (Item 1)

You will find important information about the qualifications and experience of each of the director nominees that you are being asked to elect. The Corporate Governance and Business Ethics Committee performs an annual assessment to see that our directors have the skills and experience to effectively oversee the Company. All of our directors have proven leadership, sound judgment, integrity, and a commitment to the success of our Company.

ADVISORY VOTES ON EXECUTIVE COMPENSATION (Items 3 and 4)

For the second year, our shareholders have the opportunity to cast a non-binding, advisory vote on our executive compensation program, as set forth in Item 3. We were gratified that last year shareholders supported the design of our compensation program. In evaluating this so-called “say on pay” proposal, we recommend that you review our Compensation Discussion and Analysis, which explains how and why the Compensation Committee of our Board arrived at its executive compensation actions and decisions for 2010.

We are also asking our shareholders to cast a non-binding, advisory vote on the frequency of future “say on pay” votes – every one, two, or three years, as set forth in Item 4. We believe that an advisory vote every year will allow shareholders to give us their valuable input in the timeliest manner.

Further, in connection with the “say on pay” vote, please see the letter from our Board, which summarizes key corporate governance developments from the last year and describes how we strive to align our governance policies and practices with the interests of our shareholders. Additional information about our corporate governance policies is also contained in the proxy statement.

SHAREHOLDER PROPOSALS (Items 5 and 6)

Finally, you are also being asked to consider two shareholder proposals contained in the proxy statement. The first proposal is on supermajority voting and the second proposal is on lobbying contributions and expenditures.

Notice of Annual Meeting of Shareholders and 2011 Proxy Statement	9

PROXY STATEMENT

The Board of Directors of Prudential Financial, Inc. (Prudential Financial or the Company) is providing this proxy statement in connection with the Annual Meeting of Shareholders to be held on May 10, 2011, at 2:00 p.m., at Prudential Financial’s Corporate Headquarters, 751 Broad Street, Newark, New Jersey 07102, and at any adjournment or postponement thereof. Proxy materials or a Notice of Internet Availability were first sent to shareholders on or about March 22, 2011.

10	Notice of Annual Meeting of Shareholders and 2011 Proxy Statement

ITEM 1—ELECTION OF DIRECTORS

Our Board of Directors has nominated 13 directors for election at this Annual Meeting to hold office until the next annual meeting and the election of their successors. All of the nominees currently are directors. Each agreed to be named in this proxy statement and to serve if elected. All of the nominees are expected to attend the 2011 Annual Meeting. All directors attended the 2010 Annual Meeting.

Jon F. Hanson, a member of the Board and our Lead Director has attained the age of 74 and will not stand for election. As a result, the Board will be reduced to 13 subsequent to the Annual Meeting.

We have no reason to believe that any of the nominees will be unable or unwilling for good cause to serve if elected. However, if any nominee should become unable for any reason or unwilling for good cause to serve, proxies may be voted for another person nominated as a substitute by the Board, or the Board may reduce the number of Directors.

DIRECTOR CRITERIA,

QUALIFICATIONS AND EXPERIENCE

The Corporate Governance and Business Ethics Committee performs an assessment of the skills and the experience needed to properly oversee the interests of the Company. Generally, the Committee reviews both the short- and long-term strategies of the Company to determine what current and future skills and experience are required of the Board in exercising its oversight function. The Committee then compares those skills to the skills of the current directors and potential director candidates. The Committee conducts targeted efforts to identify and recruit individuals who have the qualifications identified through this process, keeping in mind its commitment to diversity. While the Company does not have a formal policy on Board diversity, diversity is an integral part of our Corporate Governance Principles, and the Committee actively considers diversity in recruitment and nominations of directors. The current composition of our Board reflects those efforts and the importance of diversity to the Board.

Prudential Financial is a financial services company that offers a variety of products and services, including life insurance, annuities, retirement-related services, mutual funds, investment management and real estate services. As such, the Committee looks for its current and potential directors collectively to have a mix of skills and qualifications, some of which are described in more detail below:

Directors Skills and Qualifications

academia/education	insurance industry
business ethics	international
business head/administration	investment
business operations	marketing/sales
corporate governance	real estate
finance/capital allocation	risk management
financial expert/literacy	talent management
financial services	technology/systems
government/public policy

The Committee seeks directors who have qualities to achieve the ultimate goal of a well-rounded, diverse Board that functions collegially as a unit, which is of critical importance to the Company.

Additionally, the Committee expects each of the Company’s directors to have proven leadership, sound judgment, integrity and a commitment to the success of the Company.

In evaluating director candidates and considering incumbent directors for renomination to the Board, the Committee considers a variety of factors. These include each nominee’s independence, financial literacy, personal and professional accomplishments, and experience in light of the needs of the Company. For incumbent directors, the factors include past performance on the Board and contributions to their respective committees. With respect to the Board’s slate of director nominees, the Board has also considered whether the slate, taken as a whole, has representatives with the above listed skills and qualifications.

Below each nominee’s biography, we have included an assessment of the skills and experience of such nominee. We have also included a chart immediately after the biographies that covers the assessment for the full Board.

Notice of Annual Meeting of Shareholders and 2011 Proxy Statement	11

ITEM 1—ELECTION OF DIRECTORS (CONTINUED)

DIRECTOR NOMINEES

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” ALL OF THE NOMINEES.

Thomas J. Baltimore, Jr. Age: 47 Director Since: October 2008	Prudential Committees: • Finance • Investment	Public Directorships: • Integra Life Sciences Corporation • Duke Realty Corporation

Mr. Baltimore has served as Co-Founder and President of RLJ Development, LLC (a privately-held real estate investment company) since 2000, with nearly $2 billion in equity under management. He served as Vice President, Gaming Acquisitions of Hilton Hotels Corporation (a global lodging company), from 1997 to 1998 and later as Vice President, Development and Finance, from 1999 to 2000. He also served in various management positions with Host Marriott Services, including Vice President, Business Development, from 1994 to 1996.

SKILLS AND QUALIFICATIONS

Business Operations – Over a decade as Co-Founder and President of RLJ Development, where Mr. Baltimore has been responsible for developing, implementing and assessing the company’s operating plan. Mr. Baltimore is also responsible for the day-to-day oversight of its $3 billion portfolio, which includes 140 hotels in major markets in North America.

Corporate Governance – Experience serving as a director of two public companies in addition to Prudential.

Investments – Through his company, RLJ Development, Mr. Baltimore has been responsible for overseeing the management of nearly $2 billion in equity; formerly served as Vice President – Development and Finance of Hilton Hotels.

Real Estate – Co-Founder and President of RLJ Development and currently a director of Duke Realty, one of the largest commercial real estate companies in the United States.

Gordon M. Bethune Age: 69 Director Since: February 2005	Prudential Committees: • Compensation • Corporate Governance and Business Ethics	Public Directorships: • Honeywell International Inc. • Sprint Nextel Corporation
Former Directorships Held During the Past Five Years: • Aloha Airgroup, Inc. (Chairman, March 2008) • Willis Group Holdings (February 2008)

Mr. Bethune has served as Managing Director of g-b1 Partners (a travel advisory firm) since January 2005. Mr. Bethune was Chairman and CEO of Continental Airlines, Inc. (an international commercial airline company) from 1996 until his retirement in December 2004. Mr. Bethune was the President and CEO of Continental Airlines from November 1994 to 1996 and served as President and Chief Operating Officer from February 1994 to November 1994. Prior to joining Continental, Mr. Bethune held senior management positions with The Boeing Company, Piedmont Airlines, Western Air Lines, Inc. and Braniff Airlines (various airline companies).

SKILLS AND QUALIFICATIONS

Business Head/Administration – A decade of service as CEO of Continental Airlines.

Business Operations – Served as CEO and Chief Operating Officer of Continental Airlines.

Corporate Governance – Experience serving as a director of several large public companies in addition to Prudential.

International – Experience in the travel industry, including with g-b1 Partners and several major airlines and as a director of two large public companies with international operations.

Marketing/Sales – As Chairman and CEO of Continental Airlines, transformed the company into an industry leader through innovative marketing initiatives.

Talent Management – Extensive experience in developing and implementing strategies and policies for the acquisition and development of employee talent.

12	Notice of Annual Meeting of Shareholders and 2011 Proxy Statement

ITEM 1—ELECTION OF DIRECTORS (CONTINUED)

Gaston Caperton Age: 71 Director Since: June 2004	Prudential Committees: •Finance •Investment Private Directorships: •Energy Corporation of America	Public Directorships: •Owens Corning •United Bankshares, Inc.

Mr. Caperton has served since 1999 as President of The College Board (a non-profit membership association of more than 5,900 schools, colleges and universities). Mr. Caperton served as the Governor of the State of West Virginia from 1988 to 1996. From 1963 to 1987, he was an entrepreneur and was CEO and owner of the tenth largest privately owned insurance brokerage firm in the United States. From 1997 to 1999, he was a fellow at the Harvard University’s John F. Kennedy Institute of Politics and taught and was an Executive Director of Columbia University’s Institute on Education & Government at Teachers College from 1997 to 1999. Mr. Caperton was the 1996 Chair of the Democratic Governors’ Association, and served on the National Governors’ Association executive committee and as a member of the Intergovernmental Policy Advisory Committee on U.S. Trade. He also was the Chairman of the Appalachian Regional Commission, Southern Regional Education Board and the Southern Growth Policy Board.

SKILLS AND QUALIFICATIONS

Academia/Education – Experience through his role as President of The College Board where he reshaped the mission to connect greater numbers of students to college success and opportunity while raising educational standards. Mr. Caperton taught as a fellow at the John F. Kennedy Institute of Politics at Harvard University and then at Columbia University, where he founded and managed the Institute on Education and Government.

Business Head/Administration – Serves as President of The College Board.

Corporate Governance – Experience serving as a director of several large public and private companies.

Government/Public Policy – Served two terms as Governor of West Virginia; former fellow at Harvard University’s John F. Kennedy Institute of Politics; former teacher and Executive Director of Columbia University’s Institute on Education & Government at Teachers College.

Insurance Industry – Insurance industry experience through service as CEO and owner of the tenth largest privately owned insurance brokerage firm in the United States.

International – Experience as a director on the boards of several international companies.

Marketing/Sales – Over two decades of experience as an entrepreneur, CEO and owner of a privately owned insurance brokerage firm, where he oversaw the company’s sales and marketing efforts.

Notice of Annual Meeting of Shareholders and 2011 Proxy Statement	13

ITEM 1—ELECTION OF DIRECTORS (CONTINUED)

Gilbert F. Casellas Age: 58 Director Since: January 2001 (Director of Prudential Insurance since April 1998)	Prudential Committees: •Audit	Private Directorships: •The Swarthmore Group

Mr. Casellas has been a consultant since 2010 and served as Vice President, Corporate Responsibility of Dell Inc. (a global computer manufacturer) from 2007 to 2010. He served as a Member of Mintz Levin Cohn Ferris Glovsky & Popeo, PC (a law firm) from June 2005 to October 2007. He served as President of Casellas & Associates, LLC (a consulting firm) from 2001 to 2005. During 2001, he served as President and CEO of Q-linx, Inc. (a software developer). He served as the President and Chief Operating Officer of The Swarthmore Group, Inc. (an SEC registered investment advisory firm) from January 1999 to December 2000. Mr. Casellas served as Chairman, U.S. Equal Employment Opportunity Commission from 1994 to 1998, and General Counsel, U.S. Department of the Air Force from 1993 to 1994.

SKILLS AND QUALIFICATIONS

Business Ethics – At Dell Inc. he was responsible for the company’s global sustainability, and corporate philanthropy functions.

Business Operations – Former President and CEO of Q-linx; former Chief Operating Officer of The Swarthmore Group.

Corporate Governance – Experience serving as a director of a private company and as Vice President, Corporate Responsibility at Dell Inc., where he oversaw the company’s global diversity, sustainability, and corporate philanthropy functions. Mr. Casellas also has proven diversity experience through his appointment by the President as a civilian member to the Military Leadership Diversity Commission and as a member of the Diversity Advisory Board of Toyota Motor North America Inc., and previously as the chair of the Committee on Workplace Diversity for Yale University, a member of the board of the Hispanic Federation and as a member of The Coca-Cola Company’s Diversity Task Force.

Government/Public Policy – Prior government service, including serving as Chairman of the U.S. Equal Employment Opportunity Commission and as General Counsel of the U.S. Department of the Air Force.

Investments – Served as President and Chief Operating Officer of The Swarthmore Group, a registered investment advisor, where he currently serves as a director.

Risk Management – Former member of the law firm of Mintz Levin Cohn Ferris Glovsky & Popeo, PC; former General Counsel of the U.S. Department of the Air Force; former Vice President, Corporate Responsibility of a Fortune 100 company.

James G. Cullen Age: 68 Director Since: January 2001 (Director of Prudential Insurance since April 1994)	Prudential Committees: •Audit •Compensation (Chair) •Executive	Public Directorships: •Agilent Technologies, Inc. (Non-Executive Chairman) •Johnson & Johnson (Lead Director) •NeuStar, Inc. (Non-Executive Chairman)

Mr. Cullen served as the President and Chief Operating Officer of Bell Atlantic Corporation (a global telecommunications company) from December 1998 until his retirement in June 2000. Mr. Cullen was the President and CEO, Telecom Group, Bell Atlantic Corporation from 1997 to 1998 and served as Vice Chairman of Bell Atlantic Corporation from 1995 to 1997. Mr. Cullen has served as Non-Executive Chairman of the Board of NeuStar, Inc. since November 2010 and the Non-Executive Chairman of the Board of Agilent Technologies, Inc. since March 2005.

SKILLS AND QUALIFICATIONS

Business Head/Administration – Formerly served as President and CEO of the Telecom Group at Bell Atlantic.

Business Operations – Former President and Chief Operating Officer of Bell Atlantic.

Corporate Governance – Experience serving as a director of several large public companies including non-executive chairman and lead director.

International – Experience as a director on the boards of several international companies and held multiple positions at Bell Atlantic.

Marketing/Sales – As Vice Chairman of Bell Atlantic, had accountability for strategic planning, business development and customer-focused network lines of business.

Talent Management – As former President and Chief Operating Officer of Bell Atlantic, responsible for acquisition and development of employee talent.

14	Notice of Annual Meeting of Shareholders and 2011 Proxy Statement

ITEM 1—ELECTION OF DIRECTORS (CONTINUED)

William H. Gray III Age: 69 Director Since: January 2001 (Director of Prudential Insurance since September 1991)	Prudential Committees: • Corporate Governance and Business Ethics (Chair) • Executive	Public Directorships: • Dell Inc. • JPMorgan Chase & Co. • Pfizer Inc.
Former Directorships Held During the Past Five Years: • Visteon Corporation (January 2010)

Mr. Gray is Co-Chairman of GrayLoeffler, LLC (a business advisory and government relations firm, formerly the Amani Group) since 2009. He served as the Chairman of the Amani Group from 2004 to 2009. Mr. Gray served as President and CEO of The College Fund/UNCF (a philanthropic foundation) from 1991 until his retirement in 2004. From 1979 to 1991, Mr. Gray served as a Member of the U.S. House of Representatives. Mr. Gray, an ordained Baptist minister, is Pastor Emeritus of the Bright Hope Baptist Church of Philadelphia since 2005.

SKILLS AND QUALIFICATIONS

Academia/Education – Experience as President and CEO of the UNCF, a philanthropic organization that fundraises college tuition money for black students and provides general scholarship funds for 39 private historically black colleges and universities.

Business Ethics – Mr. Gray has previous experience with the Business Roundtable Institute for Corporate Ethics.

Business Head/Administration – Over a decade of experience as President and CEO of The College Fund/UNCF. Mr. Gray is also Co-Chairman of GrayLoeffler.

Business Operations – In his position at The College Fund/UNCF, Mr. Gray was responsible for developing, implementing and assessing the organization’s operating plan.

Corporate Governance – Experience serving as a director and Chair of the Governance and Nominating Committees for several large public companies in addition to Prudential.

Financial Services – Over a decade of experience serving as a director of JPMorgan Chase & Co., a global financial services firm.

Government/Public Policy – Experience serving as Co-Chairman of GrayLoeffler and a Member of the U.S. House of Representatives. During his tenure in the House, Mr. Gray served on the Steering and Policy, Budget and House Appropriations Committees and was the leader of the House Democratic Caucus.

International – Experience as a director on the boards of several international companies.

Mark B. Grier Age: 58 Director Since: January 2008

Mr. Grier has served as Vice Chairman and a member of Prudential Financial’s Office of the Chairman since August 2002. From April 2007 through January 2008 he served as Vice Chairman overseeing International Insurance and Investments as well as the Global Marketing and Communications divisions. Mr. Grier was Chief Financial Officer of Prudential Insurance from 1995 to 1997 and has served in various executive roles. Prior to joining Prudential, Mr. Grier was an executive with Chase Manhattan Corporation.

SKILLS AND QUALIFICATIONS

Business Head/Administration – Experience as a current and former member of senior management for several large public companies.

Business Operations – As Vice Chairman, Mr. Grier has oversight and responsibility for the Finance, Risk Management, Investor Relations, Operations and Systems, Auditing, External Affairs, and Global Marketing and Communications operations.

Corporate Governance – Mr. Grier has developed corporate governance expertise through his membership on Prudential’s Board since 2008.

Finance/Capital Allocation – Over a decade of financial experience through various roles at Prudential, including Vice Chairman overseeing International Insurance and Investments and Chief Financial Officer of Prudential Insurance; former executive with Chase Manhattan, a leading global financial services firm.

Financial Services – Over two decades in the financial services industry.

Government/Public Policy – Mr. Grier has oversight and responsibility for the public policy and government affairs function.

Insurance Industry – Insurance industry experience through service as a member of senior management.

International – Experience as a current and former member of senior management for several large public companies with international operations.

Risk Management – Mr. Grier plays a role in developing and implementing Prudential’s risk management policies and procedures.

Talent Management – Experience leading large, global teams at Prudential.

Technology/Systems – Mr. Grier has oversight and responsibility for the Operations and Systems function.

Notice of Annual Meeting of Shareholders and 2011 Proxy Statement	15

ITEM 1—ELECTION OF DIRECTORS (CONTINUED)

Constance J. Horner Age: 69 Director Since: January 2001 (Director of Prudential Insurance since April 1994)	Prudential Committees: • Compensation • Corporate Governance and Business Ethics	Public Directorships: • Ingersoll-Rand Company Limited • Pfizer Inc.

Ms. Horner served as a Guest Scholar at The Brookings Institution (non-partisan research institute) from 1993 to 2005, after serving as Assistant to the President of the United States and Director, Presidential Personnel from 1991 to 1993; Deputy Secretary, U.S. Department of Health and Human Services from 1989 to 1991; and Director, U.S. Office of Personnel Management from 1985 to 1989. Ms. Horner was a Commissioner, U.S. Commission on Civil Rights from 1993 to 1998.

SKILLS AND QUALIFICATIONS

Business Head/Administration – Former Assistant to the President of the U.S. and Director of Presidential Personnel; Deputy Secretary of the U.S. Department of Health and Human Services; Director of the U.S. Office of Personnel Management.

Corporate Governance – Experience serving as a director and Chair of the Corporate Governance and Nominations Committee of several large public companies.

Government/Public Policy – Ms. Horner has government/public policy experience through her various senior positions in the federal government, including, Commissioner of the U.S. Commission on Civil Rights.

International – Experience as a director on the boards of several international companies.

Talent Management – Former Assistant to the President of the U.S. and Director, Presidential Personnel; former Director, U.S. Office of Personnel Management.

Martina Hund-Mejean Age: 50 Director Since: October 2010	Prudential Committees: • Audit

Ms. Hund-Mejean has served as the Chief Financial Officer and a member of the Executive Committee at MasterCard Worldwide (a global transaction processing and consulting services company) since 2007. Ms. Hund-Mejean served as Senior Vice President and Corporate Treasurer at Tyco International Ltd. from 2003 to 2007; Senior Vice President and Treasurer at Lucent Technologies from 2000 to 2002; and held management positions at General Motors Company from 1988 to 2000. Ms. Hund-Mejean began her career as a credit analyst at Dow Chemical in Frankfurt, Germany.

SKILLS AND QUALIFICATIONS

Business Operations – Has served as Chief Financial Officer of MasterCard Worldwide since 2007; Senior Vice President and Corporate Treasurer at Tyco; Senior Vice President and Treasurer at Lucent Technologies; and held management positions at General Motors.

Corporate Governance – Experience through her role at MasterCard where she is responsible for Global Risk Management, Internal Audit and Investor Relations.

Finance/Capital Allocation – Over a decade of financial experience through various roles within the financial divisions at MasterCard, Tyco, Lucent Technologies and General Motors.

Financial Services – Experience through her position as CFO of MasterCard.

International – Current and former member of senior management of several public companies with international operations.

Talent Management – Experience leading large, global teams, at a number of Fortune 500 Companies.

16	Notice of Annual Meeting of Shareholders and 2011 Proxy Statement

ITEM 1—ELECTION OF DIRECTORS (CONTINUED)

Karl J. Krapek Age: 62 Director Since: January 2004	Prudential Committees: •Finance •Investment	Public Directorships: •The Connecticut Bank & Trust Company (Lead Director) •Visteon Corporation (Lead Director) •Northrup Grumman Corporation
Former Directorships Held During the Past Five Years: •Delta Airlines, Inc. (March 2007) •Alcatel-Lucent (October 2008)

Mr. Krapek served as the President and Chief Operating Officer of United Technologies Corporation (a diversified aerospace and industrial products company) from 1999 until his retirement in January 2002. Prior to that time, Mr. Krapek held other management positions at United Technologies Corporation, which he joined in 1982. Prior to joining United Technologies Corporation, he was manager of Car Assembly Operations for the Pontiac Motor Car Division of General Motors Corporation. In 2002, Mr. Krapek became a co-founder of The Keystone Companies, which develops residential and commercial real estate.

SKILLS AND QUALIFICATIONS

Business Head/Administration – Formerly served as President and COO of United Technologies.

Business Operations – Formerly served as President and COO of United Technologies.

Corporate Governance – Experience serving as a director of several large public companies.

International – Current or former director of several public companies with international operations and as a former Chairman, President or CEO of several large public companies with global operations.

Real Estate – Co-founder of The Keystone Companies, which develops residential and commercial real estate.

Technology – Two decades of experience at United Technologies, which provides high-tech products and support to the aerospace and building industries, including President and Chief Operating Officer; experience serving as a director at several companies in the technology industry.

Christine A. Poon Age: 58 Director Since: September 2006	Prudential Committees: •Finance •Investment	Public Directorships: •Koninklijke Philips Electronics NV •Regeneron Pharmaceuticals
Former Directorships Held During the Past Five Years: •Johnson & Johnson (March 2009)

Ms. Poon has served as Dean of Fisher College of Business, The Ohio State University since May 2009. She served as Vice Chairman and a Member of the Board of Directors of Johnson & Johnson (a global healthcare products and services company) from 2005 until her retirement in March 2009. Ms. Poon joined Johnson & Johnson in 2000 as Company Group Chair in the Pharmaceuticals Group. She became a Member of Johnson & Johnson’s Executive Committee and Worldwide Chair, Pharmaceuticals Group, in 2001, and served as Worldwide Chair, Medicines and Nutritionals from 2003 to 2005. Prior to joining Johnson & Johnson, she served in various management positions at Bristol-Myers Squibb (a global biopharmaceutical company) for 15 years.

SKILLS AND QUALIFICATIONS

Academia/Education – Experience serving as the Dean of Fisher College of Business at The Ohio State University, an international leader in business education.

Business Head/Administration – Experience as former executive of two Fortune 500 companies.

Business Operations – Currently serves as Dean of Fisher College of Business at The Ohio State University; formerly served in a variety of management positions at two Fortune 500 companies.

Corporate Governance – Experience serving as a director of large public companies.

International – Current or former director of public companies with international operations and as former Worldwide Chair of the Pharmaceuticals Group and the Medicines and Nutritionals Group of Johnson & Johnson.

Marketing/Sales – As Vice Chairman, Worldwide Pharmaceuticals Group at Johnson & Johnson, Ms. Poon was responsible for the strategic growth of the global pharmaceuticals group.

Notice of Annual Meeting of Shareholders and 2011 Proxy Statement	17

ITEM 1—ELECTION OF DIRECTORS (CONTINUED)

John R. Strangfeld Age: 57 Director Since: January 2008 (Elected Chairman May 2008)	Prudential Committees: • Executive

Mr. Strangfeld has served as CEO, and President of Prudential Financial since January 2008 and Chairman of the Board since May 2008. Mr. Strangfeld is a Member of the Office of the Chairman of Prudential Financial and served as Vice Chairman of Prudential Financial from 2002 through 2007, overseeing the U.S. Insurance and Investments divisions. Prior to his position as Vice Chairman, Mr. Strangfeld held a variety of senior investment positions at Prudential, both within the U.S. and abroad.

SKILLS AND QUALIFICATIONS

Business Head/Administration – Held a variety of executive management positions at Prudential, including oversight responsibility for the U.S. Insurance and Investments divisions.

Business Operations – Mr. Strangfeld is responsible for developing, implementing and assessing Prudential’s operating plan.

Corporate Governance – Mr. Strangfeld has developed corporate governance expertise through his leadership on Prudential’s Board.

Financial Services – Over three decades in the financial services industry.

Insurance Industry – Mr. Strangfeld previously oversaw the U.S. Insurance and Investment divisions.

International – Has held a variety of executive positions at Prudential, both within the U.S. and abroad.

Investment Management – Held a variety of senior investment positions at Prudential, including oversight responsibility for the U.S. Insurance and Investments divisions.

Risk Management – Mr. Strangfeld is ultimately responsible for leading the management team in developing and implementing Prudential’s risk management policies and procedures.

Talent Management – Provides that effective talent management is foremost in Prudential’s corporate strategy and reflected in individual employee performance objectives/evaluations. Actively engages the Board of Directors on talent management strategy and succession planning for senior leadership.

Technology/Systems – Mr. Strangfeld has oversight and responsibility for the Operations and Systems function.

James A. Unruh Age: 69 Director Since: January 2001 (Director of Prudential Insurance since April 1996)	Prudential Committees: • Audit (Chair) • Executive	Public Directorships: • CSG Systems International, Inc. • Qwest Communications International, Inc. • Tenet Healthcare Corporation

Mr. Unruh became a founding Member of Alerion Capital Group, LLC (a private equity investment group) in 1998. Mr. Unruh was with Unisys Corporation (a global information technology consulting services and solutions company) from 1987 to 1997, serving as its Chairman and CEO from 1990 to 1997. He also held executive positions with financial management responsibility, including serving as Senior Vice President, Finance, Burroughs Corporation (a business equipment manufacturer), from 1982 to 1987. In addition, Mr. Unruh serves as a director of several privately held companies in connection with his position at Alerion Capital Group, LLC.

SKILLS AND QUALIFICATIONS

Business Head/Administration – Served as Chairman and CEO of Unisys Corporation.

Business Operations – As the CEO of Unisys, Mr. Unruh was responsible for developing, implementing and assessing the company’s operating plan.

Corporate Governance – Experience serving as a director of public and private companies.

Finance/Capital Allocation and Investments – Founding member of Alerion Capital Group, a private equity investment group; former executive with responsibility for financial management at Burroughs Corporation.

International – Former Chairman and CEO of Unisys and current director of several public companies with global operations.

Marketing/Sales – Extensive experience in marketing at several large public companies.

Risk Management – As Chairman and CEO of Unisys, Mr. Unruh was responsible for developing and implementing the company’s risk management initiatives.

Technology/Systems – Former Chairman and CEO of Unisys and currently at Alerion Capital Group where he oversees private equity investments in later-stage technology and technology enabled companies.

18	Notice of Annual Meeting of Shareholders and 2011 Proxy Statement

ITEM 1—ELECTION OF DIRECTORS (CONTINUED)

Director Qualifications and Experience

The table below includes the qualifications and experience of each director that led the Board to conclude that the director is qualified to serve on the Board.

Notice of Annual Meeting of Shareholders and 2011 Proxy Statement	19

CORPORATE GOVERNANCE

The Company is committed to good corporate governance, which helps us compete more effectively, sustain our success and build long-term shareholder value. The Board reviews the Company’s policies and business strategies and advises and counsels the Chief Executive Officer (“CEO”) and the other executive officers who manage the Company’s businesses. The Board has adopted Corporate Governance Principles and Practices to provide a framework for the effective governance of the Company.

The full text of the Corporate Governance Principles, the charters of the Corporate Governance and Business Ethics, Compensation and Audit Committees, the Code of Business Conduct and Ethics and the Related Party Transaction Approval Policy can be found at www.prudential.com/governance. Copies of these documents also may be obtained from the Chief Governance Officer and Corporate Secretary.

Governance is a continuing focus at the Company, starting with the Board and extending to management and all employees. In this section, we describe our key governance policies and practices. In addition, we solicit feedback from shareholders on governance and executive compensation practices and engage in discussions with various groups and individuals on governance issues and improvements.

The Company is governed by a Board of Directors and committees of the Board that meet throughout the year. Directors discharge their responsibilities at Board and committee meetings and also through telephone contact and other communications with management.

The Prudential Financial Shareholder Rights Plan is due to expire on December 18, 2011. The Board has indicated that it will not renew the Plan upon expiration.

PROCESS FOR SELECTING DIRECTORS

The Corporate Governance and Business Ethics Committee screens candidates and recommends candidates for nomination by the full Board. The Company’s By-laws provide that the size of the Board may range from 10 to 24 members. The Board’s current view is that the optimal size is between 10 and 15 members. In anticipation of retirements over the next several years, the Committee is seeking one or more candidates who meet the criteria described under “Director Criteria, Qualifications and Experience.” The Committee is

being assisted with its recruitment efforts by an independent search firm to recommend candidates that satisfy the Board’s criteria. The search firm also provides research and pertinent information regarding candidates, as requested. Ms. Hund-Mejean, who was elected to the Board in October 2010, was brought to the Committee’s attention through the search firm process.

SHAREHOLDER-RECOMMENDED DIRECTOR CANDIDATES

The Committee will consider director candidates recommended by shareholders in accordance with the criteria for director selection described under “Director Criteria, Qualifications and Experience.” Shareholders recommending candidates for consideration should send their recommendations to the attention of the Chief Governance Officer and Corporate Secretary at 751 Broad Street, Newark, NJ 07102. Shareholders who wish to nominate directors directly at an Annual Meeting in accordance with the procedures in our By-laws should follow the instructions under “Submission of Shareholder Proposals” in this proxy statement.

DIRECTOR ATTENDANCE

During 2010, the Board of Directors held 12 meetings. Each of the incumbent Directors of the Board attended at least 90% of the combined total meetings of the full Board and the committees on which he or she served in 2010. The average attendance of all Directors in 2010 was 98%.

DIRECTOR INDEPENDENCE

The current Board consists of 14 Directors, two of whom are currently employed by the Company (Messrs. Strangfeld and Grier). The Board conducted an annual review and affirmatively determined that all of the non-employee Directors (Ms. Hund-Mejean, Ms. Horner and Ms. Poon and Messrs. Baltimore, Bethune, Caperton, Casellas, Cullen, Gray, Hanson, Krapek and Unruh) and Mr. Becker during his tenure are “independent” as that term is defined in the listing standards of the NYSE and in Prudential Financial’s Corporate Governance Principles. The definition of independence adopted by the Board is in Appendix A in this Proxy Statement.

MAJORITY VOTING FOR DIRECTORS

Our By-laws provide a majority voting standard for election of directors in uncontested elections (and require an offer to resign by any incumbent director who is not re-elected) and plurality voting in any election that is contested.

20	Notice of Annual Meeting of Shareholders and 2011 Proxy Statement

CORPORATE GOVERNANCE (CONTINUED)

INDEPENDENT DIRECTOR MEETINGS

The independent directors generally meet in executive session, as part of each regularly scheduled Board meeting, with the Lead Independent Director as Chair.

BOARD LEADERSHIP

Currently, our Board leadership structure consists of a Chairman (who is also our CEO), a Lead Independent Director, who is elected by the independent directors, and strong committee chairs. The Board believes this structure provides independent Board leadership and engagement while providing the benefit of having our CEO, the individual with primary responsibility for managing the Company’s day-to-day operations, chair regular Board meetings as we discuss key business and strategic issues. Coupled with a Lead Independent Director, this structure provides strong independent oversight of management. At this time, the Board believes that the Company is best served by having the same individual as both Chairman of the Board and CEO, but considers the continued appropriateness of this structure at least annually. The Board believes that strong, independent Board leadership is a critical aspect of effective corporate governance.

Accordingly, our Corporate Governance Principles require that the independent directors annually elect an independent director to serve as Lead Independent Director for a term of at least one year, but no more than three years. The charter for the Lead Independent Director can be found at www.prudential.com/governance.

The Lead Independent Director’s responsibilities include:

•	Chair all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors.

•	Authorized to call meetings of the independent directors.

•	Serve as principal liaison on Board-wide issues between the independent directors and the Chairman.

•	Approve the quality, quantity, appropriateness and timeliness of information sent to the Board as well as approving meeting agenda items.

•	Facilitate the Board’s approval of the number and frequency of Board meetings, as well as meeting schedules to assure that there is sufficient time for discussion of all agenda items.

•	Authorized to retain outside advisors and consultants who report directly to the Board of Directors on Board issues.

•	Be available, if requested by shareholders, when appropriate, for consultation and direct communication.

BOARD RISK OVERSIGHT

The Board oversees the Company’s risk profile and management’s processes for assessing and managing risk, both as a whole Board and through its committees. Certain important categories of risk are assigned to designated Board committees (which are comprised solely of independent Directors) that report back to the full Board. In general, the committees oversee the following risks:

•	Audit Committee oversees risks related to financial controls, legal, regulatory and compliance risks, and the overall risk management governance structure and risk management function;
•

Finance Committee oversees risks involving the capital structure of the enterprise, including borrowing, liquidity, allocation of capital, major capital transactions and expenditures, funding of benefit plans, statutory insurance reserves and policyholder dividends, and the strength of the finance function;

•	Investment Committee oversees investment risk and the strength of the investment function; and
•	Compensation Committee oversees our compensation programs so that they do not incentivize excessive risk-taking.

As these issues sometimes overlap, committees hold joint meetings when appropriate and address certain issues at the full Board level.

In performing their oversight responsibilities, the Board and committees review policies and guidelines that senior management uses to manage the Company’s risk exposure as to material categories of risk. In addition, the Board and committees review the performance and functioning of the Company’s overall risk function and management’s establishment of appropriate systems for managing credit/counterparty risk, market risk, interest rate and asset/liability matching risk, insurance risk, operational risk and reputational risk.

During 2010, the full Board received reports on the most important strategic issues and risks facing the Company. In addition, the Board and committees receive regular reports from the Company’s Chief Risk Officer or other senior management regarding compliance with applicable risk related policies, procedures and limits.

We believe that our leadership structure supports the risk oversight function. As indicated above, certain important categories of risk are assigned to committees that review, evaluate and receive management reports on risk. We note that risk management is an integral part of the Company’s culture: the Chief Risk Officer sits on many management committees and heads an independent enterprise risk management department; employee appraisals take into

Notice of Annual Meeting of Shareholders and 2011 Proxy Statement	21

CORPORATE GOVERNANCE (CONTINUED)

consideration sound risk management; and the legal and compliance functions operate independent of the business to separate management and oversight.

We monitor the risks associated with our executive compensation program, as well as the components of our program and individual compensation decisions, on an ongoing basis. In the fall of 2009, management undertook a review of the Company’s compensation programs to assess the risks arising from our compensation policies and practices. Management presented this risk assessment to the Compensation Committee in January 2010 for its consideration. The risk assessment included a review of the primary design features of the Company’s compensation plans and the process to determine compensation pools and awards for employees and analyzed how those features could encourage or mitigate risk-taking. Similarly, management conducted an updated risk assessment that supplemented and expanded the 2010 assessment. This updated assessment was presented to the Compensation Committee in January 2011. As part of the risk assessment, it was noted that the Company’s compensation plans allow for discretionary adjustments to the ultimate outcomes, which serves to mitigate risk-taking; and the Company’s general risk management controls also serve to preclude decision-makers from taking excessive risk in order to achieve incentives under the compensation plans. Moreover, senior management is subject to a share retention policy, and historically a large percentage of senior management compensation has been paid in the form of long-term grants. For 2011, senior management compensation will be paid over a multiple year cycle, a compensation structure that is intended to align incentives with appropriate risk taking. The Committee agreed with the conclusion that the risks were within our ability to effectively monitor and manage and that these risks are not reasonably likely to have a material adverse effect on the Company.

In 2010, the Compensation Committee requested an updated risk assessment of our compensation program to supplement and expand on the study done the prior year.

SUCCESSION PLANNING

The Company’s Board is actively engaged and involved in talent management. The Board reviews the Company’s people strategy in support of its business strategy at least annually. This includes a detailed discussion of the Company’s global leadership bench and succession plans with a focus on key positions at the senior officer level.

In addition, the committees of the Board regularly discuss the talent pipeline for specific critical roles. High potential leaders are given exposure and visibility to Board members through formal presentations and informal events. More broadly, the Board is regularly updated on key talent indicators for the overall workforce, including climate, diversity, recruiting and development programs.

COMMUNICATION WITH DIRECTORS

Shareholders and other interested parties may communicate with any of the independent directors, including Committee Chairs and the Lead Director, by using the following address:

Prudential Financial, Inc.

Board of Directors

c/o Margaret M. Foran, Chief Governance Officer,

    Vice President and Corporate Secretary

751 Broad Street

Newark, NJ 07102

Email: independentdirectors@prudential.com

Shareholder Engagement

In 2010, we sought multiple ways to open the lines of communication with our shareholders, such as:

•	Redesigning the Proxy Statement for better readability and including a letter from the Board to shareholders.

•	Providing multiple avenues for shareholders to communicate with the Company and the Board.

•	Conducting a proxy vote incentive program, resulting in an increase of registered shares voted and improved shareholder engagement.

•	Sending “FAQs” to the shareholder base after asking for their feedback.

•	Implementing a philosophy promoting greater communication with our institutional investors on corporate governance issues.

Feedback on Executive Compensation: You can also provide feedback on executive compensation at the following website www.prudential.com/executivecomp.

The Chief Governance Officer and Corporate Secretary of the Company reviews communications to the independent directors and forwards the communications to the independent directors as appropriate. Communications involving substantive accounting or auditing matters will be immediately forwarded to the Chair of the Audit Committee and the Company’s Corporate Chief Ethics Officer

22	Notice of Annual Meeting of Shareholders and 2011 Proxy Statement

CORPORATE GOVERNANCE (CONTINUED)

consistent with time frames established by the Audit Committee for the receipt of communications dealing with these matters. Communications that pertain to non-financial matters will be forwarded promptly. Certain items that are unrelated to the duties and responsibilities of the Board will not be forwarded such as: business solicitation or advertisements; product related inquiries; junk mail or mass mailings; resumes or other job related inquiries; spam and overly hostile, threatening, potentially illegal or similarly unsuitable communications.

COMMITTEES OF THE BOARD OF DIRECTORS

The Board has established various committees to assist in discharging its duties, including: Audit, Compensation, Corporate Governance and Business Ethics, Finance and Investment. The primary responsibilities of each of the committees are set forth below, together with their current membership and number of meetings. Each member of the Audit, Compensation, and Corporate Governance and Business Ethics Committees has been determined by the Board to be independent for purposes of the NYSE Corporate Governance listing standards.

Audit Committee

The Audit Committee provides oversight of: the Company’s accounting and financial reporting and disclosure processes; the adequacy of the systems of disclosure and internal control established by management; and the audit of the Company’s financial statements. The Audit Committee oversees risks related to financial controls and legal, regulatory and compliance matters, and oversees the overall risk management governance structure and risk management function. Among other things, the Audit Committee: (1) appoints the independent auditor and evaluates their independence and performance; (2) reviews the audit plans for and results of the independent audit and internal audits; and (3) reviews reports related to processes established by management to provide compliance with legal and regulatory requirements. The Board of Directors has determined that Messrs. Cullen and Unruh and Ms. Hund-Mejean are audit committee financial experts as defined by the SEC.

Compensation Committee

The Compensation Committee oversees the development and administration of the Company’s compensation and benefits policies and programs. For more information on the responsibilities and activities of the Compensation Committee, including the Committee’s processes for determining executive compensation, see the “Compensation Discussion and Analysis” section.

Corporate Governance and Business Ethics Committee

The Corporate Governance and Business Ethics Committee oversees the Board’s corporate governance procedures and practices, including the recommendations of individuals for the Board, making recommendations to the Board regarding director compensation and overseeing the Company’s ethics and conflict of interest policies and its political contributions policy.

Executive Committee

The Executive Committee is authorized to exercise the corporate powers of the Company between meetings of the Board, except for those powers reserved to the Board of Directors by the By-laws or otherwise.

Finance Committee

The Finance Committee oversees, takes actions, and approves policies with respect to the capital structure of the Company, including borrowing levels, subsidiary structure and major capital expenditures.

Investment Committee

The Investment Committee oversees and takes actions with respect to the acquisition, management and disposition of invested assets; reviews the investment performance of the pension plan and funded employee benefit plans; and reviews investment risks and exposures, as well as the investment performance of products and accounts managed on behalf of third parties.

Corporate Citizenship

•	Our employees continued the Company’s long tradition of corporate citizenship. Our flagship volunteer program — Global Volunteer Day — engaged nearly 25,000 employees, friends and family members in more than 800 projects in 12 countries.

•	Prudential Foundation contributed grants to many of the nonprofit organizations served in this effort as part of an overall grants program amounting to $22,500,000 in 2010.

Notice of Annual Meeting of Shareholders and 2011 Proxy Statement	23

CORPORATE GOVERNANCE (CONTINUED)

Prudential and Sustainability

The Company has been active in the environmental area for more than ten years. It issued an environmental commitment in 2009 to manifest that responsibility. In 2010, the Company was recognized by Newsweek as one of the Top 100 “green” companies in the United States. We view these efforts as part of our overall commitment to corporate social responsibility. Our initiatives, which target three key areas, include:

Carbon Footprint Reduction

•	Since 1998, reduced our carbon footprint by 33% at domestic corporate locations.

•	Completed three large-scale solar panel installations at large regional employee centers.

•	Target nearly 100% recycling of computers and won an Energy Utilization Award for the management of our data center facilities. Nearly 100% of desktops and laptops are EnergyStar compliant.
•	Reduced the number of proxy packages mailed by more than six million copies over three years.

Products and Services

•	We include sustainability factors in our investment decision-making process to the extent those factors are considered material to the investment outcome.

•	We offer socially responsible and sustainable investing options.

•	Some investment businesses are members of the Investor Network on Climate Risk and signatory to the UN Principles on Responsible Investing.

Engagement

•	We engaged with many investors and industry groups and welcome input and feedback as we address our sustainability efforts.

THE BOARD AND COMMITTEES

Director	Board	Audit	Compensation	Corporate Governance and Business Ethics	Executive	Finance	Investment
Thomas J. Baltimore, Jr.						•	•
Gordon M. Bethune			•	•
Gaston Caperton						•	•
Gilbert F. Casellas		•
James G. Cullen		•	CHAIR		•
William H. Gray III				CHAIR	•
Mark B. Grier
Jon F. Hanson	LEAD				CHAIR	CHAIR	CHAIR
Martina Hund-Mejean		•
Constance J. Horner			•	•
Karl J. Krapek						•	•
Christine A. Poon						•	•
John R. Strangfeld	CHAIR				•
James A. Unruh		CHAIR			•
2010 Meetings	12	12	6	8	0	8	6

POLICIES AND PROCEDURES FOR APPROVAL OF RELATED PERSON TRANSACTIONS

The Company has adopted a written Related Party Transaction Approval Policy that applies to:

•	any transaction or series of transactions in which the Company or a subsidiary is a participant;

•	the amount involved exceeds $120,000; and

•	a related party (a director or executive officer of the Company, any nominee for director, any shareholder owning an excess of 5% of the total equity of the Company and any immediate family member of any such person) has a direct or indirect material interest.

The policy is administered by the Corporate Governance and Business Ethics Committee. The Committee will consider relevant facts and circumstances in determining whether or not to approve or ratify such a transaction, and will approve or ratify only those transactions that are, in the Committee’s judgment, appropriate or desirable under the circumstances.

24	Notice of Annual Meeting of Shareholders and 2011 Proxy Statement

ITEM 2—RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) as the Company’s independent registered public accounting firm (independent auditor) for 2011. We are not required to have the shareholders ratify the selection of PricewaterhouseCoopers as our independent auditor. We nonetheless are doing so because we believe it is a matter of good corporate practice. If the shareholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain PricewaterhouseCoopers, but may retain such independent auditor. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interest of Prudential Financial and its shareholders. Representatives of PricewaterhouseCoopers will be present at the Annual Meeting and will have the opportunity to make a statement and be available to respond to appropriate questions by shareholders.

FEES PAID TO PRICEWATERHOUSECOOPERS LLP

The following is a summary and description of fees for services provided by PricewaterhouseCoopers in 2010 and 2009.

WORLDWIDE FEES (IN MILLIONS)

Service	2010	2009
Audit(A)	$38	$38
Audit-Related(B)	$5	$6
Tax(C)	$1	$1
All Other	—	—
Total	$44	$45

(A)	The aggregate fees for professional services rendered for the integrated audit of the consolidated financial statements of Prudential Financial and, as required, audits of various domestic and international subsidiaries, the issuance of comfort letters, agreed-upon procedures required by regulation, consents and assistance with review of documents filed with the SEC.

(B)	The aggregate fees for assurance and related services including internal control and financial compliance reports, agreed-upon procedures not required by regulation, and accounting consultation on acquisitions and International Financial Reporting Standards (IFRS).

(C)	The aggregate fees for services rendered by PricewaterhouseCoopers’ tax department for tax return preparation, tax advice related to mergers and acquisitions and other international, federal and state projects, and requests for rulings. In 2010, tax compliance and preparation fees total $1M and tax advisory fees total $0.1M and in 2009, tax compliance and preparation fees total $1M and tax advisory fees total $0.1M.

PricewaterhouseCoopers also provides services to domestic and international mutual funds and limited partnerships not consolidated by Prudential Financial, but which are managed by Prudential Financial. PricewaterhouseCoopers identified fees paid by these entities of $8M in 2010 and $8M in 2009 and that all of these fees relate to audit, audit-related and tax services.

The Audit Committee has advised the Board of Directors that in its opinion the non-audit services rendered by PricewaterhouseCoopers during the most recent fiscal year are compatible with maintaining their independence.

AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee has established a policy requiring its pre-approval of all audit and permissible non-audit services provided by the independent auditor. The policy identifies the guiding principles that must be considered by the Audit Committee in approving services to ensure that the independent auditor’s independence is not impaired; describes the Audit, Audit-Related, Tax and All Other services that may be provided and the non-audit services that may not be performed; and sets forth the pre-approval requirements for all permitted services. The policy provides for the general pre-approval of specific types of Audit, Audit-Related and Tax services and a limited fee estimate range for such services on an annual basis. The policy requires specific pre-approval of all other permitted services. The independent auditor is required to report periodically to the Audit Committee regarding the extent of services provided in accordance with their pre-approval and the fees for the services performed to date. The Audit Committee’s policy delegates to its Chairman the authority to address requests for pre-approval of services with fees up to a maximum of $100,000 between Audit Committee meetings if the Chief Auditor deems it reasonably necessary to begin the services before the next scheduled meeting of the Audit Committee, and the Chairman must report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee may not delegate to management the Audit Committee’s responsibility to pre-approve permitted services of the independent auditor.

Notice of Annual Meeting of Shareholders and 2011 Proxy Statement	25

REPORT OF THE AUDIT COMMITTEE

All Audit, Audit-Related, Tax and All Other fees described above were approved by the Audit Committee before services were rendered.

The affirmative vote of a majority of the votes cast is required to ratify the appointment of PricewaterhouseCoopers as the Company’s independent auditor for 2011.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS AS THE COMPANY’S INDEPENDENT AUDITOR FOR 2011.

Four non-management directors comprise the Audit Committee. The Committee operates under a written charter adopted by the Board. The Board has determined that each member of the Committee has no material relationship with the Company under the Board’s independence standards and that each is independent and financially literate under the listing standards of the NYSE and under the SEC’s standards relating to independence of audit committees.

In addition, the Board of Directors has determined that Messrs. Unruh and Cullen and Ms. Hund-Mejean satisfy the financial expertise requirements of the NYSE and have the requisite experience to be designated an audit committee financial expert as that term is defined by rules of the SEC.

Management is responsible for the preparation, presentation and integrity of the financial statements of Prudential Financial and for maintaining appropriate accounting and financial reporting policies and practices, and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Prudential Financial’s independent registered public accounting firm (independent auditor), PricewaterhouseCoopers, is responsible for auditing the consolidated financial statements of Prudential Financial and expressing an opinion as to their conformity with generally accepted accounting principles, as well as expressing an opinion on the effectiveness of internal control over financial reporting in accordance with the requirements of the SEC.

In performing its oversight function, the Audit Committee reviewed and discussed the audited consolidated financial statements of Prudential Financial as of and for the year ended December 31, 2010 and Management’s Annual Report on Internal Control Over Financial Reporting with management and Prudential Financial’s independent auditor. The Audit Committee also discussed with Prudential Financial’s independent auditor the matters required to be discussed by the independent auditor with the Audit Committee under the rules adopted by the Public Company Accounting Oversight Board (“PCAOB”).

The Audit Committee received from the independent auditor the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence, and has discussed with the independent auditor the independent auditor’s independence.

The Audit Committee has discussed with, and received regular status reports from Prudential Financial’s Chief Auditor and independent auditor on the overall scope and plans for their audits of Prudential Financial, including their scope and plans for evaluating the effectiveness of internal control over financial reporting. The Audit Committee meets with the Chief Auditor and the independent auditor, with and without management present, to discuss the results of their respective examinations, in addition to private meetings with the Chief Financial Officer, Chief Risk Officer, General Counsel and Chief Compliance Officer. In determining whether to reappoint PricewaterhouseCoopers as Prudential Financial’s independent auditor, the Audit Committee took into consideration a number of factors, including the quality of the Audit Committee’s ongoing discussions with PricewaterhouseCoopers and an assessment of the professional qualifications and past performance of the Lead Audit Partner and PricewaterhouseCoopers.

In addition, the Audit Committee reviewed and amended its Charter and received reports as required by its policy for the receipt, retention and treatment of financial reporting concerns received from external and internal sources.

Based on the reports and discussions described in this report and subject to the limitations on the roles and responsibilities of the Audit Committee referred to above and in its Charter, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of Prudential Financial and Management’s Annual Report on Internal Control Over Financial Reporting be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2010 for filing with the SEC.

THE AUDIT COMMITTEE

James A. Unruh (Chairman)

Gilbert F. Casellas

James G. Cullen

Martina Hund-Mejean

26	Notice of Annual Meeting of Shareholders and 2011 Proxy Statement

ITEM  3—ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Board is committed to excellence in governance and recognizes the interest our shareholders have expressed on the Company’s executive compensation program. As a part of that commitment, and in accordance with SEC rules, our shareholders are being asked to approve an advisory resolution on the compensation of the named executive officers, as reported in this Proxy Statement. This proposal, commonly known as a “say on pay” proposal, gives you the opportunity to endorse or not endorse our fiscal year 2010 executive compensation program and policies for the named executive officers through the following resolution:

RESOLVED, that shareholders of Prudential approve, on an advisory basis, the compensation of the Company’s named executive officers set forth in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables and narrative in this Proxy Statement.

This vote is not intended to address any specific item of compensation, but rather our overall compensation policies and procedures relating to the named executive officers. Accordingly, your vote will not directly affect or otherwise limit any existing compensation or award arrangement of any of the named executive officers. Because your vote is advisory, it will not be binding upon the Board. The Board will, however, as they did last year, take into account the outcome of the “say on pay” vote when considering future compensation arrangements.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THIS PROPOSAL

ITEM 4—NON-BINDING VOTE ON THE FREQUENCY OF EXECUTIVE COMPENSATION VOTES

As described in Item 3, our shareholders are being asked to vote to approve the compensation of the named executive officers, as reported in this Proxy Statement. In accordance with SEC rules, Item 4 gives you the opportunity to cast a non-binding vote on how often the Company should include an advisory vote on executive compensation in its proxy materials for future annual or other meetings for which the Company must include executive compensation information. Shareholders may vote to have the advisory vote on executive compensation every year, every two years, or every three years. Shareholders may also abstain from voting.

The Board believes that these votes should occur every year so shareholders may annually express their views on our executive compensation program. Last year, the Company proactively conducted an advisory vote and felt it was very helpful to get the input of our shareholders. The Board values the opportunity to get feedback and will continue to consider the outcome of these votes in making executive compensation decisions.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE TO HOLD THE NON-BINDING VOTE ON EXECUTIVE COMPENSATION “EVERY YEAR”.

Notice of Annual Meeting of Shareholders and 2011 Proxy Statement	27

ITEM 5—SHAREHOLDER PROPOSAL REGARDING SUPERMAJORITY VOTING

In accordance with SEC rules, we have set forth below a shareholder proposal, along with the supporting statement of the shareholder proponent. The Company is not responsible for any inaccuracies that it may contain. The shareholder proposal is required to be voted on at our Annual Meeting only if properly presented. As explained below, our Board unanimously recommends that you vote “FOR” the shareholder proposal.

John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278, beneficial owner of 80 shares of Common Stock, is the proponent of the following shareholder proposal. The proponent has advised us that a representative will present the proposal and related supporting statement at our Annual Meeting.

Item 5 – Adopt Simple Majority Voting

RESOLVED, Shareholders request that our board take the steps necessary so that each shareholder voting requirement impacting our company, that calls for a greater than simple majority vote, be changed to a majority of the votes cast for and against the proposal in compliance with applicable laws.

Supporting Statement of Shareholder Proponent

Corporate governance procedures and practices, and the level of accountability they impose, are closely related to financial performance. Shareowners are willing to pay a premium for shares of corporations that have excellent corporate governance. Supermajority voting requirements have been found to be one of six entrenching mechanisms that are negatively related with company performance. See “What Matters in Corporate Governance?” Lucien Bebchuk, Alma Cohen & Allen Ferrell, Harvard Law School, Discussion Paper No. 491 (09/2004, revised 03/2005).

This proposal topic won from 74% to 88% support at Weyerhaeuser, Alcoa, Waste Management, Goldman Sachs, FirstEnergy, McGraw-Hill and Macy’s. William Steiner, James McRitchie and Ray T. Chevedden sponsored these proposals.

If our Company were to remove required supermajority, it would be a strong statement that our Company is committed to good corporate governance and its long-term financial performance.

The merit of this Simple Majority Vote proposal should also be considered in the context of the need for additional improvement in our company’s 2010 reported corporate governance status:

The Corporate Library www.thecorporatelibrary.com, an independent investment research firm rated our company “Moderate Concern” in Executive Pay—$14 million for Mark Grier and $18 million for John Strangfeld. Mr. Strangfeld attracted our highest negative votes.

The Corporate Library said executive pay concerns included the three-year performance period of Performance Share Units, CEO stock ownership guidelines that could be met with a single year’s worth of equity grants, “above and beyond” Supplemental Executive Retirement Plans, annual equity grants of time-vested market-priced stock options and restricted stock units, and high levels of golden-parachute payment potential.

Furthermore for 2010 our company created a mid-term incentive executive pay program and a non-qualified deferred executive pay program for a select of group of executives.

We had certain arguably insurmountable 80% voting requirements and a poison pill not approved by shareholders. We had no independent board chairman or even a Lead Director, no proxy access, no cumulative voting and no right to act by written consent.

William Gray (Visteon), Karl Krapek (Visteon), and Gaston Caperton (Owens Corning) were on the boards of major companies as they slid into bankruptcy. And William Gray was nonetheless allowed to chair our Nominations Committee.

Our board was the only significant directorship for four of our directors. This could indicate a significant lack of current transferable director experience.

Please encourage our board to respond positively to this proposal in order to initiate improved governance and financial performance: Adopt Simple Majority Vote – Yes on 5.

Board of Directors’ Statement in Favor of the Proposal

The Board of Directors recommends that shareholders vote “FOR” this proposal for the following reasons:

As part of the Board of Directors’ continuing commitment to better serve the Company’s corporate governance ideals and its shareholders’ interests, the Board continuously monitors governance issues of interest to shareholders. The Board recognizes the growing sentiment that the elimination of supermajority voting provisions in a company’s constituent documents increases a board’s accountability to shareholders and increases the ability of shareholders to participate effectively in corporate governance. The Board believes that meaningful shareholder participation is critical to the Company’s success. For example, the Board demonstrated its support of majority voting by amending the Company’s By-Laws and Corporate Governance Principles and Practices to require a majority of votes cast, rather than a plurality of votes, to elect each director.

The Board of Directors supports the proposal to eliminate the supermajority voting requirements that are contained in the Company’s Certificate of Incorporation and By-Laws. Currently, the Certificate of Incorporation and By-Laws require the affirmative vote of at least 80% of the votes cast at a meeting of shareholders in order to:

(i) approve the amendment or repeal of, or to adopt a By-Law that is inconsistent with, specified provisions of the By-Laws;

(ii) remove a Director for cause; or

(iii) amend specified provisions of the Certificate of Incorporation.

The Board of Directors will consider the level of shareholder support that this proposal receives in making a determination regarding the advisability of adopting future amendments to the Company’s Certificate of Incorporation and By-Laws to eliminate the supermajority voting requirements described above. In the event that this proposal receives a majority vote, the Company expects to include a proposal in the proxy statement for its annual shareholders’ meeting in 2012 to approve the necessary amendments to the Certificate of Incorporation. The Board would also adopt the requisite amendments to the Company’s By-Laws to eliminate supermajority voting.

Approval of the required amendments to the Certificate of Incorporation to eliminate supermajority voting would require the affirmative vote of at least 80% of the votes cast.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE SHAREHOLDER PROPOSAL. UNLESS A CONTRARY CHOICE IS SPECIFIED, PROXIES SOLICITED BY OUR BOARD WILL BE VOTED “FOR” THE SHAREHOLDER PROPOSAL.

28	Notice of Annual Meeting of Shareholders and 2011 Proxy Statement

ITEM 6—SHAREHOLDER PROPOSAL REGARDING LOBBYING CONTRIBUTIONS AND EXPENDITURES

In accordance with SEC rules, we have set forth below a shareholder proposal, along with the supporting statement of the shareholder proponent. The Company is not responsible for any inaccuracies it may contain. The shareholder proposal is required to be voted on at our Annual Meeting only if properly presented. As explained below, our Board unanimously recommends that you vote “AGAINST” the shareholder proposal.

American Federation of State, County & Municipal Employees, 16251 Street, NW, Washington, DC 20036, beneficial owner of 3,300 shares of Common Stock, is the proponent of the following shareholder proposal. The proponent has advised us that a representative will present the proposal and related supporting statement at our Annual Meeting.

Resolved, that the shareholders of Prudential Financial (“Prudential” or the “Company”) hereby request that Prudential provide a report, updated annually, disclosing Prudential’s:

1. Policies and procedures for lobbying contributions and expenditures (both direct and indirect) made with corporate funds and payments (both direct and indirect, including payments to trade associations) used for direct lobbying and grassroots lobbying communications, including internal guidelines or policies, if any, for engaging in direct and grassroots lobbying communications.

2. Payments (both direct and indirect, including payments to trade associations) used for direct lobbying and grassroots lobbying communications, including the amount of the payment and the recipient.

3. The report shall also include the following for each payment, as relevant:

a. Identification of the person or persons in the Company who participated in making the decision to make the direct lobbying contribution or expenditure; and

b. Identification of the person or persons in the Company who participated in making the decision to make the payment for grassroots lobbying expenditures.

For purposes of this proposal, a “grassroots lobbying communication” is a communication directed to the general public that (a) refers to specific legislation, (b) reflects a view on the legislation and (c) encourages the recipient of the communication to take action with respect to the legislation.

Both “direct lobbying” and “grassroots lobbying communications” include efforts at the local, state and federal levels.

The report shall be presented to the Audit Committee of the Board of Directors (the “Board”) or other relevant oversight committee of the Board and posted on Prudential’s website to reduce costs to shareholders.

Supporting Statement of Shareholder Proponent

As long-term Prudential shareholders, we support transparency and accountability in corporate spending to influence legislation. These activities include direct and indirect spending to influence legislation as well as grassroots lobbying communications to influence legislation.

We believe that disclosure is consistent with public policy and is in the best interest of Prudential and its shareholders. Absent a system of accountability, Prudential assets can be used for policy objectives that may be inimical to Prudential’s long-term interests and may pose risks to Prudential and its shareholders.

Prudential spent about $13.6 million in 2008 and 2009 on direct federal lobbying activities, according to the Company’s disclosure reports. [U.S. Senate Office of Public Records] This figure may not include grassroots lobbying, which may indirectly influence legislation by mobilizing the public to support or oppose it.

Publicly available data does not provide a complete picture of Prudential’s lobbying expenditures. Not all states require disclosure of lobbying expenditures made to influence state legislation or regulation, and some states that do require disclosure do not provide online access to the data disclosed. Prudential’s Board and its shareholders need complete disclosure to be able to evaluate the use of corporate assets for direct and grassroots lobbying and the risks the spending poses.

We urge you to vote FOR this proposal.

Board of Directors’ Statement in Opposition to the Proposal

The Board of Directors recommends that shareholders vote “AGAINST” this proposal for the following reasons:

We agree with the shareholder proponent that transparency and accountability with respect to political expenditures are important. That is why the Company publishes a comprehensive view of our political activities, including our trade association activities with dues in excess of $50,000 which have a lobbying component, at

www.prudential.com/governance.

In addition, the Company files all required reports pursuant to the federal Lobbying Disclosure Act, which is readily available, as demonstrated by the information in the proponent’s supporting statement. With respect to oversight, the Corporate Governance and Business Ethics Committee receives a report on the Company’s political activities and discusses with management their strategies and recommendations. Lastly, the Company has not made a “grassroots lobbying communication”, as defined by the proponent, during 2010.

Based on the above, we believe that the information currently available to shareholders is easily accessible and understandable and, coupled with the oversight of the Company’s political activities by the Board, is in the best interest of Prudential and its shareholders. The additional information requested by the proponents would be burdensome and would not materially alter the comprehensive disclosure of the Company’s political activities that currently exists.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “AGAINST” THE SHAREHOLDER PROPOSAL. UNLESS A CONTRARY CHOICE IS SPECIFIED, PROXIES SOLICITED BY OUR BOARD WILL BE VOTED “AGAINST” THE SHAREHOLDER PROPOSAL.

Notice of Annual Meeting of Shareholders and 2011 Proxy Statement	29

VOTING SECURITIES AND PRINCIPAL HOLDERS

The following table shows all entities that are the beneficial owners of more than 5% of any class of the Company’s voting securities.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature		Percent of Class
Common Stock	BlackRock, Inc. 40 East 52nd Street New York, NY 10022	25,400,868	(1)	5.26%
Class B Stock	National Union Fire Insurance Company of Pittsburgh, PA c/o AIG Global Investment Group 2929 Allen Parkway, Suite A-36-04 Houston, TX 77019	885,714	(2)	44.3%
Class B Stock	Lexington Insurance Company c/o AIG Global Investment Group 2929 Allen Parkway, Suite A-36-04 Houston, TX 77019	914,286	(2)	45.7%
Class B Stock	Pacific Life Corp 700 Newport Center Drive Newport Beach, CA 92660	200,000	(3)	10.0%

(1)	Based on information as of December 31, 2010 contained in a Schedule 13G filed with the SEC on February 8, 2011 by BlackRock, Inc. The Schedule 13G indicates that BlackRock, Inc. has sole voting and dispositive power with respect to these shares.
(2)	National Union Fire Insurance Company of Pittsburgh, PA, and Lexington Insurance Company are subsidiaries of American International Group, Inc. (“AIG”), resulting in AIG beneficially owning 90% of the Class B Stock. AIG has informed us that its subsidiaries have sole voting and dispositive power with respect to these shares.
(3)	Pacific Life Corp has informed us that it has sole voting and dispositive power with respect to these shares.

To our knowledge, except as noted above, no person or entity is the beneficial owner of more than 5% of our Common Stock or more than 5% of the voting power of the combined Common Stock and Class B Stock.

30	Notice of Annual Meeting of Shareholders and 2011 Proxy Statement

VOTING SECURITIES AND PRINCIPAL HOLDERS (CONTINUED)

The following table sets forth information regarding the beneficial ownership of our Common Stock as of March 11, 2011, by:

•	each Director and Named Executive Officer; and

•	all Directors and Executive Officers of the Company as a group.

Name of Beneficial Owner	Common Stock		Number of Shares Subject to Exercisable Options	Number of Shares Beneficially Owned(1)	Director Deferred Stock Units/ Additional Underlying Units(2,3,4,5)	Total Shares Beneficially Owned Plus Underlying Units
Thomas J. Baltimore, Jr.	250			250	11,403	11,653
Gordon M. Bethune	200			200	12,927	13,127
Gaston Caperton	18,148			18,148	2,997	21,145
Gilbert F. Casellas	500			500	23,367	23,867
James G. Cullen	2,033			2,033	35,284	37,317
William H. Gray III	1,013			1,013	23,194	24,207
Jon F. Hanson	38,938	(6)		38,938	31,819	70,757
Constance J. Horner	1,024			1,024	23,114	24,138
Martina Hund-Mejean	128			128	2,400	2,528
Karl J. Krapek	1,000			1,000	28,638	29,638
Christine A. Poon	6,125			6,125	5,495	11,620
James A. Unruh	4,082			4,082	24,640	28,722
John R. Strangfeld	198,083	(7)	805,058	996,141	665,137	1,661,278
Mark B. Grier	85,009		522,135	607,144	511,171	1,118,315
Richard J. Carbone	78,456		262,632	341,088	109,406	450,494
Edward P. Baird	35,329		181,376	216,705	174,737	391,442
Bernard B. Winograd	51,309		297,607	348,916	232,511	581,427
All directors and executive officers as a group (21 persons)	599,655		2,508,055	3,107,710	2,302,310	5,410,020

(1)	Individual directors and executive officers as well as all directors and executive officers as a group beneficially own less than 1% of the shares of Common Stock outstanding as of March 11, 2011.

(2)	Deferred stock units represent the mandatory deferral of a director’s annual fee in stock units and any optional deferral of cash fees in stock units by the Director. Includes the following number of shares or share equivalents in deferred units through the Deferred Compensation Plan for Non-Employee Directors and the Executive Deferred Compensation Plan, as to which no voting or investment power exists: Mr. Baltimore, 11,403; Mr. Bethune, 12,927; Mr. Caperton, 2,997; Mr. Casellas, 23,367; Mr. Cullen, 35,284; Mr. Gray, 23,194; Mr. Hanson, 31,819; Ms. Horner, 23,114; Ms. Hund-Mejean, 2,400; Mr. Krapek, 28,638; Ms. Poon, 5,495; Mr. Unruh, 24,640; and Mr. Strangfeld, 35,434.

(3)	Includes the following shares representing the target number of shares to be received upon the attainment of ROE and EPS goals under the performance share program described under “Compensation Discussion and Analysis”: Mr. Strangfeld, 51,012; Mr. Grier, 40,156; Mr. Carbone, 9,550; Mr. Baird, 17,456; and Mr. Winograd, 21,003.

(4)	Includes the following restricted stock units which do not have any voting or investment power: Mr. Strangfeld, 201,368; Mr. Grier, 171,857; Mr. Carbone, 35,815; Mr. Baird, 35,735; and Mr. Winograd, 57,701.

(5)	Includes the following unvested stock options: Mr. Strangfeld, 377,323; Mr. Grier, 299,158; Mr. Carbone, 64,041; Mr. Baird, 121,546; and Mr. Winograd, 153,807.

(6)	Includes 7,471 shares held by the Hampshire Foundation, of which Mr. Hanson is a trustee.

(7)	Includes 7,000 shares held by the John and Mary K. Strangfeld Foundation.

Notice of Annual Meeting of Shareholders and 2011 Proxy Statement	31

COMPENSATION OF DIRECTORS

The Corporate Governance and Business Ethics Committee reviews Director compensation periodically and recommends changes to the Board, when it deems them appropriate. In 2010, the Committee engaged an independent compensation consultant, James F. Reda & Associates, LLC, to review the existing Director compensation program. As a result of that review, the Committee recommended to the Board, and the full Board approved, a new compensation program for Directors which became effective on January 1, 2011. It is intended to bring the Director compensation program in line with market practice.

The following table describes the components of Director compensation in effect during 2010 and the new compensation program that became effective January 1, 2011:

*Compensation Element	2010 Compensation Program	New 2011 Compensation Program
Annual Fee	$100,000 which may be deferred, at the Director’s option	$120,000 which may be deferred, at the Director’s option
Annual Fee	$100,000 in stock units that are required to be deferred until the earlier of termination of service on the Board or age 70 1/2	$120,000 in restricted stock units that vest after one year (or, if earlier, on the date of the next annual meeting)
Audit Committee Fee	$25,000, half of which is deferred in stock units	None
Board Committee Fee*	$10,000, half of which is deferred in stock units	None
Chair Fee	$15,000, half of which is deferred in stock units	$25,000 for the Audit Committee $20,000 for the Compensation Committee $15,000 for all other committees*
Lead Director Fee	$25,000, half of which is deferred in stock units	$50,000
Meeting Fee for members of the Company’s Community Resources Oversight Committee**	$1,250 per meeting	$1,250 per meeting
New Director Fee (one-time grant)	$100,000 in stock units that is required to be deferred until the earlier of termination of service on the Board or age 70 1/2	$120,000 in restricted stock units that vest after one year
Stock Ownership Guideline	Ownership in Common Stock or deferred stock units that has a value equivalent to two times the annual cash and deferred stock retainers within three years of joining the Board***	Ownership in Common Stock or deferred stock units that has a value equivalent to six times the annual cash retainer within six years of joining the Board ****

*	Includes any non-standing committee of Directors that may be established from time to time, but excluding the Executive Committee.

**	This is a committee composed of members of management and the Board of Directors. This Committee typically meets on a separate day following the Board and Board Committee meetings. The non-employee Directors on this Committee currently include Messrs. Casellas and Hanson and Ms. Horner. The Community Resources Oversight Committee met three times in 2010.

***	Each of our non-employee Directors met this guideline as of December 31, 2010, with the exception of our newest Director who joined the Board in October 2010.

****	For purposes of the stock ownership guidelines, once a Director satisfies the stock ownership guidelines, the Director will be deemed to continue to satisfy guidelines without regard to fluctuation in the value of the equity interests owned by the Director.

The Company maintains a Deferred Compensation Plan for Non-Employee Directors. In 2010, fifty percent of the annual Board and committee retainer was deferred in a notional account that replicates the performance of Common Stock. In addition, a Director could elect to invest the cash portion of his or her retainer and fees in accounts that replicate investments in either Common Stock or the Fixed Rate Fund, which accrues interest in the same manner as funds invested in the Fixed Rate Fund offered under the PESP. Prior to 2011, the Plan required that distributions begin in the year a director reaches the age of 70 1/2. Therefore, once a director reaches the age of 70 1/2, he or she may choose to receive his or her fees earned for years prior to 2011 in any combination of cash or Common Stock. Each Director receives dividend equivalents on the share units contained in his or her deferral account, which are equal in value to dividends paid on the Company’s Common Stock. The dividend equivalents credited to the account are then reinvested in the form of additional share units.

Under the new compensation program for 2011, if a Director satisfies the stock ownership guidelines, the restricted stock units granted as the annual equity retainer are payable upon vesting in stock or cash (at the Director’s option), and may be deferred beyond vesting at the Director’s election. If a Director

32	Notice of Annual Meeting of Shareholders and 2011 Proxy Statement

COMPENSATION OF DIRECTORS (CONTINUED)

does not satisfy the stock ownership guidelines, the restricted stock units are automatically deferred until termination of Board service. In addition to any mandatory deferrals, with respect to Director compensation in 2011 and after, a Director is permitted to elect to defer settlement of and invest the cash portion of his or her retainer and fees in notional accounts that replicate investments in either Common Stock or the Fixed Rate Fund.

However, for 2011 the Plan was amended and does not require distributions of fees earned after 2010 to commence when a director reaches the age of 70  1/2. Instead, the amended Plan provides for distributions to commence either upon termination of Board service or retirement from service on the Board. In addition, the amended Plan allows for distributions while a Director remains on the Board.

2010 DIRECTOR COMPENSATION

	Fees Earned or Paid in		Stock Awards($)(1)	Total($)
Name	Stock($)	Cash($)
Thomas J. Baltimore		$112,500	$112,500	$225,000
Frederic K. Becker(2)	$99,985	—	—	$99,985
Gordon M. Bethune		$110,000	$110,000	$220,000
Gaston Caperton		$110,000	$110,000	$220,000
Gilbert F. Casellas		$116,250	$112,500	$228,750
James G. Cullen		$125,000	$125,000	$250,000
William H. Gray III		$112,500	$112,500	$225,000
Jon F. Hanson(3)		$278,750	—	$278,750
Constance J. Horner		$113,750	$110,000	$223,750
Martina Hund-Mejean		$28,125	$128,125	$156,250
Karl J. Krapek		$112,500	$112,500	$225,000
Christine A. Poon		$112,500	$112,500	$225,000
James A. Unruh		$116,875	$116,875	$233,750

(1)	Represents amounts that are automatically deferred in units of Common Stock. The amounts reported represent the aggregate grant date fair value for stock units granted during the fiscal year, as calculated under the Financial Accounting Standard Board’s Accounting Codification Topic 718 (formerly Statement of Financial Accounting Standards 123(R)). Under ASC Topic 718, the grant date fair value is calculated using the closing market price of our Common Stock on the date of grant, which is then recognized, subject to market value changes over the requisite service period of the award. As of December 31, 2010, the aggregate balance in each of the non-employee Directors accounts in the Deferred Compensation Plan denominated in units (which includes all deferrals from prior years) and the year-end values were as follows: Mr. Baltimore: 11,403 and $669,555; Mr. Bethune: 12,927 and $758,954; Mr. Caperton: 3,625 and $212,830; Mr. Casellas: 23,367 and $1,371,932; Mr. Cullen: 35,284 and $2,071,584; Mr. Gray: 23,194 and $1,361,730; Mr. Hanson: 38,182 and $2,241,687; Ms. Horner: 23,114 and $1,357,044; Ms. Hund-Mejean: 2,400 and $140,942; Mr. Krapek: 28,638 and $1,681,371; Ms. Poon: 5,495 and $322,660; and Mr. Unruh: 25,962 and $1,524,233.

(2)	Mr. Becker received payment of his deferred compensation balance following his retirement from service on the Board.

(3)	Mr. Hanson received all of his 2010 compensation in cash because he attained the age 70 1/2 and is permitted to do so.

Notice of Annual Meeting of Shareholders and 2011 Proxy Statement	33

COMPENSATION DISCUSSION AND ANALYSIS

In this section, we will describe the material components of our executive compensation program for our “Named Executive Officers” or “NEOs,” whose compensation is set forth in the 2010 Summary Compensation Table and other compensation tables contained in this proxy statement:

•	John R. Strangfeld, our Chairman and Chief Executive Officer;

•	Richard J. Carbone, our Executive Vice President and Chief Financial Officer;

•	Mark B. Grier, our Vice Chairman;

•	Edward P. Baird, our Executive Vice President and Chief Operating Officer, International Businesses; and

•	Bernard B. Winograd, our Executive Vice President and Chief Operating Officer, United States Businesses.

We also provide an overview of our executive compensation philosophy and our executive compensation program. In addition, we explain how and why the Compensation Committee of our Board (the “Committee”) arrives at specific compensation policies and decisions involving the NEOs.

Opportunity for Shareholder Feedback

The Committee carefully considers feedback from our shareholders regarding our executive compensation program. Shareholders are invited to express their views to the Committee as described under the heading “Communication with Directors” in this proxy statement. In addition, the advisory vote on the compensation of the NEOs provides shareholders with an opportunity to communicate their views on our executive compensation program.

You should read this section of the proxy statement in conjunction with the advisory vote that we are conducting on the compensation of the NEOs (See “Item 3 — Advisory Vote on Executive Compensation”). This Compensation Discussion and Analysis contains information that is relevant to your voting decision.

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COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

EXECUTIVE SUMMARY

Our Business

We are a global financial services business with approximately $784 billion of assets under management as of December 31, 2010, and operations in the United States, Asia, Europe, and Latin America. Through our subsidiaries and affiliates, we offer a wide array of financial products and services, including life insurance, annuities, retirement-related services, mutual funds, investment management, and real estate services. For more information about our business, please see “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 25, 2011.

2010 Business Highlights

While the past 12 months marked another year of uncertainty and challenges in the global economy and financial markets, throughout this period, as a result of our steady leadership, we were able to seize opportunities and further differentiate ourselves from the competition. Our performance in 2010 was solid and continued to reflect our attention to capital deployment, balanced business mix, and effective execution of our individual business strategies. Consequently, as in 2009, we were able to deliver strong results for our shareholders in a challenging environment of continued low interest rates and the enactment of far-reaching legislation impacting the financial services industry.

During 2010, we had the following significant accomplishments:

•

Our Financial Services Businesses reported net income of $2.7 billion, or $5.75 per share of Common Stock, compared to $3.4 billion, or $7.63 per share of Common Stock in 2009 which included a non-recurring after-tax gain of $1.4 billion or $2.95 per share of Common Stock from the sale of our interest in a retail securities brokerage joint venture;

•

Our Financial Services Businesses reported after-tax adjusted operating income of $3.0 billion and posted earnings per share of Common Stock of $6.27 compared to $2.4 billion or $5.51 per share of Common Stock in 2009;

•

Our Financial Services Businesses reported book value, excluding accumulated other comprehensive income related to unrealized gains and losses on investments and pension/post-retirement benefits as of year end 2010, of $59.48 per share of Common Stock, compared to $54.18 per share of Common Stock a year earlier;

•	The market price of our Common Stock rose to $58.71 per share as of December 31, 2010, an 18% increase over the past year and a 94% increase over the past two years;

•	We successfully completed financing transactions valued at $4.25 billion;

•	Increased assets under management to $784 billion as of year end 2010, a record level; and

•	We restored our Common Stock dividend to 2007 levels.

In 2010, we also continued to benefit from effective capital management, which remains a significant priority. Maintaining robust capital and liquidity positions provides us with a protective cushion during difficult periods, as well as the ability to pursue new opportunities. In February 2011, we acquired AIG Star Life Insurance Co., Ltd. and AIG Edison Life Insurance Company from the American International Group, Inc. for approximately $4.8 billion. This acquisition is the largest by far that we have undertaken as a public company. The addition of these operations will significantly increase Prudential’s presence in Japan, our largest and most successful market outside the United States, and one where we continue to see strong prospects for growth. With this acquisition and our continued attention to fundamentals, we believe that we have maintained and enhanced our longer-term strategic trajectory, while taking significant actions during the year to make our Company stronger.

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COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

2010 Executive Compensation Highlights

In February 2011, in view of our financial performance during 2010, as well as our other business accomplishments (as described above), the Committee took the following compensation actions:

•	We maintained base salaries at their 2010 levels;

•	We made annual and long-term incentive awards with respect to 2010 performance consistent with our 2010 business results; and

•

We granted book value units under our new Mid-Term Incentive Program reflecting the allocation of 20% of each executive officer’s long-term incentive award and the mandatory deferral of 10% of his annual incentive award.

2010 Corporate Governance Highlights

We endeavor to maintain good governance standards including with respect to the oversight of our executive compensation policies and practices. The following policies and practices were in effect during 2010:

•

We maintain a majority vote for the election of directors in uncontested elections (and require an offer to resign by any incumbent director who is not re-elected) and plurality voting in any election that is contested.

•	The leadership structure of our Board consists of a Chairman (who is also our CEO), a Lead Independent Director, who is elected by the independent directors, and strong Board committee chairs.

•	The Compensation Committee is composed solely of independent directors who have established ways to communicate with shareholders regarding their executive compensation ideas and concerns.

•	The Compensation Committee’s independent compensation consultant, Frederic W. Cook & Co., Inc., is retained directly by the Committee and performs no other consulting or other services for us.

In 2010, we included a compensation recovery (“clawback”) provision in our new Mid-Term Incentive Program. We intend to adopt a general clawback policy covering our annual and long-term incentive award plans and arrangements once the SEC adopts the final implementing rules.

•

The Compensation Committee conducts an annual review and approval of our compensation strategy, including a review of our compensation-related risk profile so that our compensation-related risks are not reasonably likely to have a material adverse effect on the Company.

Specific Compensation and Corporate Governance Features

Our compensation philosophy and related governance features are complemented by several specific elements that are designed to align our executive compensation with long-term shareholder interests, including:

•	We have stock ownership guidelines for our executive officers, including the NEOs. As of December 31, 2010, each of the NEOs satisfied his individual stock ownership level.

•

We have stock retention requirements for our executive officers, including the NEOs, that require retention of 50% of the net shares acquired upon the exercise of stock options or the payment or vesting of any performance shares and restricted stock units until the later of (i) one year following the date of acquisition of such shares or (ii) the date that the executive satisfies our stock ownership guidelines.

•

Our Board has adopted a policy prohibiting all employees, including the NEOs, and members of the Board from engaging in any hedging transactions with respect to equity securities of the Company held by them, which includes the purchase of any financial instrument (including prepaid variable forward contracts, equity swaps, collars and exchange funds) designed to hedge or offset any decrease in the market value of such equity securities. The Board has also adopted a policy prohibiting our Section 16 officers and members of the Board from pledging, or using as collateral, the Company’s securities in order to secure personal loans or other obligations, which includes holding shares of our Common Stock in a margin account.

•

Our executive officers, including the NEOs, receive no perquisites or other personal benefits, unless such benefits serve a necessary business purpose, such as the use of a Company aircraft, Company-provided vehicles and drivers, and, in the case of our CEO and Vice Chairman, security services.

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COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

PHILOSOPHY AND OBJECTIVES OF OUR EXECUTIVE COMPENSATION PROGRAM

The philosophy underlying our executive compensation program is to provide an attractive, flexible, and market-based total compensation program tied to performance and aligned with the interests of our shareholders. Our objective is to recruit and retain the caliber of executive officers and other key employees necessary to deliver sustained high performance to our shareholders, customers, and communities where we have a strong presence. Our executive compensation program is an important component of these overall human resources policies. Equally important, we view compensation practices as a means for communicating our goals and standards of conduct and performance and for motivating and rewarding employees in relation to their achievements.

Overall, the same principles that govern the compensation of all our salaried employees apply to the compensation of our executive officers. Within this framework, we observe the follow principles:

•

Retain and Hire Top Caliber Executives: Executive officers should have base salaries and employee benefits that are market competitive and that permit us to hire and retain high-caliber individuals at all levels;

•	Pay for Performance: A significant portion of the annual compensation of our executive officers should vary with annual business performance and each individual’s contribution to that performance;

•	Reward long-term growth and profitability: Executive officers should be rewarded for achieving long-term results, and such rewards should be aligned with the interests of our shareholders;

•

Tie compensation to performance of the Company’s core business: A significant portion of our executive officers’ compensation should be tied to measures of performance of our Financial Services Businesses;

•

Align compensation with shareholder interests: The interests of our executive officers should be linked with those of our shareholders through the risks and rewards of the ownership of our Common Stock;

•	Provide modest perquisites: Perquisites for our executive officers should be minimized and limited to items that serve a reasonable business purpose; and

•	Reinforce succession planning process: The overall compensation program for our executive officers should reinforce our robust succession planning process.

We believe that our compensation program should have components that link to our short-term and longer term goals. In 2010, we launched a new Mid-Term Incentive Program to complement our then existing Annual Incentive and Long-Term Incentive Programs.

•

Our Annual Incentive Program rewards performance based on the annual average percentage change in pre-tax adjusted operating income (AOI) and earnings per share (EPS). This calculation is subject to modification if return on equity (ROE) is outside a target range of 9% to 11%. For 2010, our Annual Incentive Program also provided the Committee with discretion to consider strategic measures of performance, such as performance relative to our financial targets related to our 2010 earnings guidance, capital and liquidity management, risk management, and competitive performance.

•

The new Mid-Term Incentive Program is composed of a portion (20%) of the long-term compensation value and, beginning with awards for 2010 performance, a portion (10%) from the amount awarded under our Annual Incentive Program, thereby tying a portion of the incentive compensation awarded to the NEOs to changes in book value per share over a three-year period. Book value per share is an important measure in valuing insurance and financial companies that, unlike measures based on AOI, takes into account realized gains and losses in our investment portfolio.

•

Through our Long-Term Incentive Program, we incentivize long-term value creation, by providing compensation in the form of stock options and performance shares and units that reward increases in the market value of our Common Stock as well as achievement of our annual goals over a three-year period for EPS and ROE for the Financial Services Businesses. By basing a portion of compensation under the Long-Term Incentive Program upon performance relative to annual goals over a three-year period, we encourage sustainable earnings and value creation throughout the three-year period.

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COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

In January 2011, we conducted an update to our assessment of the risks associated with our compensation policies and practices. This update included an examination of the changes in the Company’s risk profile over the past year for our executive compensation policies and practices. Based on this assessment, we determined that these risks were not reasonably likely to have a material adverse effect on our Company. Among other things, we took into consideration the fact that our principal incentive compensation plans and arrangements contained similar design and risk mitigation features as the prior year’s plans and arrangements.

HOW WE MAKE COMPENSATION DECISIONS

Role of the Compensation Committee

The Committee is responsible to our Board for overseeing the development and administration of our compensation and benefits policies and programs. The Committee, which consists of three independent directors, is responsible for the review and approval of all aspects of our executive compensation program. Among its duties, the Committee is responsible for formulating the compensation recommendations for our CEO and approving all compensation recommendations for our officers at the senior vice president level and above, including:

•	Review and approval of corporate incentive goals and objectives relevant to compensation;

•	Evaluation of individual performance results in light of these goals and objectives;

•	Evaluation of the competitiveness of each officer’s total compensation package; and

•	Approval of any changes to the total compensation package, including, but not limited to, base salary, annual and long-term incentive award opportunities, and payouts and retention programs.

Following review and discussion, the Committee submits its recommendations for compensation for these executive officers to the non-employee members of our Board for approval.

The Committee is supported in its work by the head of the Human Resources Department, her staff, and an executive compensation consultant, as described below.

The Committee’s charter, which sets out its duties and responsibilities and addresses other matters, can be found on our website at www.prudential.com/governance.

Role of the Chief Executive Officer

Within the framework of the compensation programs approved by the Committee and based on management’s review of market competitive positions, each year our CEO recommends the level of base salary increase (if any), the annual incentive award, and the long-term incentive award value for senior vice presidents and above, including the other NEOs. These recommendations are based upon his assessment of each executive officer’s performance, the performance of the individual’s respective business or function, and employee retention considerations. The Committee reviews our CEO’s recommendations and approves any compensation changes affecting our executive officers as it determines in its sole discretion.

Our CEO does not play any role with respect to any matter affecting his own compensation.

Role of the Compensation Consultant

The Committee has retained Frederic W. Cook & Co., Inc. as its executive compensation consultant. The Compensation Consultant reports directly to the Committee, and the Committee may replace the Compensation Consultant or hire additional consultants at any time. A representative of the Compensation Consultant attends meetings of the Committee, as requested, and communicates with the Committee Chair between meetings; however, the Committee makes all decisions regarding the compensation of our executive officers.

The Compensation Consultant provides various executive compensation services to the Committee pursuant to a written consulting agreement with the Committee. Generally, these services include advising the Committee on the principal aspects of our executive compensation program and evolving industry practices and providing market information and analysis regarding the competitiveness of our program design

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COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

and our award values in relationship to its performance.

During 2010, the Compensation Consultant performed the following specific services:

•	Provided a presentation on executive compensation trends and external developments.

•	Provided an annual competitive evaluation of total compensation for the NEOs, as well as overall compensation program share usage, dilution, and fair value expense.

•	Provided recommendations on CEO total compensation to the Committee at its February meeting, without prior review by our CEO.

•	Reviewed with our CEO his compensation recommendations with respect to other members of the Office of the Chairman for the Committee’s February meeting.

•	Reviewed Committee agendas and supporting materials in advance of each meeting, and raised questions/issues with management and the Committee Chair, as appropriate.

•	Reviewed drafts and commented on the CD&A for the proxy statement and related compensation tables.

In addition, the Compensation Consultant attended meetings of the Committee during 2010, as requested by the Committee Chair. The Compensation Consultant provided no services to management during 2010.

The Committee retains sole authority to hire the Compensation Consultant, approve its compensation, determine the nature and scope of its services, evaluate its performance, and terminate its engagement.

The total amount of fees paid to the Compensation Consultant for services to the Committee in 2010 was $130,910. The Compensation Consultant received no other fees or compensation from us, except for $3,400 to participate in a general industry survey of long-term compensation.

USE OF COMPETITIVE DATA

We compete in several different businesses, most of which are involved in helping individuals and institutions grow and protect their assets. These businesses draw their key employees from different segments of the marketplace. Our executive compensation program is designed with the flexibility to be competitive and motivational within the various marketplaces in which we compete for employees, while being subject to centralized design, approval, and control.

The Committee relies on various sources of compensation information to ascertain the competitive market for our executive officers, including the NEOs. The Committee uses compensation data compiled from a group of peer companies in the insurance, asset management, and other diversified financial services industries selected from the Standard & Poor’s 500 Financials Index (the “Peer Group”). The Compensation Consultant periodically reviews and updates the Peer Group, as necessary, at the direction, and with the approval of, the Committee. We believe the Peer Group represents the industries with which we currently compete for executive talent, and includes our principal business competitors. For 2010, the Peer Group consisted of the following companies:

AFLAC, Incorporated

American Express Company

Ameriprise Financial, Inc.

The Bank of New York Mellon Corporation

BlackRock, Inc.

Capital One Financial Corporation

Franklin Resources, Inc.

Genworth Financial, Inc.

The Hartford Financial Services Group, Inc.

INVESCO

JP Morgan Chase & Co.

Legg Mason

Lincoln National

Loews Corporation

Manulife Financial Corporation

MetLife, Inc.

Northern Trust Corporation

Principal Financial Group

State Street Corporation

Sun Life Financial Inc.

U.S. Bancorp

Unum Provident Corporation

Wells Fargo & Company

Notice of Annual Meeting of Shareholders and 2011 Proxy Statement	39

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

To assess the competitiveness of our executive compensation program, we analyze Peer Group proxy compensation data as well as compensation and benefits survey data developed by national compensation consulting firms, such as Towers Watson, McLagan Partners, and Mercer. As part of this process, we measure actual pay levels within each compensation component and in the aggregate. We also review the mix of our compensation components with respect to fixed versus variable, short-term versus long-term, and cash versus equity-based pay. This information is then presented to the Committee for its review and use.

The Committee generally compares the compensation of each NEO in relation to both the median and the 75th percentile of the Peer Group for similar positions as we are significantly above the median of the Peer Group in terms of size. In addition, the Committee also takes into account various factors such as our performance within the Peer Group, the unique characteristics of the individual’s position, and any succession and retention considerations. In general, compensation levels for an executive officer who is new to a position tend to be at the lower end of the competitive range, while seasoned executive officers with strong performance who are viewed as critical to retain would be positioned at the higher end of the competitive range.

Generally, any differences in the levels of total direct compensation for the NEOs in 2010 were primarily driven by the scope of their responsibilities, market data for similar positions, and considerations of internal equity.

COMPONENTS OF OUR EXECUTIVE COMPENSATION PROGRAM

The principal components of our executive compensation program and the purpose of each component are presented in the following table. We measure the program’s competitiveness both by comparing relevant market data against the amounts paid at each executive officer position as well as by salary grades, which are composed of many positions that we consider to have similar responsibilities.

We monitor the risks associated with our executive compensation program, as well as the components of our program and individual compensation decisions, on an ongoing basis. In January 2011, the Committee was presented with the results of a study reviewing our compensation programs, including our executive compensation program, to assess the risks arising from our compensation policies and practices. The Committee agreed with the study’s findings that these risks were within our ability to effectively monitor and manage and that these risks are not reasonably likely to have a material adverse effect on the Company.

When establishing incentive compensation opportunities, we look at the 50th and 75th percentiles of the Peer Group (for each compensation element) for similar positions to understand where these opportunities fall relative to the competitive market. Actual payouts are based upon the market price of our Common Stock and financial performance.

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COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Compensation Component	Key Characteristics	Purpose	Principal 2010 Actions
Base Salary	Fixed compensation component. Reviewed annually and adjusted, if and when appropriate.	Intended to compensate an executive officer fairly for the responsibility level of the position held.	No base salary increases in 2011 based on the 2010 performance year.
Annual Incentive Awards	Variable compensation component. Performance-based award opportunity. Payable based on corporate and business unit performance and level of individual contributions to that performance.	Intended to motivate and reward executive officers for achieving our short-term (annual) business objectives that drive overall performance; intended to encourage accountability by rewarding based on performance.	The NEOs received annual incentive awards ranging from $2,550,000 to $6,100,000 (with 10% of these amounts being deferred into the Mid-Term Incentive Program).
Mid-Term Incentive Awards	Variable compensation component. Performance-based award opportunity, granted annually in the form of book value units. Amounts actually earned will vary based on overall value of our business over a multi-year period.	Intended to motivate executive officers to achieve our business objectives, including the impact of realized gains and losses of investment portfolio, over the long-term and to reinforce the link between the interests of our executive officers and our shareholders; and intended to motivate our executive officers to improve multi-year financial performance.	The NEOs received book value units representing 20% of their long-term incentive value and 10% of their annual incentive awards for 2010.
Long-Term Incentive Awards	Variable compensation component. Performance-based award opportunity, generally granted annually as a combination of stock options and performance shares and units. Amounts actually earned will vary based on stock price appreciation and corporate performance.	Intended to motivate executive officers to achieve our business objectives by tying incentives to the performance of our Common Stock over the long-term; and to reinforce the link between the interests of our executive officers and our shareholders.	The NEOs received long-term incentive values ranging from $1,400,000 to $8,000,000 in February 2011 (with 20% of these amounts being allocated to the Mid-Term Incentive Program).
Health and Welfare Plans and Retirement Plans	Fixed compensation component.	Intended to provide benefits that promote employee health and support employees in attaining financial security.	No changes to programs in 2010 that affected the NEOs.
Perquisites and Other Personal Benefits	Fixed compensation component.	Intended to provide a business-related benefit to our Company, and to assist in attracting and retaining executive officers.	No changes to benefits in 2010 that affected the NEOs.
Post-Employment Compensation	Fixed compensation component.	Intended to provide temporary income following an executive officer’s involuntary termination of employment and, in the case of a change of control, to also provide continuity of management.	No changes to programs in 2010 that affected the NEOs.

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COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

The following discussion contains information regarding certain performance measures and goals. These measures and goals are disclosed in the limited context of our executive compensation program. Investors should not apply these performance measures and goals to other contexts.

DIRECT COMPENSATION COMPONENTS

Base Salary

Base salary is the principal fixed component of the total direct compensation of our executive officers, including the NEOs, and is determined by considering the relative importance of the position, the competitive marketplace, and the individual’s performance and contributions. Base salaries are reviewed annually. However, reflecting practices in the financial services sector, most of our focus is on annual and long-term incentive awards rather than base salary. Thus, our common practice has been for an executive officer to have his or her base salary increased only infrequently and then mostly at the time of a change in position or assumption of new responsibilities.

Decisions for 2010 and 2011

None of the NEOs, with the exception of Mr. Baird, received an increase to base salary in 2010. In February 2010, the Committee increased Mr. Baird’s annual base salary to $550,000 based on his 2009 performance and the competitive market for positions of similar scope and responsibility. This increase was effective March 1, 2010.

Annual Incentive Awards

Annual incentive awards for our executive officers, including the NEOs, are paid through an incentive pool that covers approximately 15,000 employees. Each year, the initial size of this pool is based on the final pool amount from the previous year. This amount is then adjusted for changes in headcount and, as described in the following section, for business performance relative to the prior year.

Determination of Incentive Pool

To ensure that the annual incentive awards establish a direct link between the interests of our executive officers and our shareholders, after adjusting the final annual incentive pool amount from the prior year for changes in headcount, the Committee assesses our performance relative to a series of financial measures as well as strategic and qualitative factors to arrive at the incentive pool to be used for the payment of annual incentive awards for the current year.

For 2010, three key financial measures of the operating performance for our Financial Services Businesses were used to determine the preliminary quantitative adjustment to the final 2009 annual incentive pool – pre-tax adjusted operating income (“AOI”), earnings per share (“EPS”), and return on equity (“ROE”).

AOI is a non-GAAP measure of performance of our Financial Services Businesses. For a description of how we calculate pre-tax AOI and for a reconciliation of pre-tax AOI to the nearest comparable GAAP measure, see the notes to the consolidated financial statements included in our annual reports on Form 10-K and quarterly reports on Form 10-Q filed with the SEC, which can be found on our website at www.investor.prudential.com. After-tax AOI is adjusted operating income before taxes, less the income tax effect applicable to pre-tax AOI, as publicly disclosed in our Quarterly Financial Supplements, also available on our website. During the third quarter of 2010, we revised the definition of AOI to reflect an adjustment in how we calculate our Annuities hedging results. Applying this new definition of AOI resulted in a slight reduction in the size of the annual incentive pool compared to the size of the pool resulting from the application of the former definition of AOI.

EPS is “Earnings Per Share of Common Stock (diluted): Financial Services Businesses after-tax adjusted operating income,” as publicly disclosed in our Quarterly Financial Supplements.

ROE is “Operating return on average equity (based on after-tax adjusted operating income),” as defined and publicly disclosed in our Quarterly Financial Supplements.

In calculating the amount of the preliminary adjustment, the Committee adjusted the final 2009 annual incentive pool (as first adjusted for changes in headcount) based on the annual average percentage change in pre-tax AOI and EPS from 2009. In determining this percentage change, the Committee reserved the discretion to adjust the reported pre-tax AOI and EPS figures for the current and prior years for one-time items that did not reflect operating performance. These primarily consisted of adjustments for equity issuances in June 2009 and November 2010.

In addition, the Committee adjusted the annual incentive pool for actual performance of the Standard & Poor’s 500 relative to our 8% growth assumption. As the performance of the Standard & Poor’s 500 for both 2009 and 2010 exceeded our estimate, the Committee adjusted our results to reflect this variance resulting in a decrease in bonusable AOI amounts and a corresponding decrease in our EPS for both years.

This calculation was then subject to a further modification of up to +/-25% if ROE, adjusted in the same manner as pre-tax AOI and EPS, was outside the target range of 9% to 11%. Because our ROE for 2010 was within the target range, no such modification was made.

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COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

For 2010, the net effect of the change in pre-tax AOI and EPS from 2009 as well as the adjustments for one-time items and actual Standard & Poor’s 500 performance was an increase in the size of the 2010 annual incentive pool of approximately 26% over the size of the 2009 pool (after headcount adjustments).

Following this preliminary calculation of the 2010 annual incentive pool, the Committee reserved the discretion to further increase or decrease the size of the incentive pool to reflect additional strategic and qualitative factors, such as performance relative to the financial targets related to our 2010 guidance of reported EPS of $5.40 to $5.70, pre-tax AOI ranging from $3.4 to $3.6 billion and ROE between 9% – 11%; total shareholder return relative to the Peer Group; changes in credit ratings and relative borrowing spreads; new product activity; employee satisfaction measures; acquisition and divestiture activity; satisfaction of capital and risk levels; and expense management. While we exceeded our EPS and pre-tax AOI targets and met our ROE target, and performed well relative to these other strategic and qualitative factors, no additional adjustments were made by the Committee to the size of the annual incentive pool.

Decisions for 2010

Once the size of the annual incentive pool is set, the Committee allocates the pool among eligible executive officers and other employees, including the NEOs. While the quantitative and qualitative performance criteria used to determine the size of the annual incentive pool guide the Committee in this process, they are not determinative of the amount of an individual executive officer’s annual incentive award in a given year.

The Committee determines the amount of an individual executive officer’s annual incentive award, including the awards of the NEOs, based on its evaluation of his or her individual contributions during the year with reference to market data for the individual’s position in the Peer Group. In determining the 2010 annual incentive awards for our executive officers, including the NEOs, the key drivers considered by the Committee were:

•	Their collective performance in managing our business during challenging market conditions;

•	Their management of specific units; and

•	Our financial performance.

While the Committee did not establish specific individual performance metrics for the NEOs, at the beginning of the year our CEO met with each of the other NEOs to outline and discuss with such executive officer the key financial factors that the Committee would consider when assessing our Company’s performance at the end of the year, their expected contributions to that performance, and how their performance might influence their annual incentive awards.

MR. STRANGFELD

In assessing the individual performance of Mr. Strangfeld, our CEO, the Committee, and the independent members of our Board of Directors, considered the evaluation of his performance that was conducted by the Lead Director of our Board and the Committee Chair. This evaluation identified and examined a broad range of corporate and individual performance factors, including:

•	A return to a quality of earnings that demonstrates the implementation and operation of sustainable business fundamentals;

•	A 24% increase in pre-tax AOI for our Financial Services Businesses for 2010 compared to 2009;

•	Net income for our Financial Services Businesses of $2.7 billion for 2010;

•

Growth in book value per share of Common Stock, excluding unrealized gains and losses on investments and pension/post-retirement benefits, to $59.48 as of December 31, 2010 versus $54.18 a year earlier;

•	Gross sales of individual annuities of $21.8 billion for 2010, compared to $16.3 billion for 2009;

•	Full-service retirement net sales of $2.5 billion for 2010;

•	International insurance annualized new business premiums of $1.8 billion for 2010 based on constant dollars, up 25% from the 2009 level;

•	His ability to maintain strong relationships within our Company as well as with key external stakeholders;

•	His accomplishments related to inspiring confidence, and talent management and development, including introduction of new leadership competency assessment and development tools; and

•	His vision and leadership with respect to our acquisition of AIG Star Life Insurance Co., Ltd. and AIG Edison Life Insurance Company.

Based on these factors, including its own evaluation of his performance, in February 2011, the Committee recommended, and the independent members of our Board of Directors approved, an annual incentive award of $6,100,000 for Mr. Strangfeld for 2010, compared to an annual incentive award of $4,600,000 for 2009 (excluding the portion of his 2009 annual incentive award attributable to our investment in Wachovia Securities Financial Holdings, LLC), a 33% increase.

In the case of the other NEOs, Mr. Strangfeld formulated recommendations for each individual based on his assessment of their performance and presented these recommendations to the Committee for its consideration. Based on these recommendations, as well as the key drivers previously described and its own evaluation of their performance, the Committee recommended, and the

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COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

independent members of our Board of Directors approved, the following annual incentive awards for each of the other NEOs:

MR. CARBONE

Mr. Carbone’s annual incentive award was $2,550,000, compared to an annual incentive award of $2,000,000 for 2009 (excluding the portion of his 2009 annual incentive award attributable to our investment in Wachovia Securities Financial Holdings, LLC), an increase of 28%. Among the factors the Committee considered in determining the amount of his award were:

•

His key role in capital planning, including the issuance of long-term debt totaling $2.25 billion in 2010 for general corporate purposes, as well as $1 billion of Common Stock and $1 billion of long-term debt for the financing of the acquisition of AIG Star Life Insurance Co., Ltd. and AIG Edison Life Insurance Company;

•	Insightful approaches for maintaining risk-based capital for our principal domestic insurance subsidiaries and solvency margins for our international insurance subsidiaries at appropriate levels;

•

His acumen in effectively managing our Company’s liquidity position, resulting in $6.7 billion of cash and short-term investments at the parent company level at year-end 2010, contributing to the funding of the acquisition of AIG Star Life Insurance Co., Ltd. and AIG Edison Life Insurance Company and providing flexibility for business growth and longer-term investments as market opportunities arise while maintaining an appropriate liquidity cushion;

•	His effective supervision of internal financial and accounting functions and adaptation to emerging accounting and financial reporting standards; and

•

His successful efforts in talent management, including completing a series of organizational changes and making significant progress in developing additional management strength and depth in our financial organization.

MR. GRIER

Mr. Grier’s annual incentive award was $5,200,000, compared to an annual incentive award of $4,000,000 for 2009 (excluding the portion of his 2009 annual incentive award attributable to our investment in Wachovia Securities Financial Holdings, LLC), an increase of 30%. Among the factors the Committee considered in determining the amount of his award were:

•

His successful service as our Company’s and an industry spokesperson through the process of the emerging financial market regulatory reform, including his role as chair of an SEC-formed committee on regulatory enhancements for the financial markets, and his outreach efforts and engagement with our major shareholders on corporate governance matters;

•	His leadership role in our efforts to adapt our hedging programs to more broadly cover equity market exposure for statutory capital with a focus on tail-risk rather than general equity market declines, allowing protection of the Company’s capital in a cost-effective manner under stress scenarios involving severe equity market declines;

•

His leadership of our internal risk management functions, including focus on investment portfolio quality, with net unrealized gains on general account fixed maturities of our Financial Services Businesses amounting to $5.7 billion at year-end 2010 compared to net unrealized gains of $1.0 billion a year earlier and credit losses and impairments for the year at lowest level since 2007;

•	His instrumental role in our successful access to public debt markets; and

•	His key role in allocating capital to businesses with superior growth and return potential, enabling our Company to benefit from improving financial markets.

MR. BAIRD

Mr. Baird’s annual incentive award was $2,600,000, compared to an annual incentive award of $2,000,000 for 2009 (excluding the portion of his 2009 annual incentive award attributable to our investment in Wachovia Securities Financial Holdings, LLC), an increase of 30%. Among the factors the Committee considered in determining the amount of his award were:

•	His efforts in leading our international businesses to a 12% increase in pre-tax adjusted operating income for 2010, compared to the prior year;

•

His leadership in the growth of our international distribution channels, contributing to a 25% increase in constant dollar international insurance annualized new business premiums for 2010 compared to the prior year;

•

His management of our strategy to cultivate sales through bank distribution in Japan, resulting in sequential growth of such sales for four consecutive quarters and achievement of $328 million constant dollar annualized new business premiums from bank channel sales, compared to $134 million in 2009, with the increase driven by life insurance protection products;

•	His leadership role in our acquisition of AIG Star Life Insurance Co., Ltd. and AIG Edison Life Insurance Company; and

•	His cultivation of a strong management team for our Company’s international businesses, including appointment of additional management team members in major country and support operations.

The annual incentive awards for the NEOs reflect, among other factors, their contributions to our significant financial accomplishments for 2010, and the acquisition of the AIG Star Life Insurance Co., Ltd. and AIG Edison Life Insurance Company.

44	Notice of Annual Meeting of Shareholders and 2011 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

MR. WINOGRAD

Mr. Winograd’s annual incentive award was $4,800,000, compared to an annual incentive award of $3,500,000 for 2009 (excluding the portion of his 2009 annual incentive award attributable to our investment in Wachovia Securities Financial Holdings, LLC), an increase of 37%. Among the factors the Committee considered in determining the amount of his award were:

•	His contributions to the success of our Individual Annuity business, which recorded a 33% increase in gross sales for 2010 compared to the prior year;

•

His leadership of our Asset Management business, which reported pre-tax adjusted operating income of $487 million for 2010 compared to $55 million in the prior year and achieved $28.6 billion of net institutional inflows of long-term investment funds for 2010, compared to $13.0 billion in 2009;

•	His contributions to the success of our Retirement business, with full-service account values reaching $141 billion as of December 31, 2010, compared to $126 billion a year earlier;

•

His prudent oversight of our Individual Life Insurance business, which maintained market relevance with $260 million of annualized new business premiums for 2010 while adjusting product pricing consistent with a focus on appropriate returns over market cycles; and

•	His cultivation of a strong management team for our Company’s U.S. businesses.

While the key drivers and related individual performance factors described above were relatively more important than other factors in determining the 2010 annual incentive awards for the NEOs, the Committee did not assign a specific weight to any factor, but, rather, evaluated the totality of the factors in making each award determination.

The following table illustrates the Committee’s perspective of the 2009 and 2010 total direct compensation (base salary, annual incentive award, and long-term incentives) for the NEOs. This table is not a substitute for the compensation tables required by the SEC and included under the heading “Compensation of Named Executive Officers” contained in this proxy statement, but we believe it provides a more accurate picture of how the Committee viewed its compensation actions for the NEOs based on our performance for these two years:

ANNUAL COMPENSATION

Named Executive Officer	2009 Compensation	2010 Compensation	Percentage Change
John R. Strangfeld
Salary*	$1,000,000	$1,000,000	0%
Annual Incentive**	$4,600,000	$6,100,000	33%
Long-Term Incentive***	$6,500,000	$8,000,000	23%
Total	$12,100,000	$15,100,000	25%

Named Executive Officer	2009 Compensation	2010 Compensation	Percentage Change
Richard J. Carbone
Salary*	$500,000	$500,000	0%
Annual Incentive**	$2,000,000	$2,550,000	28%
Long-Term Incentive***	$1,300,000	$1,400,000	8%
Total	$3,800,000	$4,450,000	17%
Mark B. Grier
Salary*	$850,000	$850,000	0%
Annual Incentive**	$4,000,000	$5,200,000	30%
Long-Term Incentive***	$5,200,000	$6,200,000	19%
Total	$10,050,000	$12,250,000	22%
Edward P. Baird
Salary*	$550,000	$550,000	0%
Annual Incentive**	$2,000,000	$2,600,000	30%
Long-Term Incentive***	$2,000,000	$3,000,000	50%
Total	$4,550,000	$6,150,000	35%
Bernard B. Winograd
Salary*	$600,000	$600,000	0%
Annual Incentive**	$3,500,000	$4,800,000	37%
Long-Term Incentive***	$2,500,000	$3,500,000	40%
Total	$6,600,000	$8,900,000	35%

*	Salary represents annualized base salary for the 2009 and 2010 performance years. Only Mr. Baird received a salary increase during this period. His salary was increased from $450,000 to $550,000 on March 1, 2010 based on 2009 performance. These amounts may differ from the salary reported in the 2010 Summary Compensation Table, which represents the actual salary paid during the year.
**	2009 annual incentive excludes special one-time cash awards relating to the Wachovia transaction.
***	Represents the compensation value of long-term awards for each performance year. For example, the long-term values under the “2010 Compensation” column represent awards made in February 2011 for the 2010 performance year.

Beginning in 2011, senior executive officers, including the NEOs, except for Mr. Winograd who is retiring in 2011, were required to defer receipt of 10% of their annual incentive awards into our Mid-Term Incentive Program, as discussed below.

Annual Incentive Design for 2011

In February 2011, the Committee selected the financial measures of the operating performance for our Financial Services Businesses that will be used to determine the preliminary quantitative adjustment to the final 2010 annual incentive pool for purposes of determining the annual incentive pool that will be used to make annual incentive awards for 2011. As in 2010, these measures will be pre-tax adjusted operating income, earnings per share, and return on equity. Other features of the Annual Incentive Program, such as adjustments for one-time items that do not reflect operating performance and actual Standard & Poor’s 500 performance relative to our 8% growth assumptions will remain unchanged. In this regard, in determining the percentage change in pre-tax AOI, EPS, and ROE between 2010 and 2011, the Committee determined that the June 2009 and November 2010 equity issuances will be included in the share count for purposes of determining 2011 EPS, AIG Star Life Insurance Co., Ltd. and AIG Edison Life Insurance Company earnings will be annualized in 2011, and one-time integration costs related to AIG Star Life Insurance Co., Ltd. and AIG Edison Life Insurance Company will be excluded.

Notice of Annual Meeting of Shareholders and 2011 Proxy Statement	45

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Our Mid-Term Incentive Program links a substantial portion of our senior executives incentive compensation – 20% of their annual long-term incentive award and a mandatory deferral of 10% of their annual incentive value – to the receipt of book value units attributable to our Financial Services Businesses.

Mid-Term Incentive Program

Our Mid-Term Incentive Program which first became effective in 2010, is designed to complement our annual and long-term incentive award programs. The Mid-Term Incentive Program is a program for a select group of senior executive officers, including the NEOs, which links payments to a measure of book value per share – a key metric in valuing insurance, banks, and investment firms that is closely followed by investors. Unlike the financial measures based on AOI that are used in other aspects of our executive compensation program, the book value per share metric takes into consideration realized gains and losses in our investment portfolio.

Book value per share is “Book Value per share of Common Stock excluding accumulated other comprehensive income related to unrealized gains and losses on investments and pension/post-retirement benefits,” as publically disclosed in our Quarterly Financial Supplements.

For purposes of the Mid-Term Incentive Program, “book value units” are based on the equity attributable to our Financial Services Businesses divided by the number of common shares outstanding at the end of the period, on a fully diluted basis. These units track the value of “book value per share of Common Stock excluding accumulated other comprehensive income related to unrealized gains and losses on investments and pension/post-retirement benefits” as noted in our Quarterly Financial Supplements.

Awards under the Mid-Term Incentive Program are granted and denominated in book value units that are funded from two sources:

•	the allocation of 20% of a participant’s long-term incentive value for the year as determined by the Committee; and

•	a mandatory deferral of 10% of a participant’s annual incentive award.

Amounts contributed to the Mid-Term Incentive Program are converted to book value units, the value of which then tracks changes in book value per share for each participant.

One-third of a participant’s annual award of book value units is distributed in cash in each of the three years following the year of grant.

“Clawback” Provision

Under the Mid-Term Incentive Program, the book value units of participants, including the NEOs, are subject to forfeiture (or “clawback”) in the event that the Committee determines, in its discretion, that a participant has engaged in conduct, or omitted taking appropriate action, which was a contributing factor to any material restatement of our consolidated annual financial statements and that resulted in an overpayment under the Mid-Term Incentive Program, in which the executive officer participates.

Long-Term Incentive Program

We provide long-term incentive opportunity to motivate and reward our executive officers for contributions to achieving our business objectives by tying incentives to the performance of our Common Stock over the long term, to further reinforce the link between the interests of our executive officers and our shareholders, and to motivate our executive officers to improve multi-year financial performance. Our practice is to grant long-term incentive awards in the form of a balanced mix of performance shares and units, and stock options to our senior vice presidents and above, including the NEOs, in amounts that are consistent with competitive practice. These awards are made shortly after the end of our fiscal year and reflect the prior year’s performance.

In determining the amount of individual long-term incentive awards, the Committee considers a senior officer’s individual performance during the immediately preceding year, potential future contributions, and retention considerations, as well as market data for the executive officer’s position in the Peer Group. In addition, in the case of long-term incentive awards to any NEO, the total payments of performance shares or units, restricted stock units and annual and mid-term incentive awards in any given year may not exceed 0.6% of our pre-tax AOI in the prior year.

Long-term incentive awards may also be granted when an individual is promoted to, or within, a senior officer position to recognize the increase in the scope of his or her role and responsibilities. From time to time, we may make special awards in the form of restricted stock units, to commemorate major milestones, or selective awards in situations involving a leadership transition.

Dividend equivalents are paid on the final number of performance shares and units paid out, up to the target number of shares.

Decisions for 2010

In February 2011, the Committee granted long-term incentive awards to the NEOs based on its assessment of their individual performance during 2010. After the 20% carve-out for the Mid-Term Incentive Program (as described above), these awards were granted in the form of stock options (50%), performance shares (25%), and performance units (25%). The Committee determined that this long-term incentive mix would appropriately motivate and reward the NEOs to work towards achieving our long-term objectives, further reinforce the link between their interests and the interests of our shareholders, and provide a balanced portfolio composed of stock options (which provide value based solely on stock price appreciation) and performance awards (which provide value only upon attainment of specific performance goals).

46	Notice of Annual Meeting of Shareholders and 2011 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

The performance unit awards were denominated in share equivalents and have the same value as the performance share awards on the award payment date. The performance share and performance unit awards were granted for a three-year performance period with the preliminary payout determined each year as to one-third of the target award based on our annual performance against our EPS and ROE goals. The 2011 financial goals, which apply to one-third of the 2010 and 2011 target awards are EPS of $6.15 and ROE within a range of 9% to 11%. The EPS and ROE figures will be subject to the same adjustments for one-time items and Standard & Poor’s 500 performance as under the 2011 annual incentive program. The Committee will set the 2012 and 2013 goals by March of each year. The Committee believes that using financial measures that are similar to the measures that are used for our annual incentive awards helps to ensure that the short-term actions and decisions of the NEOs are also oriented towards creating shareholder value that can be sustained over the long-term. The book value per share measure used in the Mid-Term Incentive Program takes into account realized gains and losses in our investment portfolio and is another strong indicator of long-term shareholder value.

This preliminary earnout determination is subject to adjustment by the Committee to take into account any significant items that, in its judgment, do not accurately reflect our operating performance and to reflect the actual performance of the

Standard & Poor’s 500 during the year relative to our operating plan assumptions relating to Standard & Poor’s 500 performance. The earnout also may be adjusted by the Committee, in its discretion, by up to 15% of the earned shares and units, based on its evaluation of other quantitative and qualitative factors, including, but not limited to, exchange rate variations, a review of net income, our performance relative to the Peer Group, our credit ratings, and other strategic development factors. In the event of any extraordinary circumstances that it determines in its sole discretion, the Committee may make additional adjustments to the final award values (either collectively or on an individual basis).

At the end of the three-year performance period, the performance share awards will be paid in shares of Common Stock and performance units will be paid in cash.

The following table presents the incentive awards for each NEO granted under the Mid-Term Incentive Program and our Long-Term Incentive Program and includes the mandatory deferrals of 10% of the annual incentive award (except for Mr. Winograd who is retiring in 2011). Awards are expressed as compensation values in the table. Awards are granted as book value units under the Mid-Term Incentive Program, and as stock options, performance shares and performance units under the Long-Term Incentive Program. These awards generally will not be reported in the Summary Compensation Table until next year.

Named Executive Officer	Mid-Term Incentive Program– Compensation Value of Book Value Units	Long-Term Incentive Program – Compensation Value of Stock Options	Long-Term Incentive Program – Compensation Value of Performance Shares	Long-Term Incentive Program – Compensation Value of Performance Units	Total
John R. Strangfeld	$2,210,000	$3,200,000	$1,600,000	$1,600,000	$8,610,000
Richard J. Carbone	$535,000	$560,000	$280,000	$280,000	$1,655,000
Mark B. Grier	$1,760,000	$2,480,000	$1,240,000	$1,240,000	$6,720,000
Edward P. Baird	$860,000	$1,200,000	$600,000	$600,000	$3,260,000
Bernard B. Winograd	$700,000	$1,400,000	$700,000	$700,000	$3,500,000

Performance Share Awards

During 2010, the NEOs had two performance share awards outstanding. The key features of these awards were as follows:

Performance Period	Performance Measures	Performance Measure Target Levels	Target Number of Shares to be Awarded	Actual Number of Shares
2008 – 2010	- Return on equity - Earnings-per-share	- Average ROE of 16% over performance period. - Compounded annual growth rate in EPS of 13% over performance period.	- 100% at target level - 150% if average ROE of 17% and EPS growth of 16%. - No payment if average ROE is 11% or less and EPS growth is 6% or less.	28.92% of the target number of shares.
2010 – 2012	- Return on equity - Earnings-per-share	With respect to one-third of award shares for 2010 - ROE within range of 9% to 11% and EPS of $5.40. With respect to one-third of award shares for 2011 - ROE within range of 9% to 11% and EPS of $6.15. The EPS and ROE figures will be subject to the same adjustments for one-time items and Standard & Poor’s 500 Performance as under the 2011 Annual Incentive Program.	For 2010: - 100% at target level. For 2011: - 100% at target level.	To be determined by the Committee in February 2013 based on actual performance compared to annual targets for ROE and EPS.

Notice of Annual Meeting of Shareholders and 2011 Proxy Statement	47

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

In February 2011, the NEOs received payouts with respect to the performance share awards that were granted in February 2008 for the three-year performance period ending December 31, 2010. These awards were paid at 28.92% of the target number of shares initially awarded (the payment value of which is approximately 22% of the original compensation value) based on our actual performance relative to the target goals for average ROE of 16% and compounded annual growth rate in EPS of 13% for the three-year performance period. The final award payments to the NEOs were:

Named Executive Officers	Target Number of Shares Awarded	Actual Number of Shares Awarded
John R. Strangfeld	45,418	13,135
Richard J. Carbone	9,084	2,628
Mark B. Grier	36,334	10,508
Edward P. Baird	10,481	3,032
Bernard B. Winograd	17,469	5,053

Awards Attributable to Wachovia Securities Joint Venture Investment

As discussed in our 2010 proxy statement, in December 2009, we completed the sale of our minority joint venture interest in Wachovia Securities Financial Holdings, LLC to Wells Fargo & Co. for $4.5 billion in cash. In recognition of this exceptional outcome, in February 2010, the Committee approved special compensation considerations totaling approximately $87 million, representing 2.49% of the cumulative pre-tax gain of $3.5 billion on the investment.

Among these considerations were special one-time awards for 17 key individuals who were instrumental in the origination, execution, management, and disposition of the investment. Among the recipients of these awards were Messrs. Strangfeld, Carbone, and Grier, who received special compensation awards totaling $8.0 million, $1.3 million, and $8.0 million, respectively. Fifty percent of the awards to these executive officers was paid in cash, as part of their annual incentive awards for 2009, and 50% in the form of special restricted stock units, one-third of which vest on each of the first three anniversaries of the date of grant.

The following table presents the compensation value of restricted stock units to each of the NEOs who received a special one-time award attributable to their performance with respect to our investment in Wachovia Securities Financial Holdings, LLC. The grant date fair value of these awards is reported in the Summary Compensation Table, along with the other long-term incentive awards made to the NEOs during 2010:

NEO	Compensation Value of Restricted Stock Units (Number of Units)*
John. R. Strangfeld	$4,000,000 (76,541)
Richard J. Carbone	$ 650,000 (12,438)
Mark B. Grier	$4,000,000 (76,541)
Edward P. Baird	—
Bernard B. Winograd	—
(*)	The dollar amounts shown for restricted stock units represent the compensation value of the awards. The number of restricted stock units awarded was determined by dividing the compensation value by the average closing market price of our Common Stock on the NYSE for the final 20-day trading period in January 2010, or $52.26.

POST-EMPLOYMENT COMPENSATION

Retirement Plans

We view retirement benefits as a key component of our executive compensation program because they encourage long-term service. Accordingly, we offer our employees, including the NEOs, a comprehensive benefits program that provides the opportunity to accumulate adequate retirement income.

We periodically compare the competitiveness of our benefits programs for all our employees, including retirement benefits, against other employers with whom we broadly compete for talent. It is our objective to provide our employees with a benefits package that is at or around the median when compared to other employers.

Tax-Qualified Plans

We sponsor two tax-qualified retirement plans for our employees in the United States, including the NEOs:

•	The Prudential Merged Retirement Plan (the “Merged Retirement Plan”), a defined benefit plan; and

•	The Prudential Employee Savings Plan (the “PESP”), a defined contribution plan.

Nonqualified Plans

We sponsor two supplemental retirement plans which allow highly-compensated employees (that is, employees whose compensation exceeds the limits established by the Internal Revenue Code (the “Code”) for covered compensation and benefit levels) to receive the same benefits they would have earned but for these limitations:

•	the Prudential Supplemental Retirement Plan (the “Supplemental Retirement Plan”); and

•	the Prudential Supplemental Employee Savings Plan (the “SESP”).

Supplemental Executive Retirement Plans

We sponsor two supplemental executive retirement plans for certain eligible executive officers, including the NEOs, to offset the potential loss or forfeiture of retirement benefits under certain limited circumstances:

•	the Prudential Insurance Supplemental Executive Retirement Plan; and

•	the PFI Supplemental Executive Retirement Plan (collectively, the “Prudential SERPs”).

Deferred Compensation Plan

Finally, we maintain the Prudential Insurance Company of America Deferred Compensation Plan (the “Deferred Compensation Plan”). We offer this plan to our executives as a competitive practice.

For descriptions of the tax-qualified and nonqualified defined benefit pension plans, the Prudential SERPs, and the Deferred Compensation Plan, see the discussions of “Pension Benefits” and “Nonqualified Deferred Compensation.”

48	Notice of Annual Meeting of Shareholders and 2011 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

In addition to the foregoing programs, our Board has adopted a policy prohibiting us from entering into any severance or change in control agreement with any of our executive officers, including the NEOs, that provides for payments and benefits that exceed 2.99 times the sum of the executive officer’s base salary and most recently earned cash bonus, without shareholder approval or ratification. We do not provide excise tax reimbursements to any of our executives.

While our other executive officers are eligible for severance payments in the event of involuntary termination of employment without “cause,” our CEO is not a participant in the severance program.

Severance and Change in Control Arrangements

To enable us to offer competitive total compensation packages to our executive officers, as well as to ensure the ongoing retention of these individuals when considering potential takeovers that may create uncertainty as to their future employment with us, we offer certain post-employment payments and benefits to our executive officers, including the NEOs, upon the occurrence of several specified events. These payments and benefits are provided under two separate programs:

•	the Prudential Severance Plan for Senior Executives (the “Severance Plan”); and

•	the Prudential Financial Executive Change of Control Severance Program (the “Change in Control Program”).

We have not and do not enter into individual employment agreements with our executive officers. Instead, the rights of our executive officers with respect to specific events, including death, disability, severance or retirement, or a change in control of the Company, are covered by these two programs.

We use plans, rather than individually negotiated agreements, to provide severance and change in control payments and benefits for several reasons. First, a “plan” approach provides us with the flexibility to change the terms of severance benefits from time to time. An employment agreement would require that the affected executive officer consent to any changes. Second, this approach is more transparent, both internally and externally. Internal transparency eliminates the need to negotiate severance or other employment separation benefits on a case-by-case basis. In addition, it assures our executive officers that his or her severance benefits are comparable to those of other executive officers with similar levels of responsibility and tenure.

Our executive officers, including the NEOs, except for our CEO, are eligible for severance payments in the event of an involuntary termination of employment without “cause.” These officers and our CEO are also eligible for “double trigger” severance payments in the event of an involuntary termination of employment without “cause” or a termination of employment with “good reason” in connection with a change in control of the Company. Our executive officers are also entitled to certain limited “single trigger” benefits upon a change in control, including equity acceleration when awards are not honored, assumed, or replaced by a successor employer. Such equity acceleration not only provides our executive officers with the benefit of these outstanding awards, it may also allow the executive officer to exercise the awards and possibly participate in the change in control transaction for the consideration received.

The payment of these awards at target rewards the executive officer for his or her expected performance prior to the change in control transaction.

For detailed information on the estimated potential payments and benefits payable to the NEOs in the event of their termination of employment, including following a change in control of the Company, see the heading “Potential Payments Upon Termination or Change in Control.”

Perquisites and other personal benefits represent an immaterial element of our executive compensation program. In 2010, the NEOs received perquisites with an average incremental cost to the Company of $37,574.

PERQUISITES AND OTHER PERSONAL BENEFITS

We do not provide our executive officers, including the NEOs, with perquisites or other personal benefits, except for the use of a Company aircraft, Company-provided vehicles and drivers, and, in the case of our CEO and Vice Chairman, security services. These items are provided because we believe that they serve a necessary business purpose. The cost allocated to the personal use of Company-provided vehicles, including commuting expenses, and the incremental cost associated with the security services, to the extent not reimbursed to us, is reported in the Summary Compensation Table. Our executive officers, including the NEOs, are required to reimburse us for the incremental cost of any personal use of the Company aircraft.

We do not provide tax reimbursements or any other tax payments to any of our executive officers.

Notice of Annual Meeting of Shareholders and 2011 Proxy Statement	49

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

OTHER COMPENSATION POLICIES

In addition to the other components of our executive compensation program, we maintain the compensation policies described below. These policies are consistent with evolving best practices and help ensure that our executive compensation program does not encourage our executive officers to engage in behaviors that are beyond our ability to effectively identify and manage risk.

To encourage our executive officers to acquire and hold shares of our Common Stock, we have adopted the following policies:

Stock Ownership Guidelines

We have adopted stock ownership guidelines for our executive officers to encourage them to build their ownership position in our Common Stock over time by direct market purchases, making investments available through the PESP and the Deferred Compensation Plan, and retaining shares they earn through our equity incentive and option plans. These guidelines are presented as stock value as a percentage of base salary as follows:

Position	Stock Value as a Percentage of Base Salary
Chief Executive Officer	500%
Vice Chairman and Executive Vice Presidents	300%
Senior Vice Presidents	200%

As of December 31, 2010, each of the NEOs satisfied his individual stock ownership level. In light of market volatility, the Committee revised the stock ownership guidelines in February 2010 to provide that, once executives attain their ownership guideline levels, they will remain in compliance with the guidelines despite future changes in stock price and base salary, as long as their holdings do not decline below the number of shares at the time the share ownership guidelines were met.

Stock Retention Requirements

We have adopted stock retention requirements for our executive officers. Each executive officer is required to retain 50% of the net shares (after payment of the applicable exercise price, if any, applicable fees, and applicable taxes) acquired upon the exercise of stock options or the payment or vesting of any performance shares and restricted stock units. The executive officer is required to hold such shares until the later of one year following the date of acquisition of such shares or the date that the executive satisfies our stock ownership guidelines. In February 2010, the Committee amended the stock retention requirements so that executive officers are required to hold any such shares for one year following the date of acquisition of such shares, even if this one-year holding period extends beyond termination of employment.

Process for Approving Long-Term Awards

The Committee approves mid-term and long-term awards (including stock options, book value units, performance shares, performance units, and restricted stock units) on an annual basis at the regularly scheduled February Committee meeting.

The Committee has delegated authority to management to approve mid-term and long-term awards for new hires and promotions below the level of senior vice president. These grants are effective on the 15th of the month following the hiring or promotion. The Committee approves any awards to newly hired or promoted senior executives. The grant date for these awards is the applicable meeting date of the Committee at which the awards are approved.

Under the terms of our Omnibus Incentive Plan (the “Omnibus Plan”), which was approved by shareholders in 2003, stock options are required to be priced at the closing price of our Common Stock on the date of grant. The number of stock options awarded to an individual is determined by dividing the compensation value by the fair value of each stock option based on the average closing price of our Common Stock on the NYSE for the final 20-day trading period in the month prior to the grant date. The number of performance shares and units or restricted stock units awarded to an individual is determined by a formula that divides the compensation value of the grant being awarded by the average closing price of our Common Stock on the NYSE for the final 20-day trading period in the month prior to the grant date.

While we do not have a policy that addresses the specific issue of whether long-term awards may be approved prior to the release of material information, our practice is to approve annual long-term awards at the regularly scheduled February Committee meeting to minimize any discretion in the timing of awards.

Derivatives Trading and Hedging

Our Board has adopted a policy prohibiting all employees, including the NEOs, and members of the Board from engaging in any hedging transactions with respect to any equity securities of the Company held by them, which includes the purchase of any financial instrument (including prepaid variable forward contracts, equity swaps, collars, and exchange funds) designed to hedge or offset any decrease in the market value of such equity securities. The Board has also adopted a policy prohibiting our Section 16 officers and members of the Board from pledging, or using as collateral, the Company’s securities in order to secure personal loans or other obligations, which includes holding shares of our Common Stock in a margin account.

IMPACT OF TAX POLICIES

Deductibility of Executive Compensation

It is our policy to structure and administer our annual and long-term incentive compensation plans and stock option grants for our CEO and the other NEOs to maximize the tax deductibility of the payments as “performance-based compensation” under Section 162(m) to the extent practicable. In 2010, substantially all such compensation was deductible. The Committee may provide compensation that is not tax deductible if it determines that such action is appropriate.

The Omnibus Plan contains an overall limit on compensation paid to each executive officer to comply with the conditions for determining “performance-based compensation” under Section 162(m). Under the terms of the Omnibus Plan, the total amount of annual incentive, book value units, performance shares and units, and restricted stock units paid to a NEO who is subject to Section 162(m) in a taxable year cannot exceed 0.6% of our pre-tax adjusted operating income for the prior year.

50	Notice of Annual Meeting of Shareholders and 2011 Proxy Statement

EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT

The Compensation Committee of our Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on its review and these discussions, the Committee has recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2010.

THE COMPENSATION COMMITTEE

James G. Cullen

Gordon M. Bethune

Constance J. Horner

Notice of Annual Meeting of Shareholders and 2011 Proxy Statement	51

EXECUTIVE COMPENSATION (CONTINUED)

2010 SUMMARY COMPENSATION TABLE

The following table presents, for the years ended December 31, 2010, December 31, 2009, and December 31, 2008, the compensation of Mr. Strangfeld, our principal executive officer, Mr. Carbone, our principal financial officer, and Messrs. Grier, Baird, and Winograd, our three most highly-compensated executive officers (other than the principal executive officer and principal financial officer) who were serving as executive officers as of December 31, 2010.

For information on the role of each compensation component within the total compensation packages of the NEOs, please see the relevant description in the Compensation Discussion and Analysis.

(1)	The amounts reported in the Salary column, for 2010, include elective contributions of a portion of their base salary to the SESP by Messrs. Strangfeld, Carbone, Grier, Baird, and Winograd in the amounts of $30,200, $10,200, $24,200, $11,585, and $14,200, respectively.

(2)	The amounts reported in the Bonus column represent bonuses paid in February 2011 for performance in 2010, February 2010 for performance in 2009, and February 2009 for performance in 2008. For 2009, includes special one-time cash awards related to the Wachovia transaction.

(3)	The amounts reported in the Stock Awards column represent the aggregate grant date fair value for performance shares and performance units at target and restricted stock units granted in each respective year. In 2010, Messrs. Strangfeld, Carbone and Grier received a special one-time stock award related to the Wachovia transaction. In 2008, the NEOs received special grants of restricted stock units related to senior management succession.

(4)	The amounts reported in the Options Awards column represent the aggregate grant date fair value for stock options granted in each respective year, as calculated under ASC Topic 718. The assumptions made in calculating the grant date fair value amounts for these stock options are incorporated herein by reference to the discussion of those assumptions in Footnote 5 of the Grants of Plan-Based Awards Table below. Note that the amounts reported in this column do not necessarily correspond to the actual economic value that will be received by the NEOs from the options. In 2008, the NEOs received special grants of stock options related to senior management succession.

(5)	The amounts reported in the Non-Equity Incentive Plan Compensation column represent the value of the book value units paid in February 2011.

52	Notice of Annual Meeting of Shareholders and 2011 Proxy Statement

2010 SUMMARY COMPENSATION TABLE (continued)

EXECUTIVE COMPENSATION (CONTINUED)

(6)	The amounts reported in the Change in Pension Value column represent the change in the actuarial present value of each NEO’s accumulated benefit under the Merged Retirement Plan, the Supplemental Retirement Plan, and the Prudential SERPs, as applicable, determined using interest rate and mortality rate assumptions consistent with those used for our consolidated financial statements on September 30, 2007, December 31, 2008, December 31, 2009, and December 31, 2010, as applicable; namely, the RP 2000 generational mortality table with white collar adjustments, an interest discount rate of 6.25% for 2007, 6.00% for 2008, 5.75% for 2009, and 5.60% for 2010, and a Cash Balance Formula interest crediting rate of 4.75% for 2007, 4.25% for 2008, 4.50% for 2009, and 4.25% for 2010. Accordingly, the change in pension value for 2008, 2009, and 2010 is 15 months, 12 months, and 12 months, respectively. The amounts represented above may fluctuate significantly in a given year depending on a number of factors that affect the formula to determine pension benefits, including age, years of service, and the measurement of average annual earnings.

Messrs. Strangfeld, Baird, and Winograd accrue pension benefits under the Traditional Pension Formula and Messrs. Carbone and Grier accrue pension benefits under the Cash Balance Formula (both formulas are described in the Pension Benefits section of this proxy statement). In accordance with the provisions of the Traditional Pension Formula, the years of earnings used for determining Average Eligible Earnings change every two years (most recently on January 1, 2010).

The amounts reported in this column also include above-market interest on the SESP; specifically, $781 for Mr. Strangfeld, $264 for Mr. Carbone, $477 for Mr. Grier, $206 for Mr. Baird, and $413 for Mr. Winograd.

(7)	The amounts reported in the All Other Compensation column are itemized in the supplemental “All Other Compensation” table on the next page.

Notice of Annual Meeting of Shareholders and 2011 Proxy Statement	53

EXECUTIVE COMPENSATION (CONTINUED)

ALL OTHER COMPENSATION

	Year	Perquisites(a)	PESP Contributions(b)	SESP Contributions(b)	Total
John R. Strangfeld	2010	$40,764	$7,692	$30,200	$78,656
	2009	$46,497	$7,692	$31,738	$85,927
	2008	$107,768	$7,346	$29,631	$144,745
Richard J. Carbone	2010	$23,144	$9,800	$10,200	$43,144
	2009	$18,943	$9,800	$10,969	$39,712
	2008	$15,051	$9,200	$10,712	$34,963
Mark B. Grier	2010	$80,429	$9,800	$24,200	$114,429
	2009	$34,327	$9,800	$25,508	$69,635
	2008	$29,581	$9,200	$24,069	$62,850
Edward P. Baird	2010	$22,708	$9,800	$11,585	$44,093
	2009	$20,443	$9,800	$8,892	$39,135
	2008	$14,873	$9,200	$8,508	$32,581
Bernard B. Winograd	2010	$20,827	$7,385	$14,200	$42,412
	2009	$19,435	$7,385	$15,123	$41,943
	2008	$16,908	$7,092	$14,508	$38,508

(a)	For Messrs. Strangfeld and Grier, the amounts reported in the Perquisites column for 2010 represent the incremental cost for security services of $17,179 and $47,315, respectively, and the costs associated with company-provided vehicles for personal and commuting purposes of $23,585 and $33,114, respectively. The amounts reported in the Perquisites column for Mr. Strangfeld for 2008 and for Mr. Grier for 2010 represent the cost of one-time security installations of $86,674 and $38,949, respectively. We view the provision of security services for Messrs. Strangfeld and Grier as a necessary business expense given their positions as our CEO and our Vice Chairman. For Messrs. Carbone, Baird, and Winograd, the amounts reported represent the costs of commuting and limited personal use of company-provided vehicles. The amounts reported in the table for commuting and personal use of vehicles reflect our determination of the costs allocable to the actual commuting and personal use of each individual and are based on a formula that takes into account various expenses, including costs associated with the driver and fuel.

(b)	The amounts reported in the PESP and SESP Contributions columns represent our contributions to the account of each NEO.

54	Notice of Annual Meeting of Shareholders and 2011 Proxy Statement

EXECUTIVE COMPENSATION (CONTINUED)

GRANTS OF PLAN-BASED AWARDS

The following table presents, for each of the NEOs, information concerning awards under our Mid-Term and Long-Term Incentive Programs for 2010 and grants of equity awards made during 2010.

2010 Grants of Plan-based Awards Table

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)(1)	Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards; Number of Shares of Stock or Units (#)(3)	All Other Option Awards; Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(5)
			Threshold (#)	Target (#)	Maximum (#)
John R. Strangfeld	02/09/10		0	24,876	37,314				1,203,003
	02/09/10		0	24,876	37,314				1,203,003
	02/09/10						135,136	48.36	2,424,340
	02/09/10	1,300,049
	02/09/10					76,541			3,701,523
Richard J. Carbone	02/09/10		0	4,976	7,464				240,639
	02/09/10		0	4,976	7,464				240,639
	02/09/10						27,028	48.36	484,882
	02/09/10	260,010
	02/09/10					12,438			601,502
Mark B. Grier	02/09/10		0	19,901	29,852				962,412
	02/09/10		0	19,901	29,852				962,412
	02/09/10						108,109	48.36	1,939,475
	02/09/10	1,040,039
	02/09/10					76,541			3,701,523
Edward P. Baird	02/09/10		0	7,655	11,483				370,196
	02/09/10		0	7,655	11,483				370,196
	02/09/10						41,581	48.36	745,963
	02/09/10	400,011
Bernard B. Winograd	02/09/10		0	9,568	14,352				462,708
	02/09/10		0	9,568	14,352				462,708
	02/09/10						51,976	48.36	932,449
	02/09/10	500,027
(1)	The amounts reported in the Estimated Future Payouts Under Non-Equity Incentive Plan Awards column represent the value of the book value units awarded to the NEOs under the Omnibus Plan in 2010 on February 9, 2010, based on the book value per share of the company of $54.18 as of December 31, 2009.

(2)	The amounts reported in the Estimated Future Payouts Under Equity Incentive Plan Awards columns represent performance shares and performance units awarded to the NEOs under the Omnibus Plan in 2010. Performance share and performance unit awards are granted for a three-year performance period with the preliminary payout determined each year as to one-third of the target award based on our annual performance against our EPS and ROE goals. The 2010 financial goals for one-third of the target award are EPS of $5.40 and $6.15 for 2010 and 2011, respectively, and ROE within a range of 9% to 11%. The Compensation Committee will set 2012 goals by March of next year.

(3)	The amounts reported in the All Other Stock Awards column represent restricted stock units granted under the Omnibus Plan to Messrs. Strangfeld, Grier, and Carbone as special one-time awards attributable to the Wachovia joint venture investment. Restrictions on one-third of the restricted stock units lapse after each anniversary of the grant date.

(4)	The amounts reported in the All Other Option Awards column represent the number of stock options granted to the NEOs under the Omnibus Plan in 2010. These stock options vest one-third each year on the anniversary of the grant date. These stock options expire 10 years from their respective grant date. The exercise price for these stock options is the closing price of our Common Stock on the grant dates of February 9, 2010 ($48.36 per share).

(5)	The amounts in the Grant Date Fair Value column have been calculated in the case of performance shares and performance units as the target number of performance shares and performance units multiplied by the closing market price of our common stock on the grant date of February 9, 2010 ($48.36 per share). For restricted stock units, the amount is calculated as the number of units multiplied by the same closing market price of $48.36 per share.

For stock options, the grant date fair values are hypothetical values developed under a binomial option pricing model, which is a complex, mathematical formula to determine fair value of stock options on the date of grant. The binomial option pricing model is a flexible, lattice-based valuation model that takes into consideration transferability, fixed estimate of volatility, and expected life of the options. As such, the amounts reported in the table are hypothetical values and may not reflect the actual economic value a Named Executive Officer would realize upon exercise.

We made the following assumptions when calculating the grant date fair value of the stock option grants: exercise price is equal to our share price on the grant date, 5.10 year life expected for each option, expected dividend yield is 1.1%, risk-free rate of return of 2.36%, and expected price volatility of 44.41%.

Notice of Annual Meeting of Shareholders and 2011 Proxy Statement	55

EXECUTIVE COMPENSATION (CONTINUED)

OUTSTANDING EQUITY AWARDS

The following table provides information on the NEO’s outstanding equity awards as of December 31, 2010. The equity awards reported in the Stock Awards columns consist of performance shares and restricted stock unit (“RSUs”) awards. The equity awards reported in the Option Awards columns consist of non-qualified stock options.

2010 Outstanding Equity Awards at Fiscal Year-end Table

		Option Awards(1)				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (# Exercisable)	Number of Securities Underlying Unexercised Options (# Unexercisable)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Rights That Have Not Vested ($)(3)
John R. Strangfeld	2/9/2010	0	135,136	48.36	2/9/2020	76,541	4,493,722	49,752	2,920,940
	2/10/2009	80,770	161,542	25.30	2/10/2019	137,615	8,079,377
	2/12/2008	97,543	48,772	69.03	2/12/2018			45,418	2,666,491
	1/18/2008	71,589	71,588	80.00	1/18/2018	25,453	1,494,346
	2/13/2007	66,310	0	91.73	2/13/2017
	2/14/2006	71,628	0	76.15	2/14/2016
	2/8/2005	95,026	0	55.75	2/8/2015
	2/10/2004	111,810	0	45.00	2/10/2014
Richard J. Carbone	2/9/2010	0	27,028	48.36	2/9/2020	12,438	730,235	9,952	584,282
	2/10/2009	16,154	32,309	25.30	2/10/2019	27,523	1,615,875
	2/12/2008	19,508	9,755	69.03	2/12/2018			9,084	533,322
	1/18/2008	30,264	15,129	80.00	1/18/2018	5,302	311,280
	2/13/2007	27,169	0	91.73	2/13/2017
	2/14/2006	29,348	0	76.15	2/14/2016
	2/8/2005	41,225	0	55.75	2/8/2015
	2/10/2004	48,917	0	45.00	2/10/2014
Mark B. Grier	2/9/2010	0	108,109	48.36	2/9/2020	76,541	4,493,722	39,802	2,336,775
	2/10/2009	0	129,234	25.30	2/10/2019	110,092	6,463,501
	2/12/2008	78,034	39,018	69.03	2/12/2018			36,334	2,133,169
	1/18/2008	60,404	60,402	80.00	1/18/2018	21,476	1,260,856
	2/13/2007	66,310	0	91.73	2/13/2017
	2/14/2006	63,669	0	76.15	2/14/2016
	2/8/2005	83,846	0	55.75	2/8/2015
Edward P. Baird	2/9/2010	0	41,581	48.36	2/9/2020	0	0	15,310	898,850
	2/10/2009	18,639	37,279	25.30	2/10/2019	31,758	1,864,512
	2/12/2008	22,510	11,255	69.03	2/12/2018			10,481	615,340
	1/18/2008	22,372	22,371	80.00	1/18/2018	7,954	466,979
	2/13/2007	12,895	0	91.73	2/13/2017
	2/14/2006	13,928	0	76.15	2/14/2016
	2/8/2005	17,748	0	55.75	2/8/2015
	2/10/2004	18,344	0	45.00	2/10/2014
Bernard B. Winograd	2/9/2010	0	51,976	48.36	2/9/2020	0	0	19,136	1,123,475
	2/10/2009	31,065	62,132	25.30	2/10/2019	52,929	3,107,462
	2/12/2008	37,516	18,759	69.03	2/12/2018			17,469	1,025,605
	1/18/2008	26,846	26,846	80.00	1/18/2018	9,545	560,387
	2/13/2007	38,680	0	91.73	2/13/2017
	2/14/2006	36,809	0	76.15	2/14/2016
	2/8/2005	29,812	0	55.75	2/8/2015
	2/10/2004	16,306	0	45.00	2/10/2014

56	Notice of Annual Meeting of Shareholders and 2011 Proxy Statement

EXECUTIVE COMPENSATION (CONTINUED)

(1)	The Option Awards reported above vest at the rate of one-third per year on the anniversary of the date of grant, except for the options granted on January 18, 2008. In the case of the options granted to Messrs. Strangfeld, Grier, Baird, and Winograd on that date, these options vested as to one-half of the underlying shares after two years, and as to one-quarter of the underlying shares each after year three and four. In the case of the options granted to Mr. Carbone on that date, this option vested as to two-thirds of the underlying shares after two years, except as provided in the grant acceptance agreement related to this grant, the remaining one-third of the underlying shares will become exercisable three years from the date of grant.

(2)	The Number of Shares or Units of Stock That Have Not Vested and Market Value of Shares or Units of Stock That Have Not Vested columns reflect the number of restricted stock units outstanding, and corresponding market value based on the closing market price of our common stock on December 31, 2010. For the February 9, 2010 awards, restrictions lapse one-third on each of the grant anniversaries. For the February 10, 2009 awards, restrictions lapse after three years. For the January 18, 2008 awards to Messrs. Strangfeld, Grier, Baird, and Winograd, restrictions on one-half of the restricted stock units lapsed after two years and one-quarter will lapse after each of the third and fourth years. For the January 18, 2008 award to Mr. Carbone, restrictions on two-thirds of the restricted stock units lapsed after two years, and except as provided in the grant acceptance agreement related to this award, the remaining one-third will lapse after three years.

(3)	The Equity Incentive Plan Awards columns reflect the number of outstanding performance shares and performance units that would be received by each NEO at the target payout level for the 2008 and 2010 grants. The dollar values reported represent the estimated value of the outstanding performance shares and performance units at the target payout level for the 2008 and 2010 awards, based on the closing market price for our Common Stock on December 31, 2010 ($58.71 per share). Awards were made for three-year performance cycles with the 2008 grant representing the 2008-2010 performance cycle and the 2010 grant as the 2010-2012 performance cycle.

Notice of Annual Meeting of Shareholders and 2011 Proxy Statement	57

EXECUTIVE COMPENSATION (CONTINUED)

OPTION EXERCISES AND STOCK VESTED

The following table provides information on the value realized by each of the NEOs as a result of the exercise of options and stock awards that vested from January 1, 2010, through December 31, 2010.

2010 OPTION EXERCISES AND STOCK VESTED TABLE

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
John R. Strangfeld	0	0	52,163	2,652,418
Richard J. Carbone	0	0	21,552	1,096,350
Mark B. Grier	64,616	1,957,469	48,186	2,439,808
Edward P. Baird	0	0	13,150	676,505
Bernard B. Winograd	0	0	25,127	1,263,826

(1)	The amounts in the Stock Awards — Number of Shares Acquired on Vesting column represent the payout of shares of our Common Stock for the first vesting period of the 2008 restricted stock grants and for the 2007 performance share grants at 123.83% of target.

(2)	The amounts in the Stock Awards — Value Realized on Vesting column represent the product of the number of shares released and the closing sale price of our Common Stock as of the date of vesting of January 18, 2010, $53.46 and on February 9, 2010, $48.36.

PENSION BENEFITS

The following table provides information on the defined benefit retirement plans in which the NEOs participate, including the present value of accumulated benefits as of December 31, 2010, except as noted, payable for each of the NEOs under each of these plans determined using interest rate and mortality rate assumptions consistent with those used in our consolidated financial statements; namely, the RP 2000 generational mortality table with white collar adjustments and an interest discount rate of 5.6%. Cash Balance Formula accounts are assumed to grow with interest at 4.25% until commencement of pension benefits. No additional earnings or service after December 31, 2010, are included in the calculation of the accumulated benefits.

2010 PENSION BENEFITS TABLE

Name	Plan Name	Number of Years of Credited Service (#)		Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
John R. Strangfeld	Merged Retirement Plan—Traditional Benefit Formula	33		1,992,771	—
	Supplemental Retirement Plan—Traditional Pension Formula	33		29,886,828	—
	Supplemental Retirement Plan—Cash Balance Formula	n/a	(1)	25,857	—
Richard J. Carbone	Merged Retirement Plan—Cash Balance Formula	13		1,569,328	—
	Supplemental Retirement Plan—Cash Balance Formula	13		1,783,735	36,880	(2)
Mark B. Grier	Merged Retirement Plan—Cash Balance Formula	15		1,593,270	—
	Supplemental Retirement Plan—Cash Balance Formula	15		3,249,559	51,964	(2)
Edward P. Baird	Merged Retirement Plan—Traditional Benefit Formula	31		2,601,372	—
	Supplemental Retirement Plan—Traditional Pension Formula	31		7,610,088	—
	Supplemental Retirement Plan—Cash Balance Formula	n/a	(1)	25,014	—
Bernard P. Winograd	Merged Retirement Plan—Traditional Benefit Formula	14		561,563	—
	Merged Retirement Plan—Cash Balance Formula	n/a	(1)	5,201	—
	Supplemental Retirement Plan—Traditional Pension Formula	14		8,687,120	—

(1)	This benefit is a result of an allocation of demutualization compensation distributed to all participants in the Merged Retirement Plan in 2002 (“Demutualization Credit”). Ongoing service is not a consideration in determining this benefit for the NEOs.

(2)	This payment was a distribution from the Supplemental Retirement Plan — Cash Balance Formula to pay for FICA taxes due and accrued through December 31, 2009, on this benefit, and federal, state and local taxes on the distributed amount. The entire payment was withheld to pay these taxes.

58	Notice of Annual Meeting of Shareholders and 2011 Proxy Statement

EXECUTIVE COMPENSATION (CONTINUED)

The Merged Retirement Plan

Our indirect wholly-owned subsidiary, Prudential Insurance, sponsors our tax-qualified defined benefit retirement plan, The Prudential Merged Retirement Plan (the “Merged Retirement Plan”), which is available to our executive officers, including the NEOs, and other salaried employees in the United States. The Merged Retirement Plan has two formulas under which participants may have their retirement benefits for ongoing service determined: the “Traditional Pension Formula” or the “Cash Balance Formula.”

Traditional Pension Formula

All employees under the Traditional Pension Formula are 100% vested in their accrued benefits. Benefits payable under the Traditional Pension Formula are determined using a formula based on Average Eligible Earnings (as defined below) and years of Credited Service (as defined below). Benefits under the Traditional Pension Formula are subject to the limits of the Code and determined using the following formula:

(1.35% x Average Eligible Earnings up to Covered Compensation

+

2% x Average Eligible Earnings in excess of Covered Compensation)

×

Years of Credited Service up to 25 years

+

(.75% x Average Eligible Earnings up to Covered Compensation

+

1.35% x Average Eligible Earnings in excess of Covered Compensation)

×

Years of Credited Service for the next 13 years

+

1% x Average Eligible Earnings

×

Years of Credited Service in excess of 38 years

For a separation from service in 2010, “Average Eligible Earnings” are determined by taking an average of earnings (base salary plus annual incentive payments for performance for that year) over a period of time beginning January 1, 2003, and ending on the date of separation after dropping the lowest two years of earnings in that period. Under the Traditional Pension Formula, the starting point for the averaging period is moved forward two years on January 1 of every even calendar year. “Covered Compensation” for a year is the average of the Social Security wage bases for the 35 years ending in the year the participant will reach Social Security normal retirement age. Benefits are payable as early as age 55 (with a reduction in benefit) as a single life annuity if not married or an actuarially equivalent 50% joint and survivor annuity if married.

Generally, a participant’s benefit will be determined as the greater of:

•	the benefit as determined above calculated at the time of separation from service; and

•	the benefit as determined above calculated as of January 1, 2002, plus all or a portion of the Supplemental Retirement Plan benefit calculated as of January 1, 2002.

Additional benefits are provided to participants who are eligible to retire upon separation from service. A participant is eligible to retire if he or she separates from service either:

•	after attainment of age 55 with 10 years of vesting service;

•	after attainment of age 65; or

•	due to an involuntary termination (other than for cause or exhausting short term disability benefits) after attainment of age 50 with 20 years of continuous service (the “50/20 Provision”).

If a participant is eligible to retire, the following additional benefits are provided under the Traditional Pension Formula:

•	survivor benefits with no actuarial reduction;

•	lesser, or no, reduction in benefit for benefit commencement before age 65; and

•	an additional benefit paid to age 65.

The benefits reported in the Pension Benefits Table above are assumed to commence in the form of a 50% joint and survivor annuity on the date the participant is eligible for an unreduced benefit, i.e., the earlier of (i) the first of the month on or following the later of attainment of age 60 and 30 years of service and (ii) the first of the month on or following attainment of age 65 (“Normal Retirement Date”).

Cash Balance Formula

The Cash Balance Formula was added to the Merged Retirement Plan for employees hired on or after January 1, 2001, except employees of Prudential Securities Incorporated.

Notice of Annual Meeting of Shareholders and 2011 Proxy Statement	59

EXECUTIVE COMPENSATION (CONTINUED)

In conjunction with this decision, we offered in 2001 a one-time conversion election, known as the “Pension Choice Election”, for then current Merged Retirement Plan participants with benefits under the Traditional Pension Formula to choose whether to have their individual retirement benefits determined under the Traditional Pension Formula or the Cash Balance Formula. Those who chose the Cash Balance Formula through the Pension Choice Election process are 100% vested in their Cash Balance Formula benefit. Otherwise, participants are generally vested in their Cash Balance Formula benefit after three years of service.

Benefits under the Cash Balance Formula are subject to the limits of the Code and computed using a cash balance methodology that provides for credits to be made to a hypothetical account. The hypothetical accounts are allocated basic credits equal to 2% to 14% (depending on age and service) of base salary and annual incentive payments (when paid). Interest credits are made to the participant’s hypothetical account each month. The Cash Balance Formula sets the interest rate each year based on the average yield on 30-year U.S. Treasury securities (constant maturities) for October of the prior year, with a minimum rate of 4.25%. The rate in effect for 2010 was 4.25%.

Active participants on June 30, 2003, received an additional credit equal to the participant’s Supplemental Retirement Plan cash balance formula benefit determined as of January 1, 2002, if any. Benefits are payable at any time after separation of service as a lump sum amount (based on the account balance) or an actuarially equivalent single life annuity, 50%, 75%, or 100% joint and survivor annuity or 50% contingent annuity. Employees who chose the Cash Balance Formula in the Pension Choice Election process have a frozen “Grandfathered Benefit” determined as the accrued benefit under the Traditional Pension Formula as of January 1, 2002. The value of the Grandfathered Benefit, and early retirement subsidies on this benefit, if applicable, are included in determining the payable benefit.

As reported in the Pension Benefits Table, cash balance accounts are assumed to grow with interest until and benefits will commence on:

•

for Messrs. Strangfeld, Baird, and Winograd (whose Cash Balance Formula benefits are due only to the Demutualization Credit), the same date benefits are assumed to commence under the Traditional Pension Formula; and

•	for Messrs. Carbone and Grier, the participant’s Normal Retirement Date.

Benefits are assumed to commence in a form that is based on a value comparison between a lump sum and a 50% joint and survivor annuity.

The Supplemental Retirement Plan and Prudential SERPs

The Supplemental Retirement Plan is a non-qualified retirement plan designed to complement the Merged Retirement Plan by providing benefits to all participants of the Merged Retirement Plan, including the NEOs, who would have been provided additional benefits under the Traditional Pension Formula or Cash Balance Formula of the Merged Retirement Plan except for Code provisions that limit the amount of pension benefits that may be paid and earnings that may be considered in determining pension benefits under a tax-qualified retirement plan.

The Prudential SERPs provides “Early Retirement Benefits” to certain eligible executives, including the NEOs, subject to the approval of our Board and the Committee. Early Retirement Benefits are designed to recognize the service and contributions of certain eligible executives who are involuntarily terminated by exempting these executives from the reduction factor for early retirement between the ages of 55 and 65, a reduction of up to 50%, which would otherwise be applicable under the Merged Retirement Plan and the Supplemental Retirement Plan. Pension Benefits under the Supplemental Retirement Plan and the Prudential SERPs are generally payable at the earlier of six months after separation from service and age 65. No NEO is currently eligible for benefits under the Early Retirement Benefits provision. Because Messrs. Strangfeld and Winograd are eligible for retirement, and otherwise would have a reduced benefit under the Traditional Pension Formula, they are potentially eligible for benefits under the Early Retirement Benefits provision. Were Mr. Strangfeld or Mr. Winograd (in the case of a change in control of the Company only) to qualify for Early Retirement Benefits, his benefits would not be subject to reduction upon an involuntary termination of employment.

Certain eligible employees, including the NEOs, were permitted to make an irrevocable election regarding the form of payment for these pension benefits in 2008. As part of this election, each of the NEOs elected to receive their Supplemental Retirement Plan and Prudential SERPs benefits, if any, in the form of a lump sum. By doing so, Messrs. Carbone and Grier forfeited their eligibility for a Prudential SERPs benefit since Prudential SERPs benefits are not provided to participants under the Cash Balance Formula who receive their benefit in the form of a lump sum. Notwithstanding the foregoing, benefits reported in the Pension Benefits Table are assumed to commence in the same form and at the same time as under the Merged Retirement Plan benefit in order to be consistent with assumptions used in the Company’s financial statements.

60	Notice of Annual Meeting of Shareholders and 2011 Proxy Statement

EXECUTIVE COMPENSATION (CONTINUED)

NONQUALIFIED DEFERRED COMPENSATION

The following table provides information on the NEO’s participation in the Prudential Supplemental Employee Savings Plan (the “SESP”) and the Prudential Insurance Company of America Deferred Compensation Plan (the “Deferred Compensation Plan”).

2010 Nonqualified Deferred Compensation Table

Name	Plan	Executive Contributions in Last Fiscal Year ($ )(1)	Registrant Contributions in Last Fiscal Year ($) (2)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($) (3)	Aggregate Balance at Last Fiscal Year End ($) (4)
John R. Strangfeld	SESP	30,200	30,200	26,591	—	645,450
	Deferred Compensation	—	—	712,275	—	4,978,549
Richard J. Carbone	SESP	10,200	10,200	8,978	—	220,409
	Deferred Compensation	—	—	314,015	(238,165)	3,848,890
Mark B. Grier	SESP	24,200	24,200	15,984	—	396,890
	Deferred Compensation	—	—	—	—	—
Edward P. Baird	SESP	11,585	11,585	6,832	—	173,431
	Deferred Compensation	—	—	—	—	—
Bernard B. Winograd	SESP	14,200	14,200	14,085	—	341,867
	Deferred Compensation	—	—	393,122	(549,155)	2,862,290

(1)	The amounts reported in the Executive Contributions in Last Fiscal Year column represent elective contributions of a portion of their base salary to the SESP (which amounts are also included in the Salary Column of the Summary Compensation Table).

(2)	The amounts reported in the Registrant Contributions in Last Fiscal Year column represent Company’s contributions to each NEO’s SESP account (which amounts are also included in the All Other Column of the Summary Compensation Table).

(3)	The amounts reported in the Aggregate Withdrawals/Distributions column represent distributions in 2010 from the Deferred Compensation Plan for Mr. Carbone for the 2000 plan year in the form of monthly payments that began in 2003 and the 2001 plan year which began as monthly payments in 2007, and for Mr. Winograd for the 2002 plan year that began as monthly payments in 2010. Distribution options for payments under the Deferred Compensation Plan are chosen as lump sum or monthly payments over a period of up to 10 years. A recordkeeping account is created for the deferred earnings for the participant. Interest is earned on the account based on the participant’s notional fund elections. Participants may change notional fund elections once per month.

(4)	The amounts reported in the Aggregate Balance at Last Fiscal Year End column represent balances from the SESP and the Deferred Compensation Plan and include various amounts previously reported in the Summary Compensation Table as Salary, Bonus or All Other Compensation.

The SESP

The SESP is a non-qualified profit-sharing plan designed to provide benefits in excess of amounts permitted to be contributed under the PESP. It allows employees, including the NEOs, to elect to defer from 1% to 4% of their eligible earnings paid after the Code limit is exceeded in the year ($245,000 in 2010) to a hypothetical recordkeeping account on a pre-tax basis through payroll deduction. We match 100% of an employee’s deferrals. Eligible earnings for the NEOs under the SESP are limited to base salary only. Interest is earned on a participant’s account at the same rate as the Fixed Rate Fund under the PESP. This rate is generally set quarterly within a calendar year, and the rates in effect for each quarter of 2010 were 4.65%, 4.60%, 4.60%, and 4.50%. A participant’s account is distributed to an employee six months after the participant’s separation from service.

The Deferred Compensation Plan

The Deferred Compensation Plan is a non-qualified, unfunded plan that provides certain designated executives, including the NEOs, in the United States the ability to defer taxation on up to 85% of their annual cash incentive awards. Deferrals may be invested in notional funds that generally mirror the PESP fund offerings, including shares of our Common Stock.

POST-EMPLOYMENT COMPENSATION ARRANGEMENTS

While we have not entered into employment agreements with our executive officers, including the NEOs, they are eligible to receive certain benefits in the event of a termination of employment, including following a change in control of the company, under the Prudential Severance Plan for Senior Executives (the “Severance Plan”) and the Prudential Financial Executive Change of Control Severance Program (the “Change in Control Program”). Mr. Strangfeld does not participate in the Severance Plan.

Notice of Annual Meeting of Shareholders and 2011 Proxy Statement	61

EXECUTIVE COMPENSATION (CONTINUED)

In the case of the NEOs, and in many cases subject to the approval of our Board, the various payments and benefits provided under the Severance Plan, the Change in Control Program, the Omnibus Incentive Plan and other Company programs, as applicable, are as follows:

	Severance	Annual Incentives	Stock Options
Voluntary Termination; Early or Normal Retirement		Annual Incentive Program: an annual incentive payment based on the current year’s business and individual performance payable following the completion of the performance year.

Omnibus Incentive Plan (based on approved retirement treatment): (i) except for stock options granted on January 18, 2008, vested stock options remain exercisable for a period of up to five years after termination; and unvested stock options continue to vest according to the original vesting schedule; and (ii) for stock options granted on January 18, 2008, (x) upon a voluntary termination of employment before January 18, 2012 (January 18, 2011, in the case of Mr. Carbone), unvested stock options are cancelled and vested stock options are exercisable for up to 90 days after termination, and (y) upon a voluntary termination of employment on or after January 18, 2012 (January 18, 2011, in the case of Mr. Carbone), unexercised stock options remain exercisable for a period of up to five years after termination.

Involuntary Termination Without Cause	Severance Plan: assuming all eligibility conditions are satisfied, severance payments of up to 18 months of salary and annual incentive.	Annual Incentive Program: annual incentive payment based on the current year’s business and individual performance, payable following the completion of the performance year.

Omnibus Incentive Plan (based on approved retirement treatment): (i) except for stock options granted on January 18, 2008, vested stock options remain exercisable for a period of up to five years after termination date; and unvested stock options continue to vest according to the original vesting; and (ii) for stock options granted on January 18, 2008, unvested stock options are pro-rated and are exercisable for up to 90 days after termination.

62	Notice of Annual Meeting of Shareholders and 2011 Proxy Statement

EXECUTIVE COMPENSATION (CONTINUED)

Restricted Stock Units	Performance Shares/Performance Units	Book Value Units	SERP	Additional Retirement Accruals

Omnibus Incentive Plan (based on approved retirement treatment): (i) except for the restricted stock unit awards granted on January 18, 2008, all outstanding restricted stock unit awards will be paid out at the conclusion of the vesting periods; and (ii) for restricted stock units granted on January 18, 2008, all outstanding units are generally forfeited.

Omnibus Incentive Plan (based on approved retirement treatment): each grant of performance shares and performance units will be paid out at the end of its respective performance period based on the actual number of shares and performance units earned as determined by the Committee. Performance shares are paid in shares of Common Stock and performance units are paid in cash.

Omnibus Incentive Plan (based on approved retirement treatment): each grant of book value units vests one-third each year and is paid out annually in cash based on the company book value per share at the end of the fiscal quarter prior to payment.

Merged Retirement Plan and Supplemental Retirement Plan (each NEO is retirement eligible): additional benefit based on the annual cash incentive.
Omnibus Incentive Plan (based on approved retirement treatment): (i) except for the restricted stock unit awards granted on January 18, 2008, all outstanding restricted stock unit awards will be paid out at the conclusion of the vesting period; and (ii) for restricted stock unit awards granted on January 18, 2008, outstanding units are pro-rated and replaced with unrestricted shares of our Common Stock.	Omnibus Incentive Plan (based on approved retirement treatment): each grant of performance shares and performance units will be paid out at the end of its respective performance period based on the actual number of shares and performance units earned as determined by the Committee. Performance shares are paid in shares of Common Stock and performance units are paid in cash.	Omnibus Incentive Plan (based on approved retirement treatment): each grant of book value units vests one-third each year and is paid out annually in cash based on the company book value per share at the end of the fiscal quarter prior to payment.	Prudential SERP: Mr. Strangfeld will be retirement eligible and may receive an Early Retirement Benefit.

Merged Retirement Plan and Supplemental Retirement Plan (each NEO is retirement eligible): additional benefit based on the annual incentive.

Merged Retirement Plan (Traditional Pension Formula) and Supplemental Retirement Plan (Traditional Pension Formula): additional benefit to Mr. Baird based on the amount of severance paid and the period of time over which the severance is based (e.g., 78 weeks).

Merged Retirement Plan (Cash Balance Formula) and Supplemental Retirement Plan (Cash Balance Formula): additional benefit to Messrs. Carbone and Grier based on the amount of severance.

Notice of Annual Meeting of Shareholders and 2011 Proxy Statement	63

EXECUTIVE COMPENSATION (CONTINUED)

	Severance	Annual Incentives	Stock Options
Separation Due to Change in Control(1)

Change of Control Program: (i) a lump-sum payment equal to the sum of two times annual base salary and bonus (based on the average of the annual incentive payments for the previous three calendar years); and (ii) payment equal to the present value of the retirement benefits that would have accrued during the period of time on which the lump-sum payment in (i) is based.

		Annual Incentive Program: an annual incentive payment based on an average of the previous three years’ annual incentive awards.	Change of Control Program and Omnibus Incentive Plan: accelerated vesting of stock options only if outstanding awards will not be honored or assumed or substituted with equitable replacement awards made by a successor employer.
Separation Due to Disability		Annual Incentive Program: an annual incentive payment based on an average of the previous three years’ annual incentive awards.	Omnibus Incentive Plan: stock option vesting accelerates with up to three years to exercise.
Separation Due to Death		Annual Incentive Program: an annual incentive payment based on an average of the previous three years’ annual incentive awards.	Omnibus Incentive Plan: stock option vesting accelerates with a minimum of one and up to three years to exercise outstanding options.

(1)	Pursuant to the Change of Control Program, before payments may be made a change of control must have occurred and the designated executive officer’s employment must, within two years following the change in control, either have his or her employment terminated involuntarily without “cause” or by the eligible executive officer for “good reason”. An eligible executive officer would have good reason to terminate his or her employment in the event of a material reduction in his or her compensation or the terms and conditions of his or her employment were to adversely change (for example, a reduction in job responsibilities, title, or forced relocation).

64	Notice of Annual Meeting of Shareholders and 2011 Proxy Statement

EXECUTIVE COMPENSATION (CONTINUED)

Restricted Stock Units	Performance Shares/ Performance Units	Book Value Units	SERP	Additional Retirement Accruals	Health/Life
Change of Control Program and Omnibus Incentive Plan: accelerated vesting of restricted stock units, only if outstanding awards will not be honored or assumed or substituted with equitable replacement awards made by a successor employer.	Change of Control Program and Omnibus Incentive Plan: payment of outstanding performance shares and performance units at target in cash or shares within 30 days of a change in control, only if outstanding awards will not be honored or assumed or substituted with equitable replacement awards made by a successor employer.	Change of Control Program and Omnibus Incentive Plan: payment of outstanding book value units in cash based on the company book value per share on the fiscal quarter ended on or immediately prior to the change in control only if outstanding awards will not be honored or assumed or substituted with equitable replacement awards made by a successor employer.	Prudential SERP: Messrs. Strangfeld and Winograd will be retirement eligible and may receive an Early Retirement Benefit.	Merged Retirement Plan and Supplemental Retirement Plan: additional benefit based on the annual incentive.	Change of Control Program: continued health benefits at active employee contribution levels for a period of 18 months, plus a “gross up” for any expected tax consequences associated with providing these health benefits.
Omnibus Incentive Plan: all restricted stock units become fully vested and replaced with unrestricted shares of our Common Stock.	Omnibus Incentive Plan: all outstanding awards of performance shares and performance units are paid at target in shares of our Common Stock and cash, respectively.	Omnibus Incentive Plan: all outstanding awards of book value units are paid out in cash based on the company book value per share at the end of the fiscal quarter prior to payment.

Merged Retirement Plan and Supplemental Retirement Plan: additional benefit based on the annual incentive.

Merged Retirement Plan (Cash Balance Formula) and Supplemental Retirement Plan (Cash Balance Formula): Messrs. Carbone and Grier would receive additional credits until pension commencement (assumed to be Normal Retirement Date).

The Prudential Welfare Benefits Plan: monthly disability payment based on salary plus the greater of the most recently paid annual incentive award or the average of the last three most recently paid annual incentive awards.
Omnibus Incentive Plan: all restricted stock units become fully vested and replaced with unrestricted shares of our Common Stock.	Omnibus Incentive Plan: all outstanding awards of performance shares and performance units are paid at target in shares of our Common Stock and cash, respectively.	Omnibus Incentive Plan: all outstanding awards of book value units are paid out in cash based on the company book value per share at the end of the fiscal quarter prior to payment.		Merged Retirement Plan and Supplemental Retirement Plan: additional benefit payable to the spouse based on the annual incentive.

Notice of Annual Meeting of Shareholders and 2011 Proxy Statement	65

EXECUTIVE COMPENSATION (CONTINUED)

POTENTIAL PAYMENTS UPON

TERMINATION OR CHANGE IN CONTROL

The following table presents, for each of the NEOs, the estimated payments and benefits that would have been payable as of the end of 2010 in the event of:

•	voluntary termination of employment;

•	involuntary termination of employment without cause;

•	separation due to a change in control of the company;

•	separation due to disability; and

•	separation due to death.

Consistent with SEC requirements, these estimated amounts have been calculated as if the NEO’s employment had been terminated as of December 30, 2010, the last business day of 2010, and using the closing market price of our Common Stock on December 31, 2010 ($58.71 per share).

Retirement eligibility differs according to the employment separation event. The table assumes that benefits are paid in an annuity form and commence on January 1, 2011, unless stated otherwise. The table also assumes Board approval of various payments and Prudential SERP Early Retirement Benefits, as applicable, for all NEOs.

The following items have been excluded from the table:

•

the benefits the NEOs would be entitled to in the SESP and the Deferred Compensation Plan (these benefits are disclosed in the Nonqualified Deferred Compensation Table contained in this proxy statement).

•

additional payments to the NEOs under the PESP and The Prudential Welfare Benefits Plan (a plan providing, among other things, life insurance, disability insurance, medical insurance, and dental insurance), which do not discriminate in scope, terms, or operation in favor of the NEOs and are generally available to all salaried employees.

•

the effects of an involuntary separation for cause, which will result in a forfeiture of all outstanding vested and unvested performance shares, performance units, book value units, restricted stock units, and stock options. The NEOs will receive no additional payments for a separation for cause.

The amounts reported in the following table are hypothetical amounts based on the disclosure of compensation information about the NEOs. Actual payments will depend on the circumstances and timing of any termination of employment or other triggering event.

ESTIMATED POST-EMPLOYMENT PAYMENTS AND BENEFITS

Name	Type of Payment or Benefit		Voluntary Termination/ Early or Normal Retirement ($)		Involuntary Termination Without Cause ($)		Separation Due to Change In Control ($)		Separation Due to Disability ($)		Separation Due to Death ($)
John R. Strangfeld	Severance Payment						12,636,924	(1)
	Annual Incentive		6,100,000	(2)	6,100,000	(2)	4,100,000		4,100,000		4,100,000
	Long-term Incentive:	Stock Options(3)
		RSUs					14,067,444	(4)	14,067,444	(4)	14,067,444	(4)
		Performance Share					4,126,961	(5)	4,126,961	(5)	4,126,961	(5)
		Performance Units					1,460,470	(6)	1,460,470	(6)	1,460,470	(6)
	Mid-term Incentive:	Book Value Units					1,427,223	(7)	1,427,223	(7)	1,427,223	(7)
	Benefits:	SERP			8,647,917		8,079,442
		Health/Life					5,760	(8)	14,532,868
		Addtl. Retire Accruals	3,294,744		3,294,744		1,020,845		1,020,845		508,482
	Total		9,394,744		18,042,661		46,925,069		40,735,811		25,690,580
Richard J. Carbone	Severance Payment				3,285,000		5,398,075	(1)
	Annual Incentive		2,550,000	(2)	2,550,000	(2)	1,690,000		1,690,000		1,690,000
	Long-term Incentive:	Stock Options(3)
		RSUs					2,657,391	(4)	2,657,391	(4)	2,657,391	(4)
		Performance Share					825,463	(5)	825,463	(5)	825,463	(5)
		Performance Units					292,141	(6)	292,141	(6)	292,141	(6)
	Mid-term Incentive:	Book Value Units					285,445	(7)	285,445	(7)	285,445	(7)
	Benefits:	SERP
		Health/Life					12,017	(8)	3,032,932
		Addtl. Retire Accruals	329,153		753,180		218,144		711,186		223,080
	Total		2,879,153		6,588,180		11,378,676		9,494,558		5,973,520

66	Notice of Annual Meeting of Shareholders and 2011 Proxy Statement

EXECUTIVE COMPENSATION (CONTINUED)

ESTIMATED POST-EMPLOYMENT PAYMENTS AND BENEFITS (CONTINUED)

Name	Type of Payment or Benefit		Voluntary Termination/ Early or Normal Retirement ($)		Involuntary Termination Without Cause ($)		Separation Due to Change In Control ($)		Separation Due to Disability ($)		Separation Due to Death ($)
Mark B. Grier	Severance Payment				6,450,000		10,350,229	(1)
	Annual Incentive		5,200,000	(2)	5,200,000	(2)	3,450,000		3,450,000		3,450,000
	Long-term Incentive:	Stock Options(3)
		RSUs					12,218,079	(4)	12,218,079	(4)	12,218,079	(4)
		Performance Share					3,301,557	(5)	3,301,557	(5)	3,301,557	(5)
		Performance Units					1,168,388	(6)	1,168,388	(6)	1,168,388	(6)
	Mid-term Incentive:	Book Value Units					1,141,778	(7)	1,141,778	(7)	1,141,778	(7)
	Benefits:	SERP
		Health/Life					3,625	(8)	14,265,087
		Addtl. Retire Accruals	537,606		1,204,443		356,680		3,093,643		365,700
	Total		5,737,606		12,854,443		31,990,336		38,638,532		21,645,502
Edward P. Baird	Severance Payment				2,725,100		4,807,385	(1)
	Annual Incentive		2,600,000	(2)	2,600,000	(2)	1,266,700		1,266,700		1,266,700
	Long-term Incentive:	Stock Options(3)
		RSUs					2,331,492	(4)	2,331,492	(4)	2,331,492	(4)
		Performance Share					1,064,765	(5)	1,064,765	(5)	1,064,765	(5)
		Performance Units					449,425	(6)	449,425	(6)	449,425	(6)
	Mid-term Incentive:	Book Value Units					439,141	(7)	439,141	(7)	439,141	(7)
	Benefits:	SERP
		Health/Life					2,779	(8)	3,517,003
		Addtl. Retire Accruals	2,368,238		2,911,663		692,594		692,594		346,352
	Total		4,968,238		8,236,763		11,054,281		9,761,120		5,897,875
Bernard B. Winograd	Severance Payment						9,847,892	(1)
	Annual Incentive		4,800,000	(2)			3,133,400		3,133,400		3,133,400
	Long-term Incentive:	Stock Options(3)
		RSUs					3,667,849	(4)	3,667,849	(4)	3,667,849	(4)
		Performance Share					1,587,342	(5)	1,587,342	(5)	1,587,342	(5)
		Performance Units					561,737	(6)	561,737	(6)	561,737	(6)
	Mid-term Incentive:	Book Value Units					548,941	(7)	548,941	(7)	548,941	(7)
	Benefits:	SERP					2,747,265
		Health/Life					2,891	(8)	8,627,867
		Addtl. Retire Accruals	1,439,025				566,924		566,924		282,880
	Total		6,239,025	(9)	N/A	(9)	22,664,241		18,694,060		9,782,149

(1)	Includes severance payments equal to two times annual cash compensation (subject to execution of a non-competition agreement), and a cash payment for the pension impact of additional two years of credited service.

(2)	Includes annual incentive award amount for 2010 performance.

(3)	For disability and death, accelerated vesting of all stock options with up to 3 years to exercise.

(4)	Includes the accelerated value of the 2008 and 2009 restricted stock units based on the closing market price of our Common Stock on December 31, 2010 ($58.71). Also includes the 2010 restricted stock units value for Mssrs. Strangfeld, Carbone and Grier.

(5)	Includes the value of 2008 and 2010 target performance shares paid based on the closing market price of our Common Stock on December 31, 2010 ($58.71).

(6)	Includes the value of 2010 target performance units paid based on the closing market price of our Common Stock on December 31, 2010 ($58.71).

(7)	Includes the value of 2010 book value units paid based on the company book value per share as of December 31, 2010 ($59.48).

(8)	Reflects the expected contribution subsidy for 18 months and the associated tax gross-up. For this purpose, we have assumed the 2011 premium and contribution rates continue for the full 18 months.

(9)	Mr. Winograd has announced his intent to voluntarily retire in the second quarter of 2011. Since his retirement date has not yet been determined, the figures shown for Voluntary Termination/Early or Normal Retirement are an estimate assuming he retired on December 30, 2010. In addition, he will not be eligible for additional payments or benefits under the Involuntary Termination Without Cause since his termination is voluntary.

Notice of Annual Meeting of Shareholders and 2011 Proxy Statement	67

GENERAL INFORMATION ABOUT THE MEETING

VOTING INSTRUCTIONS AND INFORMATION

Who Can Vote

You are entitled to vote your Common Stock if our records show that you held your shares as of the record date, March 11, 2011. Shareholders of our Class B Stock, as of March 11, 2011, are also entitled to vote their shares. At the close of business on that date, a total of 485,439,293 shares of Common Stock and 2,000,000 shares of Class B Stock were outstanding and entitled to vote. Each share of Common Stock and Class B Stock is entitled to one vote, and the Common Stock and Class B Stock vote together as a single class on the matters submitted for a vote at this Annual Meeting. Your voting instructions are confidential and will not be disclosed to persons other than those recording the vote, except if a shareholder makes a written comment on the proxy card, otherwise communicates his or her vote to management, as may be required in accordance with the appropriate legal process, or as authorized by you.

Voting Your Proxy

If your Common Stock is held through a broker, bank or other nominee (held in street name), you will receive instructions from them that you must follow in order to have your shares voted. If you want to vote in person, you must obtain a legal proxy from your broker, bank or other nominee and bring it to the meeting.

If you hold your shares in your own name as a holder of record with our transfer agent, Computershare, you may instruct the proxies how to vote following the instructions listed on the Notice of Internet Availability and the proxy card, or by signing, dating and mailing the proxy card in the postage paid envelope. Of course, you can always come to the meeting and vote your shares in person.

Whichever method you select to transmit your instructions, the proxies will vote your shares in accordance with those instructions. If you sign and return a proxy card without giving specific voting instructions, your shares will be voted as recommended by the Board of Directors: for each director nominee, for ratification of the appointment of the independent registered public accounting firm, for the advisory vote on executive compensation, for every year on the frequency of the advisory vote on executive compensation, for the shareholder proposal on supermajority voting provisions, and against the shareholder proposal on lobbying contributions and expenditures.

Matters to Be Presented

We are not aware of any matters to be presented at the meeting, other than those described in this proxy statement. If any matters not described in the proxy statement are properly presented at the meeting, the proxies will use their own judgment to determine how to vote your shares. If the meeting is adjourned or postponed, the proxies can vote your shares at the adjournment or postponement as well.

Revoking Your Proxy

If you hold your shares in street name, you must follow the instructions of your broker, bank or other nominee to revoke your voting instructions. If you are a holder of record and wish to revoke your proxy instructions, you must advise the Chief Governance Officer and Corporate Secretary in writing before the proxies vote your shares at the meeting, deliver later-dated proxy instructions or attend the meeting and vote your shares in person.

How Votes Are Counted

A quorum is required to transact business at our Annual Meeting. Shareholders of record holding shares of stock constituting a majority of the shares entitled to be cast shall constitute a quorum. If you have returned valid proxy instructions or attend the meeting in person, your shares will be counted for the purpose of determining whether there is a quorum, even if you abstain from voting on some or all matters introduced at the meeting. In addition, broker non-votes will be treated as present for purposes of determining whether a quorum is present.

Voting

You may either vote for, against or abstain on each of the proposals, with the exception of Item 4 where you may vote for one year, two years, three years or abstain. The affirmative vote of a majority of the votes cast is required to approve each proposal. Broker non-votes and abstentions will have no impact, as they are not counted as votes cast. Although the advisory votes in Items 3 and 4 are non-binding, as provided by law, our Board will review the results of the votes and, consistent with our commitment to shareholder engagement, will take them into account in making a determination concerning executive compensation and the frequency of the advisory vote. If you hold your shares in street name, and you do not submit voting instructions to your broker, bank or other nominee, your broker, bank or other nominee will not be permitted to vote your shares in their discretion on the election of directors, the advisory vote on executive compensation, the non-binding vote on the frequency of executive compensation votes and the shareholder proposal on lobbying contributions and expenditures, but may still be permitted to vote your shares in their discretion on the ratification of the independent registered public accounting firm and the shareholder proposal on supermajority voting provisions.

68	Notice of Annual Meeting of Shareholders and 2011 Proxy Statement

GENERAL INFORMATION ABOUT THE MEETING (CONTINUED)

Election of Directors

At the meeting, each nominee must receive the affirmative vote of a majority of the votes cast with respect to his or her election, in order to be elected. If an incumbent nominee is not elected by the requisite vote, he or she must tender his or her resignation, and the Board, through a process managed by the Corporate Governance and Business Ethics Committee, will decide whether to accept the resignation.

Board Recommendations

THE BOARD RECOMMENDS THAT YOU VOTE FOR EACH OF THE DIRECTOR NOMINEES, FOR THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, FOR THE ADVISORY VOTE ON EXECUTIVE COMPENSATION, FOR EVERY YEAR ON THE FREQUENCY OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION, FOR THE SHAREHOLDER PROPOSAL ON SUPERMAJORITY VOTING PROVISIONS AND AGAINST THE SHAREHOLDER PROPOSAL ON LOBBYING CONTRIBUTIONS AND EXPENDITURES.

Cost of Proxy Solicitation

We are providing these proxy materials in connection with the solicitation by the Company’s Board of Directors of proxies to be voted at our Annual Meeting. We will pay the cost of this proxy solicitation. In addition to soliciting proxies by mail, we expect that a number of our employees will solicit shareholders personally, electronically and by telephone. None of these employees will receive any additional compensation for doing this. We have retained Georgeson, Inc. to assist in the solicitation of proxies for a fee of $25,000 plus reimbursement of expenses. We will, on request, reimburse brokers, banks and other nominees for their expenses in sending proxy materials to their customers who are beneficial owners and obtaining their voting instructions.

Attending the Annual Meeting

Admission

If you attend the Annual Meeting, you will be asked to present photo identification, such as a driver’s license. If you are a holder of record, the top half of your proxy card or your Notice of Internet Availability is your admission ticket. If you hold your shares in street name, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or a letter from your bank or broker are examples of proof of ownership. If you want to vote your shares held in street name in person, you must get a legal proxy in your name from the broker, bank or other nominee that holds your shares.

Internet Access

You may listen to the Annual Meeting on the Internet by visiting www.investor.prudential.com. Please log in a few minutes early in the event you need to download any required software.

SUBMISSION OF SHAREHOLDER PROPOSALS

In order to submit shareholder proposals for the 2012 Annual Meeting of Shareholders for inclusion in the Company’s proxy statement pursuant to SEC Rule 14a-8, materials must be received by the Chief Governance Officer and Corporate Secretary at the Company’s principal office in Newark, New Jersey, no later than November 23, 2011.

The proposals must comply with all of the requirements of SEC Rule 14a-8. Proposals should be addressed to: Margaret M. Foran, Chief Governance Officer and Corporate Secretary, Prudential Financial, Inc., 751 Broad Street, Newark, NJ 07102. As the rules of the SEC make clear, simply submitting a proposal does not guarantee its inclusion.

The Company’s By-laws also establish an advance notice procedure with regard to director nominations and shareholder proposals that are not submitted for inclusion in the proxy statement, but that a shareholder instead wishes to present directly at an Annual Meeting. To be properly brought before the 2012 Annual Meeting, a notice of the nomination or the matter the shareholder wishes to present at the meeting must be delivered to the Chief Governance Officer and Corporate Secretary at the Company’s principal office in Newark (see above), not less than 120 or more than 150 days prior to the first anniversary of the date of this year’s Annual Meeting. As a result, any notice given by or on behalf of a shareholder pursuant to these provisions of the Company’s By-laws (and not pursuant to SEC Rule 14a-8) must be received no earlier than December 12, 2011, and no later than January 11, 2012. All director nominations and shareholder proposals must comply with the requirements of the Company’s By-laws, a copy of which may be obtained at no cost from the Chief Governance Officer and Corporate Secretary.

ELIMINATING DUPLICATIVE PROXY MATERIALS

A single proxy statement and annual report, along with individual proxy cards, or individual Notices of Internet Availability will be delivered in one envelope to multiple shareholders having the same last name and address and to individuals with more than one account registered at Computershare with the same address unless contrary instructions have been received from an affected shareholder. If you would like to enroll in this service or receive individual copies of all documents, please contact Computershare by calling 1-800-305-9404 or writing Computershare, P.O. Box 43033, Providence, RI 02940-3033.

Notice of Annual Meeting of Shareholders and 2011 Proxy Statement	69

GENERAL INFORMATION ABOUT THE MEETING (CONTINUED)

ELECTRONIC DELIVERY OF PROXY MATERIALS

In an effort to reduce paper mailed to your home and help lower printing and postage costs, we are offering shareholders the convenience of viewing online proxy statements, annual reports and related materials. With your consent, we can stop sending future paper copies of these documents. To participate during the voting season, registered shareholders may follow the instructions when voting online at www.investorvote.com/prudential. Following the 2011 Annual Meeting, you may continue to register for electronic delivery of future documents by visiting www.computershare.com/investor. If you own shares indirectly through a broker, bank, or other nominee, please contact your financial institution for additional information regarding enrolling for electronic delivery.

We are pleased to be using the SEC’s rule that allows companies to furnish proxy materials to their shareholders over the Internet. In accordance with this rule, we sent shareholders of record at the close of business on March 11, 2011, a Notice of Internet Availability of Proxy Materials (Notice) or a full set of proxy materials on or about March 22, 2011. The Notice contains instructions on how to access our Proxy Statement and Annual Report for the year ended December 31, 2010, via the Internet and how to vote.

Important Notice Regarding the Availability of Proxy Materials for the 2011 Annual Meeting of Shareholders to Be Held on May 10, 2011. Our 2011 Proxy Statement and Annual Report for the year ended December 31, 2010, are available free of charge on our website at www.investor.prudential.com.

ANNUAL REPORT ON FORM 10-K

The Company will provide by mail, without charge, a copy of its Annual Report on Form 10-K, at your request. Please direct all inquiries to the Company’s Corporate Information Service at 1-877-998-ROCK (7625) or 751 Broad Street, Newark, NJ 07102.

INCORPORATION BY REFERENCE

To the extent that this proxy statement has been or will be specifically incorporated by reference into any other filing of Prudential Financial under the Securities Act of 1933 or the Exchange Act, the sections of this proxy statement entitled “Report of the Audit Committee” (to the extent permitted by the rules of the SEC) and “Compensation Committee Report” shall not be deemed to be so incorporated, unless specifically provided otherwise in such filing.

SHAREHOLDER LIST

A list of shareholders entitled to vote at the Annual Meeting will be available for examination by shareholders at the Annual Meeting.

70	Notice of Annual Meeting of Shareholders and 2011 Proxy Statement

APPENDIX A

DIRECTOR INDEPENDENCE STANDARDS

The Board believes that a significant majority of the Board should be independent directors. For this purpose, a director shall be considered to be “independent” only if the Board affirmatively determines that the director does not have any direct or indirect material relationship with Prudential Financial that may impair, or appear to impair, the director’s ability to make independent judgments. With respect to each director, the Board’s assessment and determination of such director’s independence shall be made by the remaining members of the Board. In each case, the Board shall broadly consider all relevant facts and circumstances and shall apply the following standards:

An independent director is one who within the preceding three years:

•	has not been an employee, and whose immediate family member has not been an executive officer, of the corporation;

•

has not (nor has a member of his or her immediate family) received during any 12-month period more than $100,000 in direct compensation from the corporation, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

•	has not (nor has a member of his or her immediate family) been employed by or affiliated with the corporation’s independent auditor in a professional capacity;

•	has not been employed as an executive officer of another company where any of the corporation’s present executives serve on that company’s compensation committee; and

•

has not had any other relationship with the corporation or its subsidiaries, either personally or through his employer, which, in the opinion of the board, would adversely affect the director’s ability to exercise his or her independent judgment as a director.

The following relationships will not be considered to be relationships that would impair, or appear to impair, a director’s ability to make independent judgments:

•

The director, or an immediate family member of a director, is an executive officer of a company that does business with Prudential Financial and the other company’s annual sales to, or purchases from, Prudential Financial are less than two percent of the annual revenues of Prudential Financial and less than two percent of the annual revenues of such other company;

•

The director is an executive officer of a company that is indebted to Prudential Financial or is an executive officer of a company to which Prudential Financial is indebted and, in either case, the aggregate amount of such debt is less than two percent of the total consolidated assets of Prudential Financial and less than two percent of the total consolidated assets of such other company; or

•

The director, or an immediate family member of a director, serves as an executive officer of a non-profit entity to which Prudential Financial or the Prudential Foundation makes discretionary contributions (i.e., excluding matching gifts) or other payments and all such discretionary contributions or other payments to such entity are less than two percent of that entity’s total annual charitable receipts and other revenues.

The Board will review annually all commercial and non-profit relationships between each director and Prudential Financial during the preceding three years and make a determination of such director’s independence, and Prudential Financial will disclose the Board’s determinations in the proxy statement.

Because Prudential Financial is a major financial institution, directors or companies with which they are affiliated will sometimes be borrowers from Prudential Financial or one of its subsidiaries or otherwise have a business relationship (e.g., investment management services, group insurance) with Prudential Financial or its subsidiaries. Directors and companies with which they are affiliated will not be given special treatment in these relationships, and borrowings by institutions affiliated with a director, other than publicly-offered debt instruments, must be specifically approved by the Investment Committee.

To help maintain the independence of the Board, all directors are required to deal at arm’s length with Prudential Financial and its subsidiaries and to disclose circumstances material to the director that might be perceived as a conflict of interest.

Notice of Annual Meeting of Shareholders and 2011 Proxy Statement	71

Admission Ticket

Electronic Voting Instructions

You can vote by Internet or telephone

Available 24/7

Instead of mailing your proxy, you may choose to vote online or via telephone as an alternative.

Proxies submitted by the Internet or telephone must be received by

11:59 p.m. EDT, May 9, 2011.

Vote by Internet • Go to www.investorvote.com/prudential. • Follow the steps outlined on the secured website.

Vote by telephone

•    Call toll free 1-800-652-VOTE (8683) within the USA, Territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

•    Follow the instructions provided by the recorded message.

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

- - - - - - - - - - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

A	Proposals – The Board of Directors recommends a vote FOR the Election of Directors.

1. Election of Directors:
	For	Against	Abstain		For	Against	Abstain	+
01 -Thomas J. Baltimore, Jr.	☐	☐	☐	08 - Constance J. Horner	☐	☐	☐
02 - Gordon M. Bethune	☐	☐	☐	09 - Martina Hund-Mejean	☐	☐	☐
03 - Gaston Caperton	☐	☐	☐	10 - Karl J. Krapek	☐	☐	☐
04 - Gilbert F. Casellas	☐	☐	☐	11 - Christine A. Poon	☐	☐	☐
05 - James G. Cullen	☐	☐	☐	12 - John R. Strangfeld	☐	☐	☐
06 - William H. Gray III	☐	☐	☐	13 - James A. Unruh	☐	☐	☐
07 - Mark B. Grier	☐	☐	☐

The Board of Directors recommends a vote FOR Proposals 2 and 3, Every 1 YEAR for Proposal 4 and FOR Proposal 5.

		For	Against	Abstain			1 Yr	2 Yrs	3 Yrs	Abstain
2.	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2011.	☐	☐	☐	4.	Advisory Vote on Frequency.	☐	☐	☐	☐

3.	Advisory Vote on Executive Compensation.	For ☐	Against ☐	Abstain ☐	5.	Shareholder Proposal Regarding Supermajority Voting.		For ☐	Against ☐	Abstain ☐

The Board of Directors recommends a vote AGAINST Proposal 6.	B	Non-Voting Proposal – (Please select one option or leave blank if you do not want to participate.)

	For	Against	Abstain
6. Shareholder Proposal Regarding Lobbying Contributions & Expenditures.	☐	☐	☐	I would like a free tote bag from Prudential. ☐	I prefer Prudential plant a tree in my honor. ☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

ANNUAL MEETING OF SHAREHOLDERS May 10, 2011, 2:00 p.m. EDT at Prudential’s Corporate Headquarters, 751 Broad Street, Newark, New Jersey 07102

You can vote by telephone or online, 24 hours a day 7 days a week, but your vote must be received by 11:59 p.m. EDT, May 9, 2011. When you go online, you may also register to receive electronic delivery of future proxy mailings. Proxies submitted by mail must be received by 10:00 a.m. EDT, May 10, 2011.

If you plan to attend the annual meeting, please bring this admission ticket with you. This ticket admits a shareholder and one guest. All meeting attendees must present valid photo identification. For your safety, all personal items including bags, purses and briefcases are subject to inspection. The use of photographic and recording devices is prohibited in the building. Cell phone use is permitted only in the first floor lobby. No personal items, with the exception of purses, may be carried into the meeting area. The location is accessible to disabled persons and, upon request, we will provide wireless headsets for hearing amplification. Parking will be available at Edison Park Fast located at 74 Edison Place, Newark, New Jersey 07102.

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

- - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -  - - - -

Proxy — Prudential Financial, Inc.	+

This proxy is solicited on behalf of the Board of Directors of Prudential Financial, Inc. for the Annual Meeting of Shareholders to be held at 2:00 p.m. EDT on May 10, 2011.

The undersigned, having received the Notice of Meeting and Proxy Statement dated March 22, 2011, appoints John R. Strangfeld, Susan L. Blount and Margaret M. Foran, and each of them as proxies, with full power of substitution, to represent and vote all of the undersigned’s shares of Common Stock of Prudential Financial, Inc. held of record on March 11, 2011, at the Annual Meeting of Shareholders to be held at 2:00 p.m. EDT, May 10, 2011, or at any adjournment or postponement, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement, subject to any directions indicated on the reverse side of this card.

If no directions are given, the proxies will vote in accordance with the Board of Directors’ recommendations as listed on the reverse side of this card and at their discretion on any other matter that may properly come before the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 10, 2011.

The Proxy Statement and Annual Report to Shareholders are available at www.investorvote.com/prudential.

Comments — We value your feedback. Please provide any comments you have in the space below.

Admission Ticket

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

You can vote by Internet or telephone
Available 24/7

Instead of mailing your proxy, you may choose to vote online or via telephone as an alternative

Proxies submitted by the Internet or telephone must be received by 11:59 p.m. EDT, May 9, 2011.

Vote by Internet
• Go to www.investorvote.com/prudential.
• Follow the steps outlined on the secured website.

Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA,
Territories & Canada any time on a touch tone telephone.
There is NO CHARGE to you for the call.
• Follow the instructions provided by the recorded message.

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A	Proposals - The Board of Directors recommends a vote FOR the Election of Directors.

1.	Election of Directors:
			For	Against	Abstain			For	Against	Abstain			For	Against	Abstain
	01 -	Thomas J. Baltimore, Jr.	☐	☐	☐	05 -	James G. Cullen	☐	☐	☐	09 -	Martina Hund-Mejean	☐	☐	☐				For	Against	Abstain
	02 -	Gordon M. Bethune	☐	☐	☐	06 -	William H. Gray III	☐	☐	☐	10 -	Karl J. Krapek	☐	☐	☐	12 -	John R. Strangfeld		☐	☐	☐
	03 -	Gaston Caperton	☐	☐	☐	07 -	Mark B. Grier	☐	☐	☐	11 -	Christine A. Poon	☐	☐	☐	13 -	James A. Unruh		☐	☐	☐
	04 -	Gilbert F. Casellas	☐	☐	☐	08 -	Constance J. Homer	☐	☐	☐
The Board of Directors recommends a vote FOR Proposals 2 and 3, Every 1 YEAR for Proposal 4 and FOR Proposal 5.

										For	Against	Abstain						1 Yr	2 Yrs	3 Yrs	Abstain
2. Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2011.										☐	☐	☐	4. Advisory Vote on Frequency.					☐	☐	☐	☐
										For	Against	Abstain							For	Against	Abstain
3. Advisory Vote on Executive Compensation.										☐	☐	☐	5. Shareholder Proposal Regarding Supermajority Voting.						☐	☐	☐

The Board of Directors recommends a vote AGAINST Proposal 6.								B	Non-Voting Proposal - (Please select one option or leave blank if you do not want to participate.)
					For	Against	Abstain
6. Shareholder Proposal Regarding Lobbying Contributions & Expenditures.					☐	☐	☐	I would like a free tote bag from Prudential.					☐	I prefer Prudential plant a tree in my honor.							☐
C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /
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ANNUAL MEETING OF SHAREHOLDERS May 10, 2011, 2:00 p.m. EDT at Prudential’s Corporate Headquarters, 751 Broad Street, Newark, New Jersey 07102

You can vote by telephone or online, 24 hours a day 7 days a week, but your vote must be received by 11:59 p.m. EDT, May 9, 2011. When you go online, you may also register to receive electronic delivery of future proxy mailings. Proxies submitted by mail must be received by 10:00 a.m. EDT, May 10, 2011.

If you plan to attend the annual meeting, please bring this admission ticket with you. This ticket admits a shareholder and one guest. All meeting attendees must present valid photo identification. For your safety, all personal items including bags, purses and briefcases are subject to inspection. The use of photographic and recording devices is prohibited in the building. Cell phone use is permitted only in the first floor lobby. No personal items, with the exception of purses, may be carried into the meeting area. The location is accessible to disabled persons and, upon request, we will provide wireless headsets for hearing amplification. Parking will be available at Edison Park Fast located at 74 Edison Place, Newark, New Jersey 07102.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — Prudential Financial, Inc.	Class B Stock

This proxy is solicited on behalf of the Board of Directors of Prudential Financial, Inc. for the Annual Meeting of Shareholders to be held at 2:00 p.m. EDT on May 10, 2011.

The undersigned, having received the Notice of Meeting and Proxy Statement dated March 22, 2011, appoints John R. Strangfeld, Susan L. Blount and Margaret M. Foran, and each of them as proxies, with full power of substitution, to represent and vote all of the undersigned’s shares of Class B Stock of Prudential Financial, Inc. held of record on March 11, 2011, at the Annual Meeting of Shareholders to be held at 2:00 p.m. EDT, May 10, 2011, or at any adjournment or postponement, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement, subject to any directions indicated on the reverse side of this card.

If no directions are given, the proxies will vote in accordance with the Board of Directors’ recommendations as listed on the reverse side of this card and at their discretion on any other matter that may properly come before the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 10, 2011.

The Proxy Statement and Annual Report to Shareholders are available at www.investorvote.com/prudential.

Comments — We value your feedback. Please provide any comments you have in the space below.

PAPER PRODUCED UNDER A SUSTAINABLE FOREST MANAGEMENT PROGRAM.	Produced with the environment in mind.

+

ANNUAL MEETING OF SHAREHOLDERS

May 10, 2011, 2:00 p.m. EDT at

Prudential’s Corporate Headquarters,

751 Broad Street, Newark, New Jersey 07102

You can vote and obtain proxy materials online.

Available 24/7

VOTING INSTRUCTIONS ARE LOCATED BELOW

Important Notice Regarding the Availability of Proxy Materials for the

Prudential Financial, Inc. Shareholder Meeting to be Held on May 10, 2011

The proxy materials for the annual meeting are available online. The items to be voted on are listed below. Follow the instructions to view the materials and vote online. Your vote is important! To obtain a paper or e-mail copy of the proxy materials follow the instructions on the reverse side.

Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.

The Board of Directors recommends that you vote FOR Proposals 1-3, Every 1 YEAR for Proposal 4, FOR Proposal 5 and AGAINST Proposal 6:

1.	Election of Directors: Thomas J. Baltimore, Jr., Gordon M. Bethune, Gaston Caperton, Gilbert F. Casellas, James G. Cullen, William H. Gray III, Mark B. Grier, Constance J. Horner, Martina Hund-Mejean, Karl J. Krapek, Christine A. Poon, John R. Strangfeld and James A. Unruh.
2.	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2011.
3.	Advisory Vote on Executive Compensation.
4.	Advisory Vote on Frequency.
5.	Shareholder Proposal Regarding Supermajority Voting.
6.	Shareholder Proposal Regarding Lobbying Contributions & Expenditures.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders are available at www.investorvote.com/prudential.

Easy On-Line Access — A Convenient Way to Vote!
If you have access to the Internet, you can complete the process in a few easy steps: Step 1: Go to www.investorvote.com/prudential
Step 2: Click the View buttons to see the proxy statement, which contains details of the proposals to be voted on, and the annual report.
Step 3: Follow the instructions on the screen to log in.
Step 4: Make your selection as instructed on each screen to select delivery preferences.
Step 5: Make your voting selections as instructed on the screen and click the vote button to submit your vote.

Obtaining a Copy of the Proxy Materials – If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before April 29, 2011, to facilitate timely delivery.

You may still request paper copies of the materials after this date; however, your vote will not count if received after 11:59 p.m. EDT on May 9, 2011, via the Internet or telephone or after 10:00 a.m. EDT on May 10, 2011, via a proxy card.

Here’s how to order a copy of the proxy materials and select future delivery preference:

Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or e-mail options below.

E-mail copies: Current and future e-mail delivery requests must be submitted via the Internet or e-mail following the instructions below. If you request an e-mail copy of the materials, you will receive an e-mail with a link to view the materials on the Internet.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.

g	Internet – Go to www.investorvote.com/prudential. Follow the instructions to log in and order a paper or e-mail copy of the current meeting materials and submit your preference for e-mail or paper delivery of future meeting materials.

g	Telephone – Call us free of charge at 1-866-641-4276 using a touch-tone phone and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

g	E-mail – Send an e-mail to investorvote@computershare.com with “Proxy Materials Prudential” in the subject line. In the e-mail, include your full name and address, plus the number located in the shaded bar on the reverse side of this document. State in the e-mail whether you want a paper or e-mail copy of the current meeting materials. You can also state your preference for an e-mail or paper copy for future meetings.

PLEASE NOTE — YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares, you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice and identification with you.

Prudential Financial, Inc.’s Annual Meeting of Shareholders will be held on May 10, 2011, at Prudential’s Corporate Headquarters, 751 Broad Street, Newark, New Jersey 07102, at 2:00 p.m. EDT.

If you plan to attend the annual meeting, please bring this admission ticket with you. This ticket admits a shareholder and one guest. All meeting attendees must present valid photo identification. For your safety, all personal items including bags, purses and briefcases are subject to inspection. The use of photographic and recording devices is prohibited in the building. Cell phone use is permitted only in the first floor lobby. No personal items, with the exception of purses, may be carried into the meeting area. The location is accessible to disabled persons and, upon request, we will provide wireless headsets for hearing amplification.

Parking will be available at Edison Park Fast located at 74 Edison Place, Newark, New Jersey 07102.

Admission Ticket

Electronic Voting Instructions

You can vote by Internet or telephone

Available 24/7

Instead of mailing your proxy, you may choose to vote online or via telephone as an alternative.

Proxies submitted by the Internet or telephone must be received by

11:59 p.m. EDT, May 4, 2011, for PESP Shares and by 11:59 p.m. EDT, May 9, 2011, for Registered Shares.

Vote by Internet
• Go to www.investorvote.com/prudential.
• Follow the steps outlined on the secured website.
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.
• Follow the instructions provided by the recorded message.

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

- - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -  - - - - - - - -

A	Proposals – The Board of Directors recommends a vote FOR the Election of Directors.

1. Election of Directors:
	For	Against	Abstain		For	Against	Abstain	+
01 -Thomas J. Baltimore, Jr.	☐	☐	☐	08 - Constance J. Horner	☐	☐	☐
02 - Gordon M. Bethune	☐	☐	☐	09 - Martina Hund-Mejean	☐	☐	☐
03 - Gaston Caperton	☐	☐	☐	10 - Karl J. Krapek	☐	☐	☐
04 - Gilbert F. Casellas	☐	☐	☐	11 - Christine A. Poon	☐	☐	☐
05 - James G. Cullen	☐	☐	☐	12 - John R. Strangfeld	☐	☐	☐
06 - William H. Gray III	☐	☐	☐	13 - James A. Unruh	☐	☐	☐
07 - Mark B. Grier	☐	☐	☐

The Board of Directors recommends a vote FOR Proposals 2 and 3, Every 1 YEAR for Proposal 4 and FOR Proposal 5.

		For	Against	Abstain			1 Yr	2 Yrs	3 Yrs	Abstain
2.	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2011.	☐	☐	☐	4.	Advisory Vote on Frequency.	☐	☐	☐	☐

3.	Advisory Vote on Executive Compensation.	For ☐	Against ☐	Abstain ☐	5.	Shareholder Proposal Regarding Supermajority Voting.		For ☐	Against ☐	Abstain ☐

The Board of Directors recommends a vote AGAINST Proposal 6.	B	Non-Voting Proposal – (Please select one option or leave blank if you do not want to participate.)

	For	Against	Abstain
6. Shareholder Proposal Regarding Lobbying Contributions & Expenditures.	☐	☐	☐	I would like a free tote bag from Prudential. ☐	I prefer Prudential plant a tree in my honor. ☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

ANNUAL MEETING OF SHAREHOLDERS May 10, 2011, 2:00 p.m. EDT at Prudential’s Corporate Headquarters, 751 Broad Street, Newark, New Jersey 07102

This card covers the total number of shares of Prudential Financial, Inc. Common Stock (“Common Stock”) held in The Prudential Financial, Inc. Common Stock Fund (the “Fund”) and deemed to be credited to your account in The Prudential Employee Savings Plan (“PESP”) on March 8, 2011, as well as your shares of Common Stock registered in your name (“Registered Shares”) at Prudential’s transfer agent, Computershare, as of March 11, 2011.

You only need to vote once. This card enables you to provide voting instructions to the PESP Trustee for your PESP shares and submit your vote directly on your Registered Shares. Your vote will remain confidential. Please review the enclosed letter from the PESP Trustee dated March 24, 2011, for more information on voting your PESP shares.

You can vote by telephone or online 24 hours a day 7 days a week, but your vote must be received by 11:59 p.m. EDT, May 4, 2011, in order for your instructions to apply to your PESP shares and by 11:59 p.m. EDT, May 9, 2011, for your Registered Shares. Should you choose to vote by mailing back this card, it must be received by 11:59 p.m. EDT, May 4, 2011, for your PESP shares and by 10:00 a.m. EDT, May 10, 2011, for your Registered Shares.

If you plan to attend the annual meeting, please bring this admission ticket with you. This ticket admits a shareholder and one guest. All meeting attendees must present valid photo identification. For your safety, all personal items including bags, purses and briefcases are subject to inspection. The use of photographic and recording devices is prohibited in the building. Cell phone use is permitted only in the first floor lobby. No personal items, with the exception of purses, may be carried into the meeting area. The location is accessible to disabled persons and, upon request, we will provide wireless headsets for hearing amplification. Parking will be available at Edison Park Fast located at 74 Edison Place, Newark, New Jersey 07102.

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

- - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -  - - - - - - - -

Proxy — Prudential Financial, Inc.	+

This proxy is solicited on behalf of the Board of Directors of Prudential Financial, Inc. for the Annual Meeting of

Shareholders to be held at 2:00 p.m. EDT on May 10, 2011.

The undersigned, having received the Notice of Meeting and Proxy Statement dated March 22, 2011, appoints John R. Strangfeld, Susan L. Blount and Margaret M. Foran, and each of them as proxies, with full power of substitution, to represent and vote all of the undersigned’s shares of Common Stock of Prudential Financial, Inc. held of record on March 11, 2011, at the Annual Meeting of Shareholders to be held at 2:00 p.m. EDT, May 10, 2011, or at any adjournment or postponement, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement, subject to any directions indicated on the reverse side of this card.

If no directions are given, the proxies will vote in accordance with Board of Directors’ recommendations as listed on the reverse side of this card and at their discretion on any other matter that may properly come before the meeting.

Your voting instructions will also direct the PESP Trustee to vote (in person or by proxy) as indicated on the reverse side of this card. The Trustee’s representative will tally all the timely votes for the Trustee to present in person or by proxy at the Annual Meeting of Shareholders on May 10, 2011.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on May 10, 2011. The Proxy Statement and Annual Report to Shareholders are available at www.investorvote.com/prudential.

Comments — If there are any comments that you would like to provide, please write them below.

Electronic Voting Instructions

You can vote by Internet or telephone

Available 24/7

Instead of mailing your form, you may choose to vote online or via telephone as an alternative.

Proxies submitted by the Internet or telephone must be received by

11:59 p.m. EDT, May 4, 2011.

Vote by Internet
• Go to www.investorvote.com.
• Follow the steps outlined on the secured website.
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.
• Follow the instructions provided by the recorded message.

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

- - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -  - - - - - - - -

A	Proposals – The Board of Directors recommends a vote FOR the Election of Directors.

1. Election of Directors:
	For	Against	Abstain		For	Against	Abstain	+
01 -Thomas J. Baltimore, Jr.	☐	☐	☐	08 - Constance J. Horner	☐	☐	☐
02 - Gordon M. Bethune	☐	☐	☐	09 - Martina Hund-Mejean	☐	☐	☐
03 - Gaston Caperton	☐	☐	☐	10 - Karl J. Krapek	☐	☐	☐
04 - Gilbert F. Casellas	☐	☐	☐	11 - Christine A. Poon	☐	☐	☐
05 - James G. Cullen	☐	☐	☐	12 - John R. Strangfeld	☐	☐	☐
06 - William H. Gray III	☐	☐	☐	13 - James A. Unruh	☐	☐	☐
07 - Mark B. Grier	☐	☐	☐

The Board of Directors recommends a vote FOR Proposals 2 and 3, Every 1 YEAR for Proposal 4 and FOR Proposal 5.

		For	Against	Abstain			1 Yr	2 Yrs	3 Yrs	Abstain
2.	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2011.	☐	☐	☐	4.	Advisory Vote on Frequency.	☐	☐	☐	☐

3.	Advisory Vote on Executive Compensation.	For ☐	Against ☐	Abstain ☐	5.	Shareholder Proposal Regarding Supermajority Voting.		For ☐	Against ☐	Abstain ☐

The Board of Directors recommends a vote AGAINST Proposal 6.

	For	Against	Abstain
6. Shareholder Proposal Regarding Lobbying Contributions & Expenditures.	☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

ANNUAL MEETING OF SHAREHOLDERS May 10, 2011, 2:00 p.m. EDT at Prudential’s Corporate Headquarters, 751 Broad Street, Newark, New Jersey 07102

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

- - - - - - - - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

Voting Instruction Form
Confidential Voting Instructions to Prudential Trust Company, Trustee of the Master Trust for The Prudential Financial, Inc. Common Stock Fund of The Prudential Employee Savings Plan (“PESP”)

By signing on the reverse side or by voting on the Internet or by telephone, the PESP participant directs the Trustee to vote (in person or by proxy) as indicated on the other side of this form. This vote will apply to the number of shares of Prudential Financial, Inc. (Prudential) Common Stock deemed to be credited to the participant’s PESP account and held in the PFI Common Stock Fund (the “Fund”) on March 8, 2011, as described in the PESP Trustee’s letter dated March 24, 2011. If the voting instructions do not include a vote on a particular matter, please mark it to abstain or the shares deemed to be credited to this PESP account in the Fund will be voted as recommended by the Board of Directors. The Trustee’s representative will tally all the timely votes for the Trustee to present in person or by proxy at the Prudential Financial, Inc. Annual Meeting of Shareholders on May 10, 2011. Your vote will remain confidential.

Also, unless the Named Fiduciary of the PESP plan (or its delegate) directs otherwise in accordance with plan provisions, the Trustee will apply this voting instruction pro rata (along with the votes of all other eligible individuals in PESP) to all shares of PFI Common Stock held in the Fund for which the Trustee receives no voting instructions. For more information, please see the March 24, 2011, letter from the Trustee.

Your vote must be received no later than 11:59 p.m. EDT on May 4, 2011.

Only the Trustee’s authorized representatives will see these confidential voting instructions.

Admission Ticket

Electronic Voting Instructions

You can vote by Internet or telephone

Available 24/7

Instead of mailing your form, you may choose to vote online or via telephone as an alternative.

Proxies submitted by the Internet or telephone must be received by

11:59 p.m. EDT, May 4, 2011.

Vote by Internet
• Go to www.investorvote.com
• Follow the steps outlined on the secured website.
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, Territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.
• Follow the instructions provided by the recorded message.

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

- - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -  - - -

A	Proposals – The Board of Directors recommends a vote FOR the Election of Directors.

1. Election of Directors:
	For	Against	Abstain		For	Against	Abstain	+
01 -Thomas J. Baltimore, Jr.	☐	☐	☐	08 - Constance J. Horner	☐	☐	☐
02 - Gordon M. Bethune	☐	☐	☐	09 - Martina Hund-Mejean	☐	☐	☐
03 - Gaston Caperton	☐	☐	☐	10 - Karl J. Krapek	☐	☐	☐
04 - Gilbert F. Casellas	☐	☐	☐	11 - Christine A. Poon	☐	☐	☐
05 - James G. Cullen	☐	☐	☐	12 - John R. Strangfeld	☐	☐	☐
06 - William H. Gray III	☐	☐	☐	13 - James A. Unruh	☐	☐	☐
07 - Mark B. Grier	☐	☐	☐

The Board of Directors recommends a vote FOR Proposals 2 and 3, Every 1 YEAR for Proposal 4 and FOR Proposal 5.

		For	Against	Abstain			1 Yr	2 Yrs	3 Yrs	Abstain
2.	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2011.	☐	☐	☐	4.	Advisory Vote on Frequency.	☐	☐	☐	☐

3.	Advisory Vote on Executive Compensation.	For ☐	Against ☐	Abstain ☐	5.	Shareholder Proposal Regarding Supermajority Voting.		For ☐	Against ☐	Abstain ☐

The Board of Directors recommends a vote AGAINST Proposal 6.

	For	Against	Abstain
6. Shareholder Proposal Regarding Lobbying Contributions & Expenditures.	☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

ANNUAL MEETING OF SHAREHOLDERS May 10, 2011, 2:00 p.m. EDT at Prudential’s Corporate Headquarters, 751 Broad Street, Newark, New Jersey 07102

You can vote by telephone or online, 24 hours a day 7 days a week, but your vote must be received by 11:59 p.m. EDT, May 4, 2011. When you go online, you may also register to receive electronic delivery of future proxy mailings.

If you plan to attend the annual meeting, please bring this admission ticket with you. This ticket admits a shareholder and one guest. All meeting attendees must present valid photo identification. For your safety, all personal items including bags, purses and briefcases are subject to inspection. The use of photographic and recording devices is prohibited in the building. Cell phone use is permitted only in the first floor lobby. No personal items, with the exception of purses, may be carried into the meeting area. The location is accessible to disabled persons and, upon request, we will provide wireless headsets for hearing amplification. Parking will be available at Edison Park Fast located at 74 Edison Place, Newark, New Jersey 07102.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

- - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -  - - -

Your vote is solicited on behalf of the Board of Directors of Prudential Financial, Inc. for the Annual Meeting of Shareholders to be held at 2:00 p.m. EDT on May 10, 2011.

The administrator and/or custodian, Computershare Shareholder Services, Inc., for the international portion of the Prudential Stock Purchase Plan, the Prudential International Stock Purchase Plan, and the international portion of the Associates Grants (including vested shares of Prudential Financial, Inc. Common Stock) under the Prudential Financial, Inc. Omnibus Incentive Plan (collectively “the Plan”), will be recording and tabulating votes associated with the Plan. You are eligible to vote if you own at least one share of Prudential Financial, Inc. Common Stock under the terms of the Plan, registered in your name with the Administrator as of the close of business on the record date of March 11, 2011. Shares voted will be counted at the Annual Meeting of Shareholders to be held on May 10, 2011 or at any adjournment or postponement thereof. Items to be voted upon are listed on the reverse side of this Voting Instruction Form and are more fully set forth in the proxy statement.

Your vote will be tabulated as directed on the reverse side of this form, if properly completed and signed. If no choice is made, your shares will be voted in accordance with the recommendation of the Board of Directors. Your vote must be received by 11:59 p.m. EDT on May 4, 2011, in order to be counted at the Annual Meeting of Shareholders.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on May 10, 2011.

The Proxy Statement and Annual Report to Shareholders are available at www.investorvote.com.

Dear Shareholder:

This package includes your proxy and voting materials. We care what you think and voting is an important way for you to let us know how we’re doing.

As we did last year, to express our appreciation when you vote, we will offer you a choice of receiving a specially designed, environmentally friendly tote bag, or having a tree planted in your honor. After mailing 120,000 bags and planting more than 112,000 trees, we feel comfortable calling last year’s program a big hit. We are also pleased that 68,000 shareholders voted in 2010 who did not vote the year before.

When you vote on the Internet, via phone, or through the mail, you can indicate your choice of either the bag or a tree planted in your honor. If you elect to receive a bag, you can expect to receive your free gift around the end of June.

Thank you,

Margaret M. Foran

Chief Governance Officer,

Vice President, and Corporate Secretary

Prudential Financial, Inc.	002CSI1329

Margaret M. Foran Chief Governance Officer Vice President, and Corporate Secretary Prudential Financial, Inc. 751 Broad Street, Newark NJ 07102-3777 March 22, 2011

Dear Shareholder:

As a shareholder, you have the right to vote on important matters that affect Prudential Financial. We take the opinions of Prudential’s shareholders very seriously and we hope you will provide your input by casting your vote on the items in the 2011 proxy statement.

Enclosed you will find a Notice of Internet Availability (Notice), which provides information on how to view the materials and cast your vote online. If you would prefer to vote by mail, you may request a paper copy of the proxy materials by visiting www.investorvote.com/prudential, calling 1-866-641-4276, or by sending an email to investorvote@computershare.com.

Additional information regarding the Notice is located on the reverse side of this letter. The SEC has also created an educational website where you can learn more about proxy voting — www.sec.gov/spotlight/proxymatters.shtml.

As we did last year, to express our appreciation when you vote, we will offer you a choice of receiving a specially designed, environmentally friendly tote bag, or having a tree planted in your honor in one of two national forests, Osceola, Florida, or Los Padres, California. After mailing 120,000 tote bags and planting more than 112,000 trees in response to last year’s vote, we feel comfortable calling 2010’s program a big hit. We were particularly pleased that 68,000 shareholders voted in 2010 who did not vote the year before.

As always, we thank you for your investment in Prudential.

Sincerely,

Margaret M. Foran

Chief Governance Officer,

Vice President, and Corporate Secretary

Prudential Financial, Inc.

© 2011 Prudential Financial, Inc., and its related entities. All rights reserved.

FAQ – Internet Availability of Proxy Materials

The Securities and Exchange Commission (SEC) has issued rules requiring public companies to:

—	Make proxy materials (such as the Annual Report and Proxy Statement) available on the Internet
—	Notify shareholders how and where to access those materials online

These rules allow companies to give shareholders more options for reviewing important proxy materials. Information can be made available to shareholders more quickly and conveniently — online documents are easily searchable, enabling shareholders to quickly find the information they need to make informed voting decisions.

The new rules also allow companies to send a one-page Notice to holders with instructions on how to access the materials online, rather than sending a full set of materials. Our reasons for choosing the notice-only option are to:

—	Adopt more sustainable practices and be more environmentally responsible — by shrinking our carbon footprint through reductions in ink and paper used in printing and fuel used in shipping

—	Increase shareholder value — by reducing print and mail costs

Please refer to the information below to learn more and to find out what your options are as a shareholder to view materials and vote.

What is on the one-page Notice?

The Notice contains simple instructions on how to:

—   Access and view the proxy materials online

—  Vote your shares online

—   Request a free set of printed materials

—   Change delivery preferences for future proxy mailings

DO retain the Notice for future reference

DO NOT mark your vote on the Notice and return it; the Notice is not a proxy card or ballot

If I received only a one-page Notice, how do I vote my shares?

To vote your shares, follow the instructions on the Notice to vote online. If you request a paper copy of the proxy materials, you’ll receive a proxy card with voting instructions. You may also vote your shares in person by bringing the Notice with you and attending the meeting.

If I received only a one-page Notice, how do I request a full set of printed materials for this meeting or future proxy mailings?

To request a free set of printed materials for this meeting or for future mailings, refer to the Notice for detailed instructions on how to request a copy via Internet, telephone or email.

If I received a full set of materials, may I request only a one-page

Notice for future proxy mailings?

Our company will make a decision for each meeting whether or not to use the notice-only option, and send notice-only mailings at our discretion.

Can I elect to receive my proxy materials electronically?

You may elect to receive materials via email for future mailings. You will receive the materials electronically if our company chooses to offer email delivery in the future. To change your delivery preferences, follow the instructions on the Notice.

One of your key privileges as an investor is the right to vote on important matters that affect the company you own shares in. Please vote. Your vote is important to us and our business.

002CSI1327	© Copyright 2011 Computershare Limited. All rights reserved.